Exhibit 10.71

EXECUTION VERSION

PROJECT SPOTLIGHT

AMENDED AND RESTATED

LOAN AGREEMENT

Dated as of September 12, 2014

And amended and restated as of November 25, 2015

among

VIVINT SOLAR FINANCING I, LLC,

a Delaware limited liability company
(Borrower);

VIVINT SOLAR HOLDINGS, INC.,

a Delaware corporation
(Borrower Member and a Guarantor);

THE OTHER GUARANTORS PARTIES HERETO FROM TIME TO TIME;

THE LENDERS PARTIES HERETO FROM TIME TO TIME;

BANK OF AMERICA, N.A.

(Sole Book Runner, Sole Structuring Agent, Collateral Agent and Administrative Agent);

Deutsche Bank AG, New York Branch

(Joint Lead Arranger and Documentation Bank);

CIT Finance LLC

(Joint Lead Arranger); and

ING Capital LLC

(Joint Lead Arranger)

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Table of Contents

Page

ARTICLE 1

DEFINITIONS		2
1.1	Definitions	2
1.2	Rules of Interpretation	31
ARTICLE 2

THE CREDIT FACILITY		32
2.1	Loan Facility	32
2.2	Commitments	37
2.3	Fees	38
2.4	Other Payment Terms	38
2.5	Pro Rata Treatment. Subject to Sections 2.12 and 2.13:	46
2.6	Change of Circumstances	47
2.7	Funding Losses	48
2.8	Alternate Office; Minimization of Costs	49
2.9	Increase in Loan Facility	50
2.1	Eligible Structures; Addition of Subject Funds; Release of Subject Funds	53
2.11	Defaulting Lenders	56
2.12	Refinancing Loans	57
2.13	Extended Loans	59
ARTICLE 3

CONDITIONS PRECEDENT		60
3.1	Conditions Precedent to the Closing Date	60
3.2	Conditions Precedent to Each Borrowing	63
3.3	Conditions Precedent to Addition of New Systems to Existing Subject Fund	65
3.4	Conditions Precedent to Inclusion of New Subject Fund	66
3.5	Conditions Precedent to the Restatement Date	68
ARTICLE 4

REPRESENTATIONS AND WARRANTIES		70
4.1	Representations and Warranties	70

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ARTICLE 5

AFFIRMATIVE COVENANTS OF BORROWER AND MANAGING MEMBERS		76
5.1	Use of Proceeds	76
5.2	Notices	76
5.3	Reports; Other Information	79
5.4	Maintenance of Existence	80
5.5	Books, Records, Access	80
5.6	Preservation of Rights; Further Assurance	81
5.7	Taxes and Other Government Changes	81
5.8	Compliance With Laws; Instruments, Etc	81
5.9	Indemnification	82
5.1	Revenue Account	83
5.11	[Intentionally omitted.]	83
5.12	Separateness Provisions; Required Provisions in LLC Agreements	83
5.13	Distributions by Certain Subsidiaries	84
5.14	Borrowing Base Certificate	84
5.15	Amendments; Other Agreements	84
5.16	Insurance	84
5.17	New Subject Funds	86
5.18	Backup Servicer	87
5.19	Hedging Agreement	88
ARTICLE 6

NEGATIVE COVENANTS OF BORROWER AND MANAGING MEMBERS		88
6.1	Cash Flow Coverage Ratio	88
6.2	Limitations on Liens	88
6.3	Indebtedness	88
6.4	Sale or Lease of Assets	88
6.5	Changes	89
6.6	Distributions	89
6.7	Investments	89
6.8	Federal Reserve Regulations	90
6.9	Fundamental Changes	90
6.1	Amendments; Other Agreements	90
6.11	Name and Location; Fiscal Year	91
6.12	Assignment	91
6.13	Transfer of Equity Interest	91
6.14	Accounts	91
6.15	Transaction with Affiliates	91
6.16	Limitation on Dividends and Other Payment Restrictions Affecting Certain Subsidiaries	92
6.17	Hedging Agreement	92
6.18	Operations and Maintenance in Partnership	92

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ARTICLE 7

ACCOUNTS; APPLICATION OF FUNDS		92
7.1	Accounts; Application of Funds in Accounts	92
ARTICLE 8

EVENTS OF DEFAULT; REMEDIES		93
8.1	Events of Default	93
8.2	Remedies	95
8.3	Remedies Under Consents	96
8.4	Borrower’s Right to Cure	96
ARTICLE 9

THE AGENTS; AMENDMENTS; ASSIGNMENTS		97
9.1	Appointment and Authority	97
9.2	Rights as a Lender	97
9.3	Exculpatory Provisions	97
9.4	Reliance by Administrative Agent	98
9.5	Delegation of Duties	99
9.6	Resignation of Administrative Agent	99
9.7	Non-Reliance on Administrative Agent and Other Lenders	100
9.8	Administrative Agent May File Proofs of Claim	100
9.9	Collateral Matters	101
9.1	Indemnification	101
9.11	No Advisory or Fiduciary Responsibility	101
9.12	Amendments	102
9.13	Withholding Tax	105
9.14	Participations	105
9.15	Assignments	106
9.16	Assignability to Federal Reserve Bank or Central Bank	108
9.17	No Other Duties, Etc	109
ARTICLE 10

MISCELLANEOUS		109
10.1	Addresses; Notices	109
10.2	Right to Set-Off	112
10.3	Delay and Waiver	113
10.4	Costs, Expenses and Attorney’s Fees	113
10.5	Entire Agreement	114
10.6	Governing Law	114
10.7	Severability	114
10.8	Headings	114
10.9	Accounting Terms	114
10.1	No Partnership, Etc	114

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10.11	Waiver of Jury Trial	115
10.12	Consent to Jurisdiction; Service of Process	115
10.13	Interest Rate Limitation	116
10.14	Successors and Assigns	116
10.15	Patriot Act Compliance	116
10.16	Binding Effect; Counterparts	116
10.17	Confidentiality	117
10.18	Survival of Agreements	118
10.19	Electronic Execution of Assignments and Certain Other Documents	118
ARTICLE 11

GUARANTY		119
11.1	The Guarantee	119
11.2	Obligations Unconditional	119
11.3	Reinstatement	120
11.4	Subrogation; Subordination	121
11.5	Remedies	121
11.6	Instrument for the Payment of Money	121
11.7	Continuing Guarantee	121
11.8	General Limitation on Guarantee Obligations	121
11.9	Release of Guarantors	122
11.1	Right of Contribution	122
11.11	Keepwell	122
11.12	Limited Recourse	122
11.13	Amendments with respect to a Permitted Swap Agreement	123
ARTICLE 12

CONVERSION TO REVOLVING LOANS		123
12.1	Conversion to Revolving Loans	123
12.2	Conversion to Revolving Commitments	123
12.3	Effect of Amendment and Restatement	123

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INDEX OF EXHIBITS

Exhibit A	Form of Note
Exhibit B-1	Form of Borrowing Notice
Exhibit B-2	Form of Continuation Notice
Exhibit C	Form of Assignment and Acceptance
Exhibit D	Form of Incremental Loan Commitment Increase Notice
Exhibit E	Form of Increasing Incremental Lender Confirmation
Exhibit F	Form of New Lender Accession Agreement
Exhibit G	Form of Borrowing Base Certificate
Exhibit H	Form of Advance Model
Exhibit I	Form of US Tax Compliance Certificate
Exhibit J	Required Tax Equity Consent Provisions
Exhibit K	Potential New Fund Notice
Exhibit L	New Systems Notice
Exhibit M	New Subject Fund Accession Agreement
Exhibit N	Borrowing Date Certificate

INDEX OF SCHEDULES

Schedule 1.1(b)	Knowledge Individuals
Schedule 3.1(m)	Consents
Schedule 4.1(f)	Outstanding Debt
Schedule 4.1(x)	Subsidiaries; Equity Interests
Schedule 6.7	Investments
Schedule 6.15	Transactions with Affiliates

INDEX OF ANNEXES

Annex 1	Account Information
Annex 2	Lenders/Lending Office
Annex 3	Lender Commitments

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INDEX OF APPENDICES

Appendix 1	Advance Rate Calculations
Appendix 2	Borrowing Base Certificate Calculations
Appendix 3	Eligibility Representations
Appendix 4	List of Managing Members, Subject Funds, Cash-Sweep Designations and Investors
Appendix 5	Project Documents
Appendix 6	System Information
Appendix 7	Tax Equity Representations and Other Structure Representations
Appendix 8	Separateness Provisions
Appendix 9	Approved Manufacturers
Appendix 10	Approved Form Agreements (Customer Agreements)
Appendix 11	Tax Equity Structure Characteristics

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AMENDED AND RESTATED LOAN AGREEMENT

This AMENDED AND RESTATED LOAN AGREEMENT, dated as of September 12, 2014 and amended and restated as of November 25, 2015 (this “Agreement”), is made by and among VIVINT SOLAR FINANCING I, LLC, a Delaware limited liability company (the “Borrower”), VIVINT SOLAR HOLDINGS, INC., a Delaware corporation (the “Borrower Member”), each of the other guarantors that is a party to this Agreement identified as a “Guarantor” on the signature pages to this Agreement and listed as a “Managing Member” on Appendix 4 (as updated pursuant to Section 2.10) or that shall become a Guarantor pursuant to the terms of this Agreement and a New Subject Fund Accession Agreement (each individually, a “Guarantor” and, collectively, the “Subsidiary Guarantors,” and together with the Borrower Member, collectively, the “Guarantors”) each of the lenders that is a signatory to this Agreement identified as a “Lender” on the signature pages to this Agreement and listed on Annex 2 or that shall become a “Lender” under this Agreement pursuant to the terms of this Agreement (each individually, a “Lender” and, collectively, the “Lenders”), and BANK OF AMERICA, N.A, as the collateral agent for the Secured Parties (in such capacity, together with its successors in such capacity, the “Collateral Agent”) and as the administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”, and, together with the Collateral Agent, the “Agents”).

WHEREAS, the Borrower requested that the Lenders make loans to the Borrower to monetize certain of the future distributions to be received by the Borrower from the Managing Members in connection with Subject Funds;

WHEREAS, the parties hereto entered into a Loan Agreement, dated September 12, 2014 (as amended prior to the date hereof, the “Original Loan Agreement”), a Collateral Agency and Depositary Agreement, dated September 12, 2014 (as amended prior to the date hereof, the “Original CADA”) and certain other Financing Documents (as defined below), and Lenders made certain term loans upon the terms and subject to the conditions of the Original Loan Agreement, the Original CADA and the other Financing Documents;

WHEREAS, the Borrower requested that the Agents and the Lenders agree to amend and restate the Original Loan Agreement and the Original CADA to effect certain modifications, including the conversion of the outstanding term loans into revolving loans;

WHEREAS, the Borrower, the other Loan Parties, the Agent and the Lenders are willing to agree to such amendments on the terms and subject to the conditions set forth herein and in the CADA.

NOW THEREFORE, in consideration of the agreements herein and in the other Financing Documents and in reliance upon the representations and warranties set forth herein and therein, the parties hereto hereby agree to amend and restate the Original Loan Agreement as of the Restatement Date as follows:

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ARTICLE 1

DEFINITIONS

1.1Definitions

.  Except as otherwise expressly provided, capitalized terms used in this Agreement and its exhibits and schedules shall have the meanings set forth below:

“Accounts” has the meaning set forth in the CADA.

“Actual Net Cash Flow” means the actual amount of all Revenues paid to and received in the Revenue Account for the benefit of the Borrower, net of expenses permitted under the CADA.

“Administrative Agent” has the meaning set forth in the introductory paragraph of this Agreement.

“Administrative Questionnaire” means an administrative questionnaire in the form supplied by the Administrative Agent.

“Advance Model” has the meaning set forth in Appendix 2.

“Advance Rate” has the meaning set forth in Appendix 1.

“Affiliate” of a specified Person means any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified.  As used herein, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of partnership interests or voting securities, by contract or otherwise.

“Agents” has the meaning set forth in the introductory paragraph of this Agreement.

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“All-In Yield” means, as to any Debt, the yield thereof, whether in the form of interest rate, margin, OID, upfront fees or LIBO Rate or Base Rate floor, in each case, incurred or payable by the Borrower generally to all Lenders of such Debt; provided that (a) OID and upfront fees shall be equated to interest rate assuming a 4-year life to maturity on a straight line basis (or, if less, the stated life to maturity at the time of incurrence of the applicable Debt); and (b) “All-In Yield” shall not include amendment fees, arrangement fees, structuring fees, commitment fees, underwriting fees and similar fees payable to any lead arranger (or its affiliate) in connection with the commitment or syndication of such Debt, consent fees paid to consenting Lenders and any other fees not paid or payable generally to all Lenders in the primary syndication of such Debt.

“Applicable Interest Rate” means (i) with respect to the Loans other than Incremental Loans, (a) for any LIBO Loan, during each Interest Period applicable thereto, the per annum rate equal to the sum of the LIBO Rate for such Interest Period plus the Applicable Margin (or, with respect to the initial Interest Period applicable to a LIBO Loan that was not initially made on the 15th day of a calendar month, the Daily LIBO Rate plus the Applicable Margin) or (b) for any Base Rate Loan, on any day, the per annum rate equal to the sum of the Base Rate for such day plus the

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Applicable Margin and (ii) with respect to each Incremental Loan, the per annum rate specified in the terms of the Incremental Loan Commitment related to such Incremental Loan.

“Applicable Margin” means (i) during the Availability Period, 3.25% and (ii) after the Availability Period, 3.50%.

“Applicable Threshold Test” means, with respect to any date of determination on which the Outstanding Principal is greater than the Available Borrowing Base (for purposes of this definition, the “Test Date”):

(i)if reductions to the Available Borrowing Base since the last Borrowing Date (if any) result solely from interest rate fluctuations, the Outstanding Principal on the Test Date is less than the product of (x) the Available Borrowing Base (calculated on the Test Date using interest rates in effect as of the Test Date), multiplied by (y) 110%;

(ii)if reductions to the Available Borrowing Base since the last Borrowing Date (if any) result solely from any fact or circumstance that would cause a Subject Fund to become a Watched Fund, the Outstanding Principal on the Test Date is less than the product of (x) the Available Borrowing Base (calculated on the Test Date using interest rates in effect as of the Test Date), multiplied by (y) 105%; and

(iii)if reductions to the Available Borrowing Base since the last Borrowing Date (if any) result from a combination of interest rate fluctuations and any fact or circumstance that would cause a Subject Fund to become a Watched Fund, both:

(A)  the Outstanding Principal on the Test Date is less than the product of (x) the Available Borrowing Base (calculated on the Test Date using the interest rates in effect on the later of (i) the date which is 60 days prior to such Test Date and (ii) the most recent date, prior to and not including the Test Date, if any, on which the Borrower notified the Administrative Agent of the existence of a Watched Fund), multiplied by (y) 105% and

(B)  the Outstanding Principal on the Test Date is less than the product of (x) the Available Borrowing Base (calculated on the Test Date using interest rates in effect as of the Test Date), multiplied by (y) 110%.

For the avoidance of doubt, on any date on which the Outstanding Principal is less than or equal to the Available Borrowing Base, the Applicable Threshold Test shall be deemed to be satisfied.

“Approved Form Agreement” means each of the form Customer Agreements attached hereto as Appendix 10 as such forms may be modified from time to time pursuant to Section 6.10(b).

“Approved Manufacturer” means (i) any of the manufacturers set forth in Appendix 9 or (ii) any other manufacturer approved in writing by the Administrative Agent in its reasonable discretion upon Borrower’s request.

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“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in the form of Exhibit C or such other form as shall be approved by the Administrative Agent.

“Assumptions” has the meaning set forth in Appendix 2.

“Attributable Indebtedness” means, on any date, in respect of any Capital Lease Obligations of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Availability Period” means a period commencing on the Closing Date and ending on March 12, 2017.

“Available Borrowing Base” has the meaning set forth in Appendix 2.

“Bank of America” means Bank of America, N.A., a national banking association.

“Bankruptcy Event” shall be deemed to occur with respect to any Person if (a) such Person shall institute a voluntary case seeking liquidation or reorganization under the Bankruptcy Law or shall consent to the institution of an involuntary case thereunder against it; (b) such Person shall file a petition, answer or consent or shall otherwise institute any similar proceeding under any other applicable federal, State or other applicable law, or shall consent thereto; (c) such Person shall apply for, or by consent there shall be an appointment of, a receiver, liquidator, sequestrator, trustee or other officer with similar powers for itself or any substantial part of its assets; (d) such Person shall make an assignment for the benefit of creditors; (e) such Person shall admit in writing its inability to pay its debts generally as they become due; (f) if an involuntary case shall be commenced seeking the liquidation or reorganization of such Person under the Bankruptcy Law or any similar proceeding shall be commenced against such Person under any other applicable federal, State or other applicable law and (i) the petition commencing the involuntary case is not timely controverted; (ii) the petition commencing the involuntary case is not dismissed within sixty (60) days of its filing; (iii) an interim trustee is appointed to take possession of all or a portion of the property, and/or to operate all or any part of the business of such Person and such appointment is not vacated within sixty (60) days; or (iv) an order for relief shall have been issued or entered therein; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers of such Person or of all or a part of its property, shall have been entered; or (h) any other similar relief shall be granted against such Person under any federal, State or other applicable law.

“Bankruptcy Law” means Title 11, United States Code, and any other State or federal insolvency, reorganization, moratorium or similar law for the relief of debtors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus ½ of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, and (c) the LIBO Rate plus 1.0%.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such

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announced rate.  Any change in such “prime rate” announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means any Loan that bears interest at rates based upon the Base Rate.

“Benefited Lender” has the meaning set forth in Section 2.5(b).

“Borrower” has the meaning set forth in the introductory paragraph of this Agreement.

“Borrower Materials” has the meaning set forth in Section 10.1(d).

“Borrower Member” has the meaning set forth in the introductory paragraph of this Agreement.

“Borrowing” means Loans of the same Type made, converted or continued on the same date and, in the case of LIBO Loans, as to which a single Interest Period is in effect.

“Borrowing Base Certificate” means the certificate in the form of Exhibit G, setting forth the matters specified on Appendix 2 in the manner set forth therein.

“Borrowing Base Certificate Date” means each date upon which a Borrowing Base Certificate is submitted in accordance with the terms of Section 2.1(a)(iv) or Section 5.15.

“Borrowing Base Requirement” means, as of the date of a Borrowing Base Certificate, (i) the Available Borrowing Base exceeds the Outstanding Principal, (ii) the Cash-Sweep Concentration of each Cash-Sweep Fund Category does not exceed the Concentration Limit applicable thereto and (iii) the Inspected-Only Systems Borrowing Base does not exceed [***] percent ([***]%) of the Cash-Sweep Adjusted Available Borrowing Base.

“Borrowing Date” means that date on which a Borrowing occurs pursuant to the terms herein.

“Borrowing Date Certificate” has the meaning set forth in Section 3.2(a).

“Borrowing Notice” has the meaning set forth in Section 2.1(a)(iii).

“Breakage Event” has the meaning set forth in Section 2.7.

“Bridge Loan Credit Facility” means that certain Credit Agreement, dated May 1, 2014, between Borrower Member, Lender and the other parties thereto.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and if such day relates to any Eurocurrency Rate Loan, means any such day on which dealings in deposits are conducted by and between banks in the London interbank Eurocurrency market.

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“CADA” means the Collateral Agency and Depositary Agreement, dated as of September 12, 2014 and amended and restated as of the Restatement Date, among the Borrower; the Collateral Agent, the Depositary, each Managing Member and, the Lenders, solely for the purposes of Section 2.1 and Article 7 thereof.

“Calculation Period” has the meaning set forth in Section 2.3(a).

“Capital Adequacy Requirement” has the meaning set forth in Section 2.6(b).

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Flow Coverage Ratio” means, as of any Quarterly Date, for any trailing 6-month period ending on such Quarterly Date (or with respect to the first two quarters following the Closing Date, such period from the Closing Date to the Quarterly Date), the quotient of (i) the sum of (A) Actual Net Cash Flow received by Borrower for such period less Borrower’s expenses (excluding interest on the Loans) due and payable during such period, (B) any amounts on deposit in the Equity Cure Account that are applicable to such period pursuant to Section 8.4(c) and (C) any amount previously applied as a Cure Amount and subsequently applied as a prepayment of the Loans pursuant to Section 8.4(c) during the trailing 6-month period ending on such Quarterly Date, divided by (ii) the actual interest due pursuant to the Loans and payable during such period; provided that in the event the Cure Amount is applied as a prepayment of the Loans in accordance with Section 8.4(c), for purposes of calculating this clause (ii) the aggregate principal of outstanding Loans shall be deemed to not be so adjusted for the fiscal quarter in which such Cure Amount was made (but shall be in each following quarter).

“Cash-Sweep Adjusted Available Borrowing Base” has the meaning set forth in Appendix 2.

“Cash-Sweep Concentration” has the meaning set forth in Appendix 2.

“Cash-Sweep Fund Category” has the meaning set forth in Appendix 2.

“Cash-Sweep Event” has the meaning set forth in Appendix 7.

“Cash-Sweep Fund” means, with respect to any Subject Fund, a Subject Fund designated as such on Appendix 4 whose Project Documents reduce, limit, suspend or otherwise restrict distributions to the Managing Member following the occurrence of certain events enumerated in such Project Documents, including (a) the occurrence of a flip date when an internal rate of return has not been achieved, (b) certain indemnity claims, and (c) non –payment of such indemnity claims by the applicable Subject Fund guarantor, as reasonably determined by the Administrative Agent in consultation with the Borrower and the Lenders; provided, however, with the prior written consent of Lenders holding at least 90% of the sum of (x) the aggregate unused amount of the Commitments then in effect and (y) the aggregate unpaid principal amount of the Loans then

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outstanding, Subject Funds that would otherwise be Cash-Sweep Funds may instead be designated as Non Cash-Sweep Funds for all purposes hereunder.

A “Change of Control” shall be deemed to have occurred if:

(a)Vivint Solar Parent shall cease to directly or indirectly own, beneficially and of record, 100% of the issued and outstanding equity interests in Borrower Member;

(b)Borrower Member shall cease to directly own, beneficially and of record, 100% of the issued and outstanding equity interests in the Borrower;

(c)the Borrower shall cease to directly own, beneficially and of record, 100% of the issued and outstanding equity interests in each Managing Member; or

(d)a Managing Member fails to own 100% of the class of Equity Interests owned as of the date the related Partnership or Lessor, as applicable, becomes a Subject Fund under this Agreement and as set forth in Appendix 4 hereto (as such schedule may be updated prior to the funding of any new Subject Fund after the Closing Date to reflect the interests of a Managing Member in such new Subject Fund);

provided, that any disposition that would otherwise be a Change of Control that complies with terms of Section 2.10(b) or Section 6.4(d) shall be deemed not to be a Change of Control for all purposes hereunder.

“Change of Law” means the occurrence, after the Closing Date, of any of the following: (i) the adoption or taking effect of any Governmental Rule, any change in any Governmental Rule or in the administration, interpretation, implementation or the application or requirements thereof (whether such change occurs in accordance with the terms of such Governmental Rule as enacted, as a result of amendment, or otherwise), any change in the interpretation or administration of any Governmental Rule by any Governmental Authority, or (ii) the making or issuance of any request or directive (whether or not having the force of law) of any Governmental Authority, that, in each such case, makes it unlawful or impossible for any Lender to make or maintain any Loan; for the avoidance of doubt, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change of Law”, regardless of the date enacted, adopted, promulgated or issued, but only to the extent such rules, regulations, or published interpretations or directives are applied to the Borrower and its Subsidiaries by the Administrative Agent or any Lender in substantially the same manner as applied to other similarly situated borrowers under comparable credit facilities after consideration of factors as the Administrative Agent or Lender then reasonably determines to be relevant.

“Charges” has the meaning set forth in Section 10.13.

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“Closing Date” means the date when each of the conditions precedent listed in Section 3.1 has been satisfied (or waived in writing by the Agents and the applicable Lenders), which date was September 12, 2014.

“Closing Date Commitment” means any Commitment that exists on the Closing Date and the Commitment of National Bank of Arizona that exists on the First Amendment Date.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all property of, and equity interests in the Loan Parties, now owned or hereafter acquired upon which a Lien is or is purported to be created by any Collateral Document.

“Collateral Agent” has the meaning set forth in the introductory paragraph of this Agreement.

“Collateral Documents” means the CADA, the Member Pledge, the Security Agreement, each consent, each control agreement and any other security documents, financing statements and other documentation filed or recorded in connection with the foregoing.

“Commitment” means, at any time with respect to each Lender, the commitment of such Lender to make Loans hereunder, expressed as a maximum aggregate principal amount of the Loans to be made by such Lender hereunder as such amount may be (a) reduced from time to time pursuant to Sections 2.2(e), increased or modified from time to time pursuant to assignments by or to such Lender pursuant to Section 9.15, and (b) increased or supplemented pursuant to Section 2.9 (it being understood that Incremental Loan Commitments made by such Lender pursuant to Section 2.9 may have different maturity, interest, and fee terms than such Lender’s existing Commitments).  The initial amount of each Lender’s Commitment is set forth on Annex 3 hereto in the column headed “Initial Commitment,” or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable.  The amount of each Lender’s Commitment as of the Restatement Date is set forth in Annex 3 hereto in the column headed “Commitment as of Restatement Date.”

“Commitment Fee” has the meaning set forth in the Fee Letters.

“Communications” has the meaning set forth in Section 10.1.

“Continuation Notice” has the meaning set forth in Section 2.1(a)(iii).

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“Coverage Ratio EOD” has the meaning set forth in Section 8.4.

“Cure Amount” has the meaning set forth in Section 8.4.

“Cure Expiration Date” has the meaning set forth in Section 8.4.

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

“Customer Agreement” means, with respect to any System, the power purchase agreement, lease agreement or other offtake agreement for the purchase and sale of energy or lease of a solar energy system relating to such System signed by (x) a residential customer and (y) a Subject Fund, or with respect to a Modified Inverted Lease Structure or Inverted Lease Structure, one or both of the entities that make up such Subject Fund (in any case, either directly or as assignee of Developer).

“Customer Payments” means, with respect to each System, all payments made by the Host Customer in accordance with its Customer Agreement.

“Daily LIBO Rate” means, on each day during the applicable period, the greater of (x) the fluctuating rate of interest equal to LIBOR, as published on the applicable Reuters screen page (or such other commercially available source providing quotations of LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London local time, on each day (or, if such day is not a Business Day, on the immediately preceding Business Day) any such Loan is outstanding, for dollars deposited with a term equivalent to an overnight interest period and (y) 0%.  If such rate under (x) is not available at such time for any reason, then the Daily LIBO Rate shall be the greater of (i) the rate per annum determined by the Administrative Agent to be the rate at which deposits in dollars for delivery in same day funds in the approximate amount of the initial Loan with a term equivalent to a one-month interest period would be offered by Bank of America’s London branch to major banks in the London interbank Eurodollar market at their request at approximately 11:00 a.m. (London local time), on each day (or, if such day is not a Business Day, on the immediately preceding Business Day)  such Loan is outstanding and (ii) 0%.

“Debt” of any Person at any date means, without duplication,

(a)all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments,

(b)the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guarantees, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person,

(c)net obligations of such Person under any Swap Contract,

(d)all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business, (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) liabilities accrued in the ordinary course),

(e)indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse,

(f)all Attributable Indebtedness; and,

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

(g)all obligations of such Person in respect of Disqualified Equity Interests;

(h)to the extent not otherwise included above, all Guarantees of such Person in respect of any of the foregoing.

“Default” means any occurrence, circumstance or event, or any combination thereof, which, with the lapse of time, the giving of notice or both, would constitute an Event of Default under this Agreement.

“Default Rate” means, with respect to the Loans, the interest rate per annum equal to the Applicable Interest Rate plus 2.0% per annum.

“Defaulted System” has the meaning set forth in Appendix 2.

“Defaulting Lender” means, subject to Section 2.11(c) any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more of the conditions precedent set forth in Sections 3.1 and 3.2 with respect to the relevant Borrowing (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) have not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent  and the Borrower), or (d)  has, or has a direct or indirect parent company that has, at any time following the date of this Agreement, (i) become the subject of a public proceeding under Bankruptcy Law, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect, or (ii) had publicly appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the FDIC or any other state, federal or national regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.11(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination which shall be delivered by the Administrative Agent to the Borrower and each other Lender promptly following such determination.

“Depositary” means Bank of America.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Developer” means Vivint Solar Developer, LLC.

“Discharge Date” means the date when the outstanding Obligations (other than unasserted contingent payment obligations that by their nature expressly survive the termination of the Financing Documents) have been paid in full in cash and all Commitments have been terminated.

“Discount Rate” has the meaning set forth in Appendix 2.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (except as a result of a customarily defined change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full in cash of all outstanding Loans and all other outstanding Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Debt or any other Equity Interests that are described in the foregoing clauses (a), (b) or (c), in whole or in part, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date.

“Dollars” and “$” means United States dollars or such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts in the United States of America.

“Eligibility Representations” means the representations set forth in Appendix 3.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, and (c) any other Person (other than the Borrower, Sponsor, a Subject Fund or any of their respective Affiliates or a natural person).

“Eligible Structure” means:

(i)a Partnership Flip Structure that is acceptable to the Administrative Agent in its reasonable discretion following due diligence and with respect to which the Borrower has made the Tax Equity Representations;

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

(ii)subject to Section 3.4(n), an Inverted Lease Structure that is acceptable to the Administrative Agent in its reasonable discretion following due diligence and with respect to which the Borrower has made the Tax Equity Representations;1

(iii)a Modified Inverted Lease Structure that is acceptable to the Administrative Agent in its reasonable discretion following due diligence and with respect to which the Borrower has made the Tax Equity Representations;

(iv)a Repeat Tax Equity Structure with respect to which the Borrower has made both (x) the Tax Equity Representations in respect of such Repeat Tax Equity Structure and (y) the Tax Equity Representations set forth in clauses (k), (l) and (n)(B) in Part 1 of Appendix 7 in respect of the previously approved Tax Equity Structure to which such Repeat Tax Equity Structure is substantially similar;

(v)an Other Financed Structure that is acceptable to the Administrative Agent and Majority Lenders in their reasonable discretion following due diligence and with respect to which the Borrower has made the Other Structure Representations; or

(vi)an Other Non-Financed Structure with respect to which the Borrower has made the Other Structure Representations.

“Engagement Letter” means the Engagement Letter, dated April 30, 2014, entered into between Borrower Member and Bank of America, as amended.

“Environmental Claim” means any and all obligations, liabilities, losses, administrative, regulatory or judicial actions, suits, demands, decrees, claims, liens, judgments, warning notices, notices of noncompliance or violation, investigations, proceedings, removal or remedial actions or orders, or damages, penalties, fees, out-of-pocket costs, expenses, disbursements, attorneys’ or consultants’ fees, relating in any way to any Environmental Law or any Permit issued under any such Environmental Law (hereafter, “Hazard Claims”), including (a) any and all Hazard Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Hazard Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the Release of Hazardous Materials or arising from injury to health, safety or the environment.

“Environmental Law” means any and all federal, State, regional and local statutes, laws (including common law), regulations, ordinances, judgments, orders, codes or injunctions pertaining to the environment, human health or safety (as affected by exposure to Hazardous Materials), or natural resources, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.) (“CERCLA”), and the Superfund Amendments and Reauthorization Act of 1986, the Emergency Planning and Community Right to Know Act (42 U.S.C. §§ 11001 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §§ 6901 et seq.), and the Hazardous and Solid Waste Amendments Act of 1984, the Clean Air Act (42 U.S.C. §§ 7401 et seq.), the Federal Water

[1]	Further amendments to the Loan Agreement will be necessary upon completion of diligence on new structure.

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

Pollution Control Act (also known as the Clean Water Act) (33 U.S.C. §§ 1251 et seq.), the Toxic Substances Control Act (15 U.S.C. §§ 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. §§ 300f et seq.), the Endangered Species Act (16 U.S.C. §§ 1531 et seq.), the Migratory Bird Treaty Act (16 U.S.C. §§ 703 et seq.), the Bald Eagle Protection Act (16 U.S.C. §§ 668 et seq.), the Oil Pollution Act of 1990 (33 U.S.C. §§ 2701 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. §§ 1801 et seq.), and any similar or analogous state and local statutes or regulations promulgated thereunder, and legally binding decisional law of any Governmental Authority, as each of the foregoing may be amended or supplemented from time to time in the future, in each case to the extent applicable with respect to the property or operation to which application of the term “Environmental Laws” relates.

“Equity Contribution” has the meaning given to such term in the CADA.

“Equity Cure Account” has the meaning set forth in the CADA.

“Equity Interests” means shares of capital stock, partnership interests, limited liability company interests or membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, and any option, warrant, commitment, preemptive rights or agreements of any kind (including any members’ or voting agreements) entitling the holder thereof to purchase or otherwise acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Event” means (a) a Reportable Event; (b) a withdrawal by the Borrower or any member of its Controlled Group from an ERISA Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any member of its Controlled Group from a Multiemployer Plan or notification that a Multiemployer Plan is in “reorganization” (within the meaning of Section 4241 of ERISA); (d) the filing of a notice of intent to terminate, the treatment of an ERISA Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate an ERISA Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan or Multiemployer Plan; (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any member of its Controlled Group; (g) the failure by the Borrower or an ERISA Affiliate to meet the minimum funding requirements of Section 412 and 430 of the Code or Sections 302 and 303 of ERISA with respect to any ERISA Plan, whether or not waived; (h) the filing pursuant to Section 412(c) of the Code or Section 303(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any ERISA Plan; or (i) any other event in connection with an ERISA Plan or Multiemployer Plan which, directly or indirectly, could reasonably be expected to subject the Borrower to any material liability under any statute, regulation or governmental order or which could obligate the Borrower or any member of their Controlled Group to indemnify any Person against such liability incurred under any such statute, regulation or order.

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

“ERISA Plan” means any employee pension benefit plan (as defined in Section 3(2) of ERISA) other than a Multiemployer Plan that is both (a) maintained by the Borrower or any member of the Controlled Group, or to which any of them contributes or is obligated to contribute, for its employees or has made, or was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated and (b) covered by Title IV of ERISA or to which Section 412 of the Code applies.

“Event of Default” and “Events of Default” have the meanings given in Section 8.1.

“Excluded Revenues” has the meaning set forth in Appendix 2.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any recipient or required to be withheld or deducted from a payment to a recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment under Section 2.8(b) or (c)) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 2.4(d)(i)(B) or (iii), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such recipient’s failure to comply with Section 2.4(g) and (d) any Taxes imposed pursuant to FATCA.

“Existing Loans” has the meaning set forth in Section 2.13.

“Extended Loans” has the meaning set forth in Section 2.13.

“Extending Lender” has the meaning set forth in Section 2.13.

“Extension Election” has the meaning set forth in Section 2.13.

“Extension Request” has the meaning set forth in Section 2.13.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471 (b)(1) of the Code, and any intergovernmental agreements and related laws, rules or regulations to implement any of the foregoing.

“FDIC” means the Federal Deposit Insurance Corporation and its successors.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Fee Letters” means (i) the Engagement Letter, (ii) each of the fee letters entered into between Borrower or any of its Affiliates and Bank of America, dated on or about the date hereof, and (iii) each other fee letter entered into by the Borrower or any of its Affiliates, on the one hand, and one or more Agents or Lenders in connection with this Agreement (including in connection with an increase in Commitments in accordance with Section 2.9).

“Fees” refers to all fees, costs and expenses payable in accordance with the Financing Documents.

“FICO Score” means a score based on the credit risk rating system established and maintained by the Fair Isaac Corporation from Equifax, TransUnion, Experian or another nationally-recognized consumer rating agency obtained by Developer or an Affiliate in accordance with Developer’s or its Affiliate’s customary sales process or in association with the transfer of a Customer Agreement to a new Host Customer.

“Financing Documents” means this Agreement, the Notes, the Collateral Documents, the Fee Letters, each New Lender Accession Agreement, each New Subject Fund Accession Agreement, and the Tax Equity Required Consents.

“First Amendment” means that certain First Amendment and Joinder Agreement, dated as of February 6, 2015, by and among the Borrower, the Administrative Agent, the Guarantors, and the Lenders.

“First Amendment Date” means the date of the First Amendment.

“Foreign Lender” means a Lender that is not a U.S. Person.

“GAAP” means (a) generally accepted accounting principles in the United States of America consistently applied or (b) upon mutual agreement of the parties, internationally recognized generally accepted accounting principles, consistently applied.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

“Governmental Rule” means any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement, directive, guideline, policy requirement or other governmental restriction or any similar form of decision of or determination by, or any interpretation or administration of any of the foregoing having the force of law by, any Governmental Authority, whether now or hereafter in effect.

“Guarantee” of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt or other obligation of the payment of such Debt or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation.

“Guarantor” and “Guarantors” each have the respective meaning set forth in the introductory paragraph of this Agreement. For the avoidance of doubt, the Borrower Member shall be a Guarantor without recourse, except to the pledge of its Equity Interest in the Borrower pursuant to the Member Pledge.

“Hazardous Materials” means all materials, pollutants, contaminants, chemicals, compounds, constituents, substances or wastes, in any form, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, mold, electromagnetic radio frequency or microwave emissions, that are regulated pursuant to, or which could give rise to liability under, applicable Environmental Law.

“Hedging Agreement” means (a) any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. or any International Foreign Exchange Master Agreement.

“Host Customer” means a Person contractually obligated to make payments to a Subject Fund under a Customer Agreement.

“Impacted Loans” has the meaning set forth in Section 2.1(b)(vi).

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

“Increasing Incremental Lender Confirmation” has the meaning set forth in Section 2.9(b).

“Incremental Loan” means a Loan resulting from a Borrowing against an Incremental Loan Commitment.

“Incremental Loan Amount” has the meaning set forth in Section 2.9(a).

“Incremental Loan Commitment” has the meaning set forth in Section 2.9(a).

“Incremental Loan Commitment Increase Notice” has the meaning set forth in Section 2.9(a).

“Incremental Loan Increase Date” has the meaning set forth in Section 2.9(a).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Financing Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 5.10.

“Independent Engineer” means (i) Leidos or (ii) any other reputable, qualified engineering firm with substantial experience in the residential solar industry that is not an Affiliate of the Borrower or the Sponsor.

“Independent Member” means an individual who has not been at any time during the five years preceding such initial designation: (a) a direct or indirect owner of any equity interest in, or member (with the exception of serving as the Independent Member), officer, employee, director, manager or contractor, bankruptcy trustee, attorney or counsel of, any Investor or the Borrower or any of its respective Affiliates; (b) a creditor, customer, supplier (other than a supplier of registered agent or registered office services), or other Person who derives any of its purchases or revenues from its business activities with any Investor or the Borrower or any of its respective Affiliates (other than any fee paid for its services as Independent Member); (c) an Affiliate of the Borrower excluded from serving as Independent Member under clause (a) or (b) of this definition; (d) a member of the immediate family by blood or marriage of any Person excluded from being an Independent Member under clause (a) or (b) of this definition; or (e) a Person who received, or a member or employee of a firm or business that received, fees or other income from any Investor or the Borrower or any of its Affiliates in the aggregate in excess of five percent (5%) of the gross income, for any applicable year, of such Person; provided, however, that notwithstanding the foregoing, for the purposes of clause (a), an equity interest shall be deemed to exclude de minimis or otherwise immaterial holdings of equity interests of an Affiliate of the Borrower which are traded on public stock exchanges.  The initial Independent Member is Michelle Dreyer.

“Information” has the meaning set forth in Section 10.17.

“Initial Loans” means the loans made by the Lenders to the Borrower pursuant to the Closing Date Commitments, excluding any Incremental Loans, Refinancing Loans or Extended Loans (it being understood that the Initial Loans were made on and after the Closing Date as term

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

loans and have been converted to revolving loans as of the Restatement Date pursuant to Article 12).

“Inspected-Only Reserve Account” has the meaning set forth in the CADA.

“Inspected-Only Systems” has the meaning set forth in Appendix 2.

“Inspected-Only Systems Borrowing Base” has the meaning set forth in Appendix 2

“Interest Period” means, with respect to any LIBO Loan, (a)(i) if such LIBO Loan was made on any day other than the 15th day of a calendar month, initially, the period commencing on the date such Loan is initially made and ending on the next day that is the 15th day of a calendar month, and (ii) thereafter, the period commencing on the last day of the immediately prior Interest Period and ending one (1), two (2), or three (3) months thereafter (as elected by the Borrower in the Borrowing Notice or Continuation Notice related to such Loan) and (b) if such LIBO Loan was made on the 15th day of a calendar month, the period commencing (i) initially, on the date such Loan is initially made and (ii) thereafter, on the last day of the immediately prior Interest Period and ending, in each case, one (1), two (2), or three (3) months thereafter (as elected by the Borrower in the Borrowing Notice or Continuation Notice related to such Loan), provided that (A) any Interest Period ending on a day that is not a Business Day shall be deemed to end of the immediately following Business Day unless such immediately following Business Day falls in a subsequent calendar month, in which case such Interest Period shall be deemed to end on the immediately preceding Business Day and (B) any Interest Period that would otherwise end after the Loan Maturity Date of such Loan shall be deemed to end on such Loan Maturity Date.

“Interest Reserve Account” has the meaning set forth in the CADA.

“Inverted Lease Structure” means a tax equity structure that conforms to the characteristics set forth in Part II of Appendix 11, as the same may be updated from time to time in accordance with this Agreement.

“Investor” means (i) each investor in a Tax Equity Structure and (ii) each investor in any Other Financed Structure, in each case, other than the Managing Member.

“Investor Guarantor” has the meaning set forth in Appendix 2.

“ITC” means the energy tax credit under Section 48 of the Code.

“Knowledge” means, with respect to a Loan Party the actual knowledge, after due inquiry, of (a) any Responsible Officer of such Loan Party or, (b) any Person responsible for the management and administration of such Subject Fund and its assets and operations, including any Person set forth in Schedule 1.1(b) (but only with respect to matters relating to the Subject Fund(s) and the assets of the Subject Fund(s) corresponding to such Person), or any Person who assumes the responsibility of such Person with respect to a corresponding Subject Fund.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental

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Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Refinancing Loan, any Incremental Loan or any Extended Loan, in each case as extended in accordance with this Agreement from time to time.

“Lead Arrangers” has the meaning set forth on the cover page of this Agreement.

“Legal Requirements” means, as to any Person, the articles of incorporation, bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation including any Governmental Rule, any requirement or obligation under a Permit, and any determination of any Governmental Authority in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

“Lender” has the meaning set forth in the introductory paragraph to this Agreement.

“Lending Office” means the office in the United States of America designated as such beneath the name of such Lender on Annex 2 or such other office of such Lender as such Lender may specify in writing from time to time to the Administrative Agent and the Borrower in accordance with this Agreement.

“Lessor” means a special purpose vehicle and wholly-owned subsidiary of the Borrower, that leases a specific, segregated pool of Systems to an Investor (or a partnership in which the Investor or a subsidiary of the Investor is a member), as lessee.

“LIBO Loan” means any Loan that bears interest at rates based upon the Daily LIBO Rate or the LIBO Rate.

“LIBO Rate” means:

(a)for any Interest Period, other than an Interest Period when the Daily LIBO Rate is being charged, with respect to a LIBO Loan, the greater of (i) the rate per annum equal to the London Interbank Offered Rate set by the ICE Benchmark Administration or any successor thereto (“LIBOR”) or a comparable successor rate, which rate is approved by the Administrative Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2)  Business Days prior to the commencement of such Interest Period, for dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period and (ii) 0%; and

(i)for purposes of any determination of the Base Rate on any date (other than the initial Interest Period), the rate per annum equal to the greater of (i) LIBOR, at or about 11:00 a.m. London local time, determined two (2) Business Days prior to such date for U.S. Dollar deposits with a term of three months commencing on such date and (ii) 0%;

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provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

“LIBOR” has the meaning set forth in clause (a) of the definition of LIBO Rate.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capital Lease Obligation having substantially the same economic effect as any of the foregoing).

“LLC Agreements” means, collectively, (i) the Limited Liability Company Agreement of the Borrower, dated as of September 12, 2014 and (ii) the limited liability company agreements of each Managing Member.

“Loan” and “Loans” means the loans made by the Lenders under this Agreement, including any Initial Loan, Incremental Loan, Refinancing Loan or Extended Loan, as the context may require.  The outstanding principal amount of each Lender’s Loans as of the Restatement Date (prior to giving effect to any Loans made on such date) is set forth in Annex 3 hereto in the column labeled “Outstanding Loans as of Restatement Date.”

“Loan Extension Amendment” has the meaning set forth in Section 2.13.

“Loan Maturity Date” means, the earlier of (A) (i) with respect to each Initial Loan, March 12, 2018, (ii) with respect to any Extended Loans, the final maturity date applicable thereto as specified in the applicable Extension Request accepted by the respective Lender or Lenders, (iii) with respect to any Refinancing Loans, the final maturity date applicable thereto as specified in the applicable Refinancing Loan Amendment, and (iv) with respect to any Incremental Loans, the final maturity date applicable thereto as specified in the applicable Incremental Loan Commitment, and (B) the date of acceleration of the Loans pursuant to Section 8.2.

“Loan Parties” means the Borrower Member, the Borrower and the Managing Members.

“Majority Lenders” means, at any time, the holders of more than 50% of the sum of (a) the aggregate unused amount of the Commitments then in effect and (b) the aggregate unpaid principal amount of the Loans then outstanding. The Loans and unused Commitments of any Defaulting Lender shall be disregarded in determining the Majority Lenders at any time.

“Managing Member” means a special purpose vehicle and wholly-owned subsidiary of the Borrower that (a) with respect to each Tax Equity Structure (other than an Inverted Lease Structure) and Other Financed Structure, has a direct Equity Interest in the entity that is party to each Customer Agreement related to such Tax Equity Structure or Other Financed Structure and that is entitled to receive the payments to be made by such Host Customer under each such Customer Agreement, (b) with respect to each Inverted Lease Structure, has a direct Equity Interest

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in the entity that owns each System related to such Inverted Lease Structure and that is the lessor entitled to receive rent payments under the lease agreement from the entity that is party to each Customer Agreement related to such Inverted Lease Structure and (c) with respect to each Other Non-Financed Structure, is Vivint Solar Owner I, LLC or another special purpose vehicle wholly-owned by Borrower related to an Other Non-Financed Structure. The Managing Members are listed on Appendix 4 as the same is adjusted from time to time in accordance with the terms of this Agreement.

“Margin Stock” has the meaning set forth in Regulation U.

“Master Lease” has the meaning set forth in Appendix 11.

“Material Adverse Effect” means a (a) material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of the Borrower and its Subsidiaries, taken as a whole; (b) material adverse effect on the ability of the Loan Parties (taken as a whole) to fully and timely perform any of their payment obligations under any Financing Document to which the Borrower or any of the Loan Parties is a party; or (c) material adverse effect on the rights and remedies available to the Lenders or the Collateral Agent under any Financing Document.

“Material Project Documents” means, with respect to a Subject Fund, the Project Documents of such Subject Fund set forth in Appendix 5  hereto, and successor, substitute or replacement documents therefor, including any Master EPC Agreement (if applicable, as may be defined in any applicable Subject Fund’s LLC Agreement), Master Lease (if applicable), Equity Capital Contribution Agreement (if applicable, as may be defined in any applicable Subject Fund’s LLC Agreement), any Subject Fund LLC Agreement, maintenance services agreement, administrative services agreement and any Guarantee by Vivint Solar Parent or Borrower Member of the obligations of a Managing Member issued in connection with any applicable Subject Fund.

“Maximum Rate” has the meaning set forth in Section 10.13.

“Member Pledge” means the Pledge and Security Agreement, dated as of the date hereof, among the Borrower Member, the Borrower and the Collateral Agent.

“Merger Agreement” means that certain Agreement and Plan of Merger dated July 20, 2015, pursuant to which Vivint Solar Parent has agreed to merge with SEV Merger Sub Inc., a subsidiary of SunEdison, Inc.

“Modified Inverted Lease Structure” means a tax equity structure that conforms to the characteristics set forth in Part III of Appendix 11, as the same may be updated from time to time in accordance with this Agreement.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Moody’s RiskCalc” means the RiskCalc™ product offered by Moody’s Analytics, Inc.

“Multiemployer Plan” means any ERISA Plan that is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which the Borrower or any member of the Controlled Group is making, or has an obligation to make, contributions, or has made, or has been obligated to make,

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contributions within any of the preceding five (5) plan years immediately preceding the Closing Date.

“Net Cash Flow” has the meaning set forth in Appendix 2.

“New Lender” has the meaning set forth in Section 2.9(c).

“New Lender Accession Agreement” means an accession agreement substantially in the form of Exhibit F hereto, among a New Lender, the Borrower and the Administrative Agent and delivered pursuant to Section 2.9(c).

“New Subject Fund Accession Agreement” has the meaning set forth in Section 5.18.

“New Systems Notice” has the meaning set forth in Section 2.10(c)(i).

“Non-Cash-Sweep Fund” means any Eligible Structure that is not a Cash-Sweep Fund.

“Non-Consenting Lender” has the meaning set forth in Section 9.12(h).

“Non-Operable System” has the meaning set forth in Appendix 2.

“Nonrecourse Parties” means, collectively, the Sponsor, its Affiliates (other than the Loan Parties), and their respective shareholders, partners, members, officers, directors or employees.

“Note” and “Notes” has the meanings given in Section 2.9(e).

“Notice of Intent to Cure” has the meaning set forth in Section 8.4.

“Obligations” means and includes all loans, advances, debts, obligations, and liabilities howsoever arising (and whether arising or incurred before or after any Bankruptcy Event with respect to the Borrower or any other Person), owed by such Loan Party to the Agents or the Secured Parties of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to the terms of this Agreement or any of the other Financing Documents, including all principal, interest, indemnity or reimbursement obligations, fees, charges, expenses, attorneys’ fees and accountants fees chargeable to such Person in connection with its dealings with such Person and payable by such Person under this Agreement or any of the other Financing Documents.

“OFAC” means the United States Department of the Treasury’s Office of Foreign Assets Control.

“OID” means original issue discount.

“Operative Documents” means the Financing Documents, the LLC Agreements and the Project Documents.

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“Organizational Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Financing Document, or sold or assigned an interest in any Loan or Financing Document).

“Other Documents” means, with respect to each Subject Fund, the Customer Agreements, interconnection agreements and all other material contracts relating to Systems in a Subject Fund.

“Other Financed Structure” means a financing structure for investments in Systems other than a Tax Equity Structure or Other Non-Financed Structure (which may include financing structures that include investments in commercial systems).

“Other Non-Financed Structure” means a non-financed structure composed entirely of Systems that are wholly and directly owned by Vivint Solar Owner I, LLC or another special purpose vehicle wholly-owned by Borrower related to an Other Non-Financed Structure.

“Other Structure” means any Other Financed Structure or Other Non-Financed Structure.

“Other Structure Representations” means, with respect to each Other Structure, the representations set forth in Part II of Appendix 7.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Financing Document, except that any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.8(b) or (c)).

“Outstanding Principal” means, as of any date of determination, the aggregate amount of principal outstanding under all Loans on such date.

“Participant Register” has the meaning set forth in Section 9.13(a).

“Partnership” means a limited liability company owned by an Investor and a Managing Member that owns a specific pool of Systems.

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“Partnership Flip Structure” means a tax equity structure that conforms to the characteristics set forth in Part I of Appendix 11, as the same may be updated from time to time in accordance with this Agreement.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56 (a/k/a the USA PATRIOT Act).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Permit” means any action, approval, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from a Governmental Authority.

“Permitted Liens” means (a) Liens imposed by any Governmental Authority for Taxes not yet due or being contested in good faith and by appropriate proceedings and in respect of which (i) appropriate reserves acceptable to the Administrative Agent have been established in accordance with GAAP, (ii) enforcement of the contested Tax is effectively stayed for the entire duration of such contest and (iii) any Tax determined to be due, together with any interest or penalties thereon, is promptly paid after resolution of such conflict; (b) Liens arising out of judgments or awards that do not otherwise constitute an Event of Default so long as an appeal or proceeding for review is being prosecuted in good faith and for the payment of which appropriate reserves have been established in accordance with GAAP, bonds or other security have been provided or are fully covered by insurance, in each case, as acceptable to the Administrative Agent; (c) Liens created under the Financing Documents; (d) Liens arising as a matter of Law and (e) Liens permitted (without requiring any amendment, consent, waiver, or vote by any member of a Subject Fund, including any Investor, under the terms and conditions of such Material Project Documents and Other Documents unless such amendment, consent or waiver is approved in in accordance with the terms hereof) under the Material Project Documents and the Other Documents.

“Permitted Swap Agreements” means any interest rate Hedging Agreement (a) in form, structure, and substance acceptable to the Administrative Agent in its sole discretion, (b) that together with all rights thereunder, has been pledged on a first Lien priority basis as Collateral to the Collateral Agent, for the benefit of the Secured Parties, pursuant to documentation in form and substance reasonably satisfactory to Administrative Agent, (c) that if secured, is secured by either (i) assets other than Collateral, other than assets of any Loan Party, or other than assets of any Subject Fund or (ii) solely if the counterparty is a Lender hereunder at the time such Hedging Agreement is entered into, Collateral on a pari-passu basis with the security interests of the other Secured Parties in such Collateral (or on a subordinated basis with respect to the security interests of the other Secured Parties), (d) pursuant to which such counterparty agrees that if it ceases to be a Lender hereunder during the term of such hedging transaction for any reason, such counterparty shall make commercially reasonable efforts to assign such Hedging Agreement and all of its rights and obligations thereunder to a Lender hereunder for fair market consideration, (e) that shall solely hedge the interest rate exposure of the Borrower under this Agreement, and (f) that provides that all payments to be made under such Hedge Agreement to or for the benefit of any Loan Party will be paid directly to the Revenue Account pursuant to documentation in form and substance reasonably satisfactory to Administrative Agent.

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“Person” means any natural person, corporation, limited liability company, partnership, firm, association, Governmental Authority or any other entity whether acting in an individual, fiduciary or other capacity.

“Placed-In-Service” means for a System, the definition of “Placed In Service,” or  “Placed-In-Service,” or “Placement in Service” or any substantially similar defined term, as applicable, given in the applicable Project Documents of the applicable Subject Fund.

“Platform” has the meaning set forth in Section 10.1(d).

“Portfolio Report” means the “Quarterly Performance of Portfolio” report or “Monthly Operations Report,” as applicable, delivered under a maintenance services or administrative services agreement in a Subject Fund.

“Potential New Fund” has the meaning set forth in Section 2.10(a)(i).

“Potential New Fund Notice” has the meaning set forth in Section 2.10(a)(ii).

“Prime Rate” means the rate of interest per annum determined from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City and notified to the Borrower.  The prime rate is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such rate.

“Project Documents” means, with respect to a Subject Fund, the Material Project Documents and the Other Documents of such Subject Fund.

“Proportionate Share” means, at any time with respect to each Lender, the percentage obtained by dividing the outstanding principal amount of the Loans and Commitments of such Lender at such time by the aggregate outstanding principal amount of all Loans and Commitments of all Lenders at such time.

“PTO” has the meaning set forth in Appendix 3.

“Public Lender” has the meaning set forth in Section 10.1(d).

“Qualified ECP Guarantor” means, in respect of any Permitted Swap Agreement, each Guarantor that, at the time the relevant Guarantee of such Guarantor (or grant of the relevant security interest, as applicable) becomes or would become effective with respect to such Permitted Swap Agreement, has total assets exceeding $10,000,000 or otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act and which may cause another person to qualify as an “eligible contract participant” with respect to such Permitted Swap Agreement at such time by entering into a keepwell pursuant to § 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Insurers” means financially sound and reputable insurance companies rated “A-, X” or better by A.M. Best Company or “A” or better by S&P.

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“Quarterly Date” means a date occurring on the last day of each calendar quarter, commencing with the quarter in which the initial Borrowing Date occurs.

“Refinanced Debt” has the meaning set forth in Section 2.12.

“Refinancing Effective Date” has the meaning set forth in Section 2.12.

“Refinancing Lender” has the meaning set forth in Section 2.12.

“Refinancing Loan” has the meaning set forth in Section 2.12.

“Refinancing Loan Amendment” has the meaning set forth in Section 2.12.

“Register” has the meaning set forth in Section 9.15(c).

“Regulation T” means Regulation T of the Federal Reserve Board as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Federal Reserve Board as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Federal Reserve Board as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing or migrating of Hazardous Materials in, into, onto or through the Environment or from or through any facility, property or equipment.

“Relevant Member Action” means, with respect to any matter relating to a Subject Fund with respect to which the Organizational Documents of such Subject Fund (or any other contract or agreement, or instrument) grant voting, approval or consent rights to the Managing Member, or otherwise provide the Managing Member with the option to cause any Subject Fund to take, or restrict any Subject Fund from taking, any action, the exercise by the Managing Member of such voting, approval, consent or other rights in conformity with the applicable Organizational Documents and the Managing Member’s fiduciary duties, if any, as such exercise may be limited by Law.

“Removal Effective Date” has the meaning set forth in Section 9.6(b).

“Repayment Event” means the occurrence and continuation of the following:

(a)the Outstanding Principal is greater than the Available Borrowing Base as of any date; or

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(b)the Cash Flow Coverage Ratio is less than 1.40:1.00 as of any Quarterly Date.

“Repeat Tax Equity Structure” means a Partnership Flip Structure, Inverted Lease Structure or Modified Inverted Lease Structure that (a) is substantially similar to a Partnership Flip Structure, Inverted Lease Structure or Modified Inverted Lease Structure, as the case may be, that was previously approved by the Administrative Agent as a Subject Fund and (b) has the same Investor as the previously approved Partnership Flip Structure, Inverted Lease Structure or Modified Inverted Lease Structure or an Affiliate of such Investor.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived.

“Representatives” has the meaning set forth in Section 10.17.

“Required LLC Provisions” has the meaning set forth in Section 5.13(c).

“Resignation Effective Date” has the meaning set forth in Section 9.6(a).

“Responsible Officer” means (i) the chief executive officer, president, chief legal officer, chief financial officer or executive vice president of any Loan Party, as the case may be, (ii) as to any document delivered on the Closing Date, any secretary or assistant secretary of such any Loan Party, as applicable, and (iii) any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of any Loan Party, as the case may be, shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party, as applicable, and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party, as applicable.

“Restatement Date” means November 25,  2015.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) on or with respect to any Equity Interests in any Loan Party (other than Borrower Member), or any other payment (whether in cash, securities or other property on account of any Equity Interest in any Loan Party (other than Borrower Member)), including any sinking fund or similar deposit or any payment, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in such Loan Party or any payments in respect of any management or development fees.

“Revenue Account” has the meaning set forth in the CADA.

“Revenues” means, for any period, with respect to any Person, all income, revenues or other amounts paid (or, with respect to financial forecasts, payable) to such Person.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

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“Sanction(s)” means any international economic sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union or any member state of the European Union.

“Scheduled Payment Date” means each January 15th, April 15th, July 15th, and October 15th.

“Secured Parties” means (i) the Agents, (ii) the Lenders, (iii) the Depositary and (iv) any counterparty to a Permitted Swap Agreement that is a Lender at the time such Permitted Swap Agreement was entered into.

“Security Agreement” means that certain Pledge and Security Agreement, dated as of the date hereof, between the Borrower, Managing Members and the Collateral Agent.

“Sharing Percentage” means, with respect to any Potential New Fund that would be designated as a Cash-Sweep Fund under Section 2.10(a)(i)(C) of this Agreement, the percentage of total distributions by such fund that are payable to the Managing Member following the occurrence of a Cash-Sweep Event pursuant to the terms of the fund’s Project Documents.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person generally is able to pay its debts and liabilities, contingent obligations and other commitments as they mature.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Guarantor” means any Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 11.11).

“Sponsor” means The Blackstone Group L.P. and its Affiliates.

“SREC” means the definition “SRECs”, “RECs” or “Renewable Energy Credits”, as applicable, given in the applicable Project Documents of the applicable Subject Fund, but in any event, includes credits, credit certificates, green tags or similar environmental or green energy attributes (such as those for greenhouse gas reduction or the generation of green power or renewable energy) created by a Governmental Authority of any state or local jurisdiction and/or independent certification board or group generally recognized in the electric power generation industry, and generated by or associated with any System or electricity produced therefrom.

“Stalled Inspected-Only Systems” has the meaning set forth in Appendix 2

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“Subject Fund” means, with respect to each Eligible Structure financed pursuant to this Agreement, (i) for each Partnership Flip Structure, the Partnership into which an Investor and Managing Member invests with respect to such Partnership Flip Structure, (ii) for each Inverted Lease Structure, (x) the limited liability company into which a Managing Member invests and (y) the limited liability company into which the Investor invests, (iii) for each Modified Inverted Lease Structure, (x) the limited liability company into which an Investor and Managing Member (for purposes of this definition, “Master Tenant/Lessee”) invests and (y) the limited liability company into which the Managing Member and such Master Tenant/Lessee invests, and (iv) for each Other Structure, the legal entity that directly owns the Systems subject to the Other Structure, as agreed by the Administrative Agent and Borrower at the time such Eligible Structure is financed pursuant to this Agreement. The Subject Funds are listed on Appendix 4 hereto, as the same may be updated from time to time in accordance with this Agreement.

“Subject Fund Borrowing Base” has the meaning set forth in Appendix 2.

“Subject Fund Value” has the meaning set forth in Appendix 2.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Subsidiary Guarantors” has the meaning set forth in the introductory paragraph of this Agreement.

“Supermajority Lenders” means, at any time, both (a) Majority Lenders and (b) Lenders constituting 66.67% of total number of Lenders party to this Agreement at such time.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.

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“System” means (i) a residential photovoltaic system including photovoltaic panels, racks, wiring and other electrical devices, conduit, weatherproof housings, hardware, one or more inverters, remote monitoring equipment, connectors, meters, disconnects, over current devices and battery storage, (ii) the applicable Customer Agreement related to such System and (iii) all other related rights applicable thereto.

“System Information” means the information listed on Appendix 6, which shall be in form, substance and content substantially the same as the tranche data file provided by the Loan Parties to the Administrative Agent during due diligence and on the Closing Date.

“Tax Equity Model” has the meaning set forth on Appendix 2.

“Tax Equity Representations” means, with respect to each Tax Equity Structure, representations set forth in Part I of Appendix 7.

“Tax Equity Required Consent” means, with respect to a Subject Fund, a consent executed by the Investor in such Subject Fund and each other party thereto containing, among others, each of the provisions set forth in Exhibit J and otherwise in form and substance acceptable to the Agents.

“Tax Equity Structure” means a Partnership Flip Structure, an Inverted Lease Structure, a Modified Inverted Lease Structure or a Repeat Tax Equity Structure.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Loan Commitment” means the aggregate amount of all Commitments of the Lenders hereunder as such amount may be (a) reduced from time to time pursuant to Section 2.2(c) or (b) increased pursuant to Section 2.9.  The Total Loan Commitment on the Closing Date was Three Hundred Fifty Million Dollars ($350,000,000), as of the First Amendment Date, the Total Loan Commitment was Three Hundred Seventy Five Million Dollars ($375,000,000), and, as of the Restatement Date, the Total Loan Commitment is Three Hundred Seventy Five Million Dollars ($375,000,000).

“True-Up Report” means, with respect to any Subject Fund, that report concerning the as-built state of each System after all such Systems are Placed-In-Service and the Investor’s commitment under such Subject Fund has been fully deployed or is otherwise no longer eligible to be deployed, as delivered by Vivint Solar Parent, Borrower Member, Borrower or the applicable Managing Member pursuant to the terms of the applicable Project Document of the applicable Subject Fund.

“Type” when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined.  For purposes hereof, the term “Rate” shall mean the LIBO Rate and the Base Rate.

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“UCC” means the Uniform Commercial Code of the jurisdiction the law of which governs the document in which such term is used or which governs the creation or perfection of the Liens granted thereunder.

“Undrawn Fees” has the meaning set forth in Section 2.3(a).

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.4(g)(ii)(B)(3).

“[***]” has the meaning set forth in Section 2.10(a)(iii).

“[***]” has the meaning set forth in Section 2.10(a)(iii).

“[***]” has the meaning set forth in Section 2.10(a)(iii).

“Vivint Solar Parent” means Vivint Solar, Inc., a Delaware corporation (f/k/a V Solar Holdings, Inc.).

“Watched Funds” has the meaning set forth in Appendix 2.

1.2Rules of Interpretation

.  Except as otherwise expressly provided, the rules of interpretation set forth below shall apply to this Agreement and the other Financing Documents:

(a)The singular includes the plural and the plural includes the singular.  The definitions of terms apply equally to the singular and plural forms of the terms defined.

(b)A reference to a Governmental Rule includes any amendment or modification to such Governmental Rule, and all regulations, rulings and other Governmental Rules promulgated under such Governmental Rule.

(c)A reference to a Person includes its permitted successors and assigns.

(d)The words “include,” “includes” and “including” are not limiting.

(e)A reference in a document to an Article, Section, Exhibit, Schedule, Annex or Appendix is to the Article, Section, Exhibit, Schedule, Annex or Appendix of such document unless otherwise indicated.  Exhibits, Schedules, Annexes or Appendices to any document shall be deemed incorporated by reference in such document.  In the event of any conflict between the provisions of this Agreement (exclusive of the Exhibits, Schedules, Annexes and Appendices thereto) and any Exhibit, Schedule, Annex or Appendix thereto, the provisions of this Agreement shall control.

(f)References to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time, provided such amendment, modification or supplement was made in compliance with this Agreement.

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(g)The words “hereof,” “herein” and “hereunder” and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document.

(h)References to “days” shall mean calendar days, unless the term “Business Days” shall be used.  References to a time of day shall mean such time in New York, New York, unless otherwise specified.

(i)The Financing Documents are the result of negotiations between, and have been reviewed by the Borrower, the Agents, each Lender and their respective counsel.  Accordingly, the Financing Documents shall be deemed to be the product of all parties thereto, and no ambiguity shall be construed in favor of or against the Borrower, the Agents or any Lender.

(j)Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “will” and “shall” shall be construed to have the same meaning and effect.

(k)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

(l)Accounting terms have the meanings assigned to them by GAAP, as applied by the accounting entity to which they refer.

(m)Unless otherwise specified in this Agreement, whenever a payment or performance of an action is required to be made pursuant to this Agreement on a day that is not a Business Day, such payment or performance shall be made on the next succeeding Business Day.

(n)If, at any time after the Closing Date, Moody’s or S&P or Moody’s RiskCalc shall change its respective system of classifications, then any Moody’s or S&P or Moody’s RiskCalc “rating” referred to herein shall be considered to be at or above a specified level if it is at or above the new rating which most closely corresponds to the specified level under the old rating system.

ARTICLE 2

THE CREDIT FACILITY

2.1Loan Facility.

(a)Loan Facility.

(i)Availability.

(A)

Subject to the terms and conditions set forth herein, each Lender agrees, severally and not jointly, to make one or more Loans to the Borrower, from time to time during the Availability Period, in an aggregate principal amount that will not result in such Lender’s Loans exceeding its Commitment.

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(B)

Notwithstanding the foregoing, (x) there shall be no more than one (1) Borrowing per calendar month and (y) the total principal amount of all Loans outstanding hereunder shall not exceed the Total Loan Commitment.

(C)

Each Loan made by a Lender under this Agreement shall reduce such Lender’s proportionate share of the Total Loan Commitment available hereunder; provided, however, such proportionate share shall be proportionately increased upon repayment of such Loan in whole or in part pursuant to Section 2.1(f).

(D)	Amounts borrowed hereunder and repaid pursuant to Section 2.1(f) may be reborrowed under this Section 2.1(a).

(ii)Loan Sizing; Minimum Draw Amount.  Notwithstanding anything to the contrary in Section 2.1(a)(i), the aggregate amount of each Borrowing (A) shall not cause the Outstanding Principal (including the amounts of the requested Borrowing) to exceed the Available Borrowing Base and (B) shall exceed $2,500,000 or such lesser amount as is remaining under the Total Loan Commitment.

(iii)Borrowing Notice.  The Borrower shall request Loans by delivering to the Administrative Agent an irrevocable written notice in the form of Exhibit B-1 (or such other form as may be approved by the Administrative Agent  (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent)), appropriately completed and signed by a Responsible Officer of the Borrower (a “Borrowing Notice”) by no later than 2:00 p.m., New York time, at least five (5) Business Days before the requested date of each Borrowing. Notwithstanding anything to the contrary in this Agreement, the Borrower may submit a Borrowing Notice prior to the Closing Date requesting (i) a Base Rate Loan in the aggregate principal amount of $87,000,000 to be funded on the Closing Date and (ii) that such Base Rate Loan will be converted on September 15, 2014 to a LIBO Rate Loan with an Interest Period of three (3) months, and the Administrative Agent shall be deemed to have approved such Borrowing Notice.

(iv)Borrowing Base Certificate; the Advance Model.  In connection with any Borrowing Notice, the Borrower shall also deliver to the Administrative Agent simultaneously with such Borrowing Notice, the applicable final, complete and executed Borrowing Base Certificate and the Advance Model.

(v)Calculations and Computations. If the Administrative Agent delivers a written notice to the Borrower contesting the Borrower’s calculations in such Borrowing Base Certificate, it shall inform the Borrower and provide an amended Borrowing Base Certificate. Thereafter, Borrower may (A) agree to such amended Borrowing Base Certificate and deliver an amended Borrowing Notice to the Administrative Agent, or (B) by written notice to the Administrative Agent, rescind the Borrowing Notice.  The delivery of an amendment to a Borrowing Notice or a rescission of a Borrowing Notice pursuant to this clause (v) shall not be subject to Section 2.7, provided that the Borrower delivers such

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amendment or rescission no later than 12:00 p.m. New York time three (3) Business Days before the requested Borrowing Date.

(b)Interest Provisions Relating to Loans.

(i)Interest Rate.  Subject to Section 2.4(c), the Borrower shall pay interest (including interest accruing after the commencement of an insolvency proceeding under applicable Bankruptcy Law) on the unpaid principal amount of each Loan from the date of the funding of such Loan until the Loan Maturity Date at the Applicable Interest Rate.

(ii)Interest Payment Dates.  Interest on the unpaid principal amount of each Loan shall be payable in arrears on (a) with respect to each LIBO Loan, the last day of any Interest Period with respect to such Loan, (b) with respect to each Base Rate Loan, each Scheduled Payment Date with respect to such Loan and (c) upon prepayment of any Loans as and to the extent provided in Section 2.1(f) and at maturity (whether by acceleration or otherwise); provided that interest payable pursuant to Section 2.4(c) shall be payable on demand.

(iii)Interest Computations.  All computations of interest on any LIBO Loan hereunder shall include the first day but exclude the last day of the Interest Period in effect for such Borrowing and shall be based upon a year of 360 days. All computations of interest on any Base Rate Loan hereunder shall be based upon a year of 365/366 days.  The Applicable Interest Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(iv)Interest Account and Interest Computations.  The Administrative Agent shall record in an account or accounts maintained by the Administrative Agent on its books (A) the Applicable Interest Rate for the Loans; (B) the date and amount of each principal and interest payment on each Loan; and (C) such other information as the Administrative Agent may determine is necessary for the computation of interest payable by the Borrower hereunder consistent with the basis hereof.  The Borrower agrees that all computations by the Administrative Agent of interest shall be deemed prima facie to be correct in the absence of manifest error.

(v)Continuation of Loans.  Each Borrowing hereunder shall be automatically continued, at the end of each Interest Period that ends prior to the Loan Maturity Date for the Loans comprising such Borrowing, for an additional Interest Period of the same duration as such ending Interest Period, unless the Borrower delivers a written notice in the form of Exhibit B-2, appropriately completed (a “Continuation Notice”) electing a different Interest Period by no later than 2:00 p.m., New York Time, at least three (3) Business Days prior to the end of such Interest Period.  Each such continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the continued Borrowing.

(vi)Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Borrowing, (A) the Administrative Agent determines that (i) Dollar deposits

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are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such LIBO Rate Loan, or (ii) adequate and reasonable means do not exist for determining the LIBO Rate or Daily LIBO Rate for any requested Interest Period with respect to a proposed LIBO Rate Loan  or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (A) (i) and (ii) above, “Impacted Loans”), or (B) the Administrative Agent determines that for any reason  the LIBO Rate or Daily LIBO Rate for any requested Interest Period with respect to a proposed LIBO Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such LIBO Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain LIBO Rate Loans shall be suspended (to the extent of the affected LIBO Rate Loans or Interest Periods) and (y) in the event of a determination described in the preceding sentence with respect to the LIBO Rate component of the Base Rate, the utilization of the LIBO Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent upon the instruction of the Majority Lenders revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of LIBO Rate Loans (to the extent of the affected LIBO Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a borrowing of Base Rate Loans in the amount specified therein.

Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (A) (i) of this Section, the Administrative Agent, in consultation with the Borrower and the affected Lenders, may establish an alternative interest rate for the Impacted Loans,  in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (A) of the first sentence of this Section, (2) the Administrative Agent notifies the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.

(vii)After giving effect to the Loans, all conversions of the Loans from one Type to the other, and all continuations of the Loans as the same Type, there shall not be more than five (5) Interest Periods in effect at any one time with respect to the Loans.

(c)Principal Payments of Loans.  All outstanding principal of, and all unpaid interest, fees and costs payable hereunder with respect to each of the Loans shall be due and payable in full on such Loan’s Loan Maturity Date.

(d)Promissory Notes.  If requested by any Lender, the Borrower shall execute and deliver to such Lender a promissory note in the form of Exhibit A (individually, a “Note” and,

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collectively, the “Notes”), payable to the order of such Lender and in the principal amount of such Lender’s Proportionate Share of the Loans.

(e)Loan Funding.

(i)Notice.  The Borrowing Notice, as well as the applicable Borrowing Base Certificate and the Advance Model, shall be delivered to the Administrative Agent in accordance with Section 2.1(a).  The Administrative Agent shall promptly notify each Lender of the date of each requested Borrowing and such Lender’s Proportionate Share of the requested Borrowing.

(ii)Pro Rata Loans.  All Loans shall be made on a pro rata basis by the Lenders in accordance with their respective Proportionate Share, with the Borrowing of Loans to be comprised of a Loan by each Lender equal to such Lender’s Proportionate Share of the Borrowing.

(iii)Administrative Agent Account.  No later than 12:00 p.m., New York time on the date of the requested Borrowing, if the applicable conditions precedent listed in Sections 3.1 and 3.2 have been satisfied or waived, each Lender shall make available the Loans requested in the Borrowing Notice in Dollars and in immediately available funds to the Administrative Agent at its account in the United States identified in Annex 1.

(f)Prepayments.

(i)Voluntary Prepayment of Loans.  The Borrower may, at its option, prepay, all outstanding Loans in whole or in part.  Any partial prepayment hereunder shall be in a minimum aggregate amount of One Million Dollars ($1,000,000) and in an integral multiple of One Million Dollars ($1,000,000), provided, however, that any prepayment pursuant to this Section 2.1(f)(i) shall not result in any release of Collateral without further action of the Collateral Agent; provided, further, that the foregoing minimum amount requirement shall not apply to a prepayment of the Loans made pursuant to Section 8.4(c).

(ii)Mandatory Prepayments.  In accordance with Section 2.1(f)(iii), (A) during a Repayment Event, on each Scheduled Payment Date, the Borrower shall prepay the Loans as required pursuant to Section 3.3(d)(3) of the CADA; (B) if any Loan Party or any of such Loan Party’s Subsidiaries (x) incurs or issues any Debt after the Closing Date that is not otherwise permitted to be incurred pursuant to Section 6.3 or (y) issues any capital stock, then, in each case, the Borrower shall prepay the Loans, in an aggregate principal amount equal to 100% of all net proceeds received therefrom, on or prior to the date which is two (2) Business Days after the receipt by the Borrower or such Loan Party of such net proceeds; (C) upon receipt of any funds for the prepayment of principal pursuant to Section 2.10(b), the Borrower shall cause such funds to be applied as a prepayment of the outstanding principal of the Loans; (D) if for any reason the aggregate outstanding principal amount of any Lender’s Loans exceeds the Commitment of such Lender during the Availability Period, the Borrower shall immediately prepay such Loans in an amount equal to such excess (and any such prepayment shall be applied to the outstanding principal of such Lender’s Loans); and (E)  upon receipt of any Equity Contributions for the purpose

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of curing a Default under Section 8.1(l), the Borrower shall cause the proceeds of such Equity Contribution to be applied as a prepayment of outstanding principal of the Loans in an amount not less than the amount required to satisfy the Applicable Threshold Test; provided that the Borrower may cure any Default under Section 8.1(l) by, within ten (10) Business Days from the date of the Borrowing Base Certificate referred to in Section 8.1(l), making a request to the Administrative Agent to add additional Systems or Subject Funds to the Available Borrowing Base in accordance with the terms set forth in this Agreement in order to cause the Outstanding Principal to be less than the Available Borrowing Base. In the event that adding such additional Systems or Subject Funds to the Available Base would cause the Available Borrowing Base to exceed the Outstanding Principal, as evidenced by a new Borrowing Base Certificate approved by the Administrative Agent, and such new Systems or Subject Funds are subsequently added to the Available Borrowing Base in accordance with the terms of this Agreement within such ten (10) Business Day period, then any Default under Section 8.1(l) shall be deemed to be cured.  For the avoidance of doubt, no such Default shall be deemed cured if the inclusion of new Systems or Subject Funds does not otherwise reduce the Outstanding Principal to an amount less than the Available Borrowing Base.

(iii)Terms of Prepayments.

(A)

All voluntary and mandatory prepayments of Loans under this Section 2.1(f) shall be subject to Section 2.7 but shall otherwise be without premium or penalty and shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

(B)

The Borrower shall give the Administrative Agent at least three (3) Business Days’ notice of any voluntary prepayment under Section 2.1(f)(i).  Each notice of voluntary prepayment shall (x) specify the voluntary prepayment date, and (y) be accompanied by a certificate signed by a Responsible Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such voluntary prepayment.

2.2Commitments

.

(a)Generally.  Subject to the terms and conditions set forth herein, each Lender agrees, severally and not jointly, to make one or more Loans to the Borrower, from time to time during the Availability Period, in an aggregate principal amount that will not result in such Lender’s Loans exceeding its Commitment.

(b)Scheduled Commitment Termination Date.  Unless previously terminated, the Commitments shall automatically terminate on the last day of the Availability Period.

(c)Voluntary Termination or Reduction of Commitments.  The Borrower may, at any time, terminate, or from time to time reduce, the Commitments provided that each partial reduction of the Commitments shall be in an amount that is One Million Dollars ($1,000,000) or a larger

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multiple of Five Hundred Thousand Dollars ($500,000); provided that no such reduction shall reduce the Commitments such that the amount of Outstanding Principal exceeds the Total Loan Commitment.

(d)Notice of Voluntary Termination or Reduction.  The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under this Section 2.2 at least three (3) Business Days prior to the effective date of such termination and reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section 2.2 shall be irrevocable.

(e)Effect of Termination or Reduction.  Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.  Notwithstanding any termination or reduction of the Commitments pursuant to this Section 2.2(e), the Commitment Fee shall not be reduced in any event unless otherwise set forth in the Fee Letters.

2.3Fees

.

(a)Undrawn Fee.  On each Scheduled Payment Date and on and until the earlier of (i) the last day of the Availability Period and (ii) the date on which the Total Loan Commitments are canceled or terminated, the Borrower shall pay to the Administrative Agent, for the account of each applicable Lender, a commitment fee for each such Lender (the “Undrawn Fees”) accruing from the date of execution of this Agreement or the preceding Scheduled Payment Date, as applicable, until the date of such payment (the “Calculation Period”) equal to (A) during the six months following the Restatement Date, [***]% per annum (based upon a year of 365/366 days) on the average daily unutilized portion of the Commitment of such Lender during such Calculation Period and (B) thereafter, (x) subject to the proviso below, if the average daily unutilized portion of the Commitment of such Lender during such Calculation Period exceeds 50% of such Lender’s Commitment, [***]% per annum (based upon a year of 365/366 days) on the average daily unutilized portion of the Commitment of such Lender during such Calculation Period and (y) if the average daily unutilized portion of the Commitment of such Lender during such Calculation Period is 50% or less of such Lender’s Commitment, [***]% per annum (based upon a year of 365/366 days) on the average daily unutilized portion of the Commitment of such Lender during such Calculation Period; provided that in calculating the average daily unutilized portion of a Lender’s Commitment, any amounts repaid hereunder for the purpose of releasing a Subject Fund from the Liens of the Financing Documents (as indicated by written notice from the Borrower to the Administrative Agent in connection with such repayment) shall be deemed to be utilized for a period of three (3) months commencing on the date of such repayment.

(b)Fee Letters.  On the Closing Date and thereafter, the Borrower shall pay to the Lead Arrangers, the Administrative Agent, the Lenders, the Depositary and any other parties thereto (for their respective accounts) such fees in the amount and at the times set forth in the Fee Letters.

2.4Other Payment Terms

.

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(a)Place and Manner.  All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m., New York time, on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Proportionate Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 2:00 p.m., New York time, shall be deemed received on the next succeeding Business Day (it being understood that the Administrative Agent, in its sole discretion, may deem payments received after such time on any day to be received on the date due) and any applicable interest or fee shall continue to accrue.

(b)Date.  Unless otherwise specified in this Agreement, whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall instead be due on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

(c)Default Interest.  If any amounts required to be paid by the Borrower under this Agreement or any other Financing Document (including principal or interest payable on any Loan, and any fees or other amounts payable to the Agents or any Lender) remain unpaid after such amounts are due, whether by acceleration or otherwise, the Borrower shall pay interest on the aggregate, outstanding balance of such overdue amount from the date due until the amounts are paid in full at a per annum rate equal to the Default Rate.  Such Default Rate shall apply automatically without the need for any notice from the Administrative Agent or any Lender; provided that the foregoing shall not be intended to modify any other notice obligation hereunder including the notice provisions applicable to Events of Default.

(d)Net of Taxes, Etc.

(i)

(A)Taxes.  Any and all payments by or on account of any obligation of any Loan Party under any Financing Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws.  If any applicable Laws (as determined in the good faith discretion of the applicable withholding agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis or the information and documentation to be delivered pursuant to subsection (g) below.

(B)

If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has

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received pursuant to subsection (g) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 2.4(d)) the applicable recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(C)

If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (g) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 2.4(d)) the applicable recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(ii)Payment of Other Taxes by the Borrower.  Without limiting the provisions of subsection (i) above, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Laws, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(iii)Indemnity.

(A)

The Borrower shall indemnify each Agent and each Lender for the full amount of Indemnified Taxes (including any Indemnified Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.4(d)) arising from the execution, delivery or performance of its obligations or from receiving a payment hereunder, or enforcing this Agreement or any Financing Document, paid by, or required to be withheld or deducted from a payment to, such Agent or Lender, or any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted;

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provided that the Borrower shall not be obligated to indemnify any Agent or Lender for any penalties, additional interest or expense relating to Indemnified Taxes arising from such Agent’s or Lender’s gross negligence or willful misconduct.  A certificate as to the amount of such payment or liability delivered to the Borrower by an Agent or Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.  Payments by the Borrower pursuant to this indemnification shall be made within ten (10) days from the date such Agent or Lender makes written demand therefor.  The Borrower shall, and does hereby indemnify the Administrative Agent, and shall make in respect thereof within ten (10) days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 2.4(d)(iii)(B) below.

(B)

Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within ten (10) days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (y) the Administrative Agent and the Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.13(b) relating to the maintenance of a Participant Register and (z) the Administrative Agent or the Borrower, as applicable, against any Excluded Taxes attributable to such Lender that are payable or paid by the Administrative Agent or the Borrower in connection with any Financing Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender, as the case may be, under this Agreement or any other Financing Document against any amount due to the Administrative Agent under this clause (B).

(iv)Evidence of Payments.  Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by any Loan Party or by the Administrative Agent to a Government Authority as provided in this Section 2.4(d), the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy any return required by

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Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(v)Treatment of Certain Refunds.  If any Agent or Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower pursuant to this Section 2.4(d) (including by the payment of additional amounts pursuant to this Section 2.4(d)), it shall pay to the Borrower an amount equal to such refund (but only to the extent of the indemnity payments made under this Section 2.4(d) with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses related thereto (including taxes) of such Agent or Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  The Borrower, upon the request of such Lender or Agent, shall repay to such Lender or Agent the amount paid over pursuant to this paragraph (v) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Lender or Agent is required to repay such refund to such Governmental Authority; provided that the Borrower shall not be obligated to reimburse an Agent or any Lender for any penalties, additional interest or other charges arising from such Agent’s or Lender’s gross negligence or willful misconduct.  Notwithstanding anything to the contrary in this paragraph (v), in no event will Lender or Agent be required to pay any amount to the Borrower pursuant to this paragraph (v) the payment of which could place such Lender or Agent in a less favorable net after-tax position than such Lender or Agent would have been in if the tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such tax had never been paid.  This paragraph shall not be construed to require any Agent or Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(vi)Survival of Obligations.  The obligations included in this Section 2.4(d) shall survive the termination of this Agreement and the repayment and discharge of the Obligations of the Loan Parties.

(e)Application of Payments.

(i)Except as otherwise provided herein (including in Section 7.1), payments made under this Agreement and the other Financing Documents shall be applied first, to any fees, costs, charges or expenses payable to the Administrative Agent and the Collateral Agent hereunder; second, to any fees, costs, charges or expenses payable to the Lenders hereunder or under the other Financing Documents; third, to any accrued but unpaid interest on the Loans; and fourth, to the outstanding principal of the Loans.

(ii)The Administrative Agent shall promptly distribute to each Lender its Proportionate Share of each payment of principal, payments, fees and any other amounts received by the Administrative Agent for the account of the Lenders under the Financing Documents.  The payments made for the account of each Lender shall be made, and distributed to it, for the account of such Lender’s Lending Office.

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(f)Failure to Pay Administrative Agent.

(i)Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Loan of LIBO Rate Loans (or, in the case of any Base Rate Loans, prior to 12:00 noon on the date of such proposed Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.1(e)(iii) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Proportionate Share included in such Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)Unless the Administrative Agent shall have received notice from the Borrower at least two (2) Business Days prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender.  If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, such Lender shall repay to the Administrative Agent forthwith upon demand such amount distributed to such Lender, together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at a rate equal to the Applicable Interest Rate for each day during such period.  A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing by such Lender under this Section 2.4(f) shall be conclusive in the absence of manifest error.

(g)Withholding Exemption Certificates.

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Financing Document shall

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deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.4(g)(ii)(A), 2.4(g)(ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing,

(A)

any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)

any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Financing Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Financing Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)executed originals of IRS Form W-8ECI;

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(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I on behalf of each such direct and indirect partner;

(C)

any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)

if a payment made to a Lender under any Financing Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such

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Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 2.4(g) expires or becomes obsolete or inaccurate in any respect, it shall promptly (but in any event on or before the next Scheduled Payment Date; provided that such Scheduled Payment Date is at least ten (10) Business Days after such certificate expires or becomes obsolete) update such form or certification or notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

2.5Pro Rata Treatment.

(a)Except as otherwise provided herein each Borrowing, each payment of principal of any Borrowing, each payment of interest on the Loans, each payment of Commitment Fees, each payment of Undrawn Fees and each reduction of the Commitments shall be made or shared among the Lenders pro rata according to their respective applicable Commitments (or, if such Commitments shall have expired or terminated, other than with respect to payment of Undrawn Fees, in accordance with the respective principal amounts of their outstanding Loans).  Each Lender agrees that in computing each Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole Dollar amount.

(b)Sharing of Payments, Etc.  If any Lender (a “Benefited Lender”) shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Loans (or interest thereon) owed to it, in excess of its ratable share of payments on account of such Loans obtained by all Lenders entitled to such payments (for the avoidance of doubt, only Lenders holding Refinanced Debt shall be entitled to payment from the proceeds of Refinancing Loans until such Lenders are fully repaid), such Lender shall forthwith purchase from the other Lenders such participations in the Loans, as the case may be, as shall be necessary to cause such Benefited Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Benefited Lender, such purchase from such Lender shall be rescinded and each other Lender shall repay to the Benefited Lender the purchase price to the extent of such recovery together with an amount equal to such other Lender’s ratable share (according to the proportion of (i) the amount of such other Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the Benefited Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.5(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation; provided, that the provisions of this Section 2.5(b) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or any payment obtained by a Lender as consideration for the assignment of sale of a participation

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in any of its Loans to any assignee or participant, other than to a Loan Party or any of their Affiliates (as to which provisions of this Section 2.5(b) apply).

2.6Change of Circumstances

.

(a)Increased Costs.  If, after the date of this Agreement, any Change of Law:

(i)shall impose, modify or hold applicable any reserve, special deposit or similar requirement (except any reserve requirement reflected in the LIBO Rate) against assets held by, deposits or other liabilities in or for the account of, advances or loans by any Lender;

(ii)shall impose on any Lender any other condition not otherwise contemplated hereunder affecting this Agreement or Loans made by such Lender; or

(iii)shall subject the Lender to any taxes other than Taxes covered by Section 2.4(d) or Excluded Taxes,

and the effect of any of the foregoing is to increase the cost to such Lender of making or maintaining any such Loan or Commitment or to reduce any amount received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower shall promptly, but in no event later than ten (10) Business Days’ after receipt of written demand therefor by such Lender (accompanied by a certificate from such Lender setting forth the amount of the incurred costs as determined by such Lender in good faith and which shall be conclusive absent manifest error), pay to such Lender such additional amounts sufficient to reimburse such Lender for such increased costs or to compensate such Lender for such reduced amounts, to the extent actually incurred by or suffered by such Lender.

(b)Capital Requirements.  If any Lender reasonably determines that (i) any Change of Law that affects or would affect the amount of capital or liquidity required or expected to be maintained by such Lender or on the Lender’s holding company (a “Capital Adequacy Requirement”) and (ii) the amount of capital or liquidity maintained by such Lender or such Lender’s holding company which is attributable to or based upon the Loans, the Commitments or this Agreement must be increased as a result of such Capital Adequacy Requirement (taking into account such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), the Borrower shall promptly, but in no event later than ten (10) Business Days’ after receipt of written demand therefor by such Lender (accompanied by a certificate from such Lender setting forth the amount of the incurred costs as determined by such Lender in good faith and which shall be conclusive absent manifest error), pay such amounts as such Lender shall determine are necessary to compensate such Lender for the increased costs to such Lender of such increased capital or liquidity.

(c)Notice.  Each Lender will notify the Borrower of any event occurring after the date of this Agreement that will entitle such Lender to compensation pursuant to this Section 2.6, as promptly as is practicable.  Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.6 shall not constitute a waiver of such Lender’s right to demand such compensation; provided, that the Borrower shall not be required to compensate a Lender pursuant

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to this Section 2.6 for any increased costs or reductions incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the Change of Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change of Law giving rise to such increased costs or reductions is retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof.  The protection of this Section 2.6 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the Change of Law that shall have occurred or been imposed.

(d)Change in Legality.  Notwithstanding any other provision of this Agreement, if any Change of Law shall make it unlawful for any Lender to make or maintain a LIBO Loan or to give effect to its obligations as contemplated hereby with respect to any LIBO Loan, then, by written notice to the Borrower and to the Administrative Agent:

(i)such Lender may declare that LIBO Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued), whereupon any request for a Borrowing (or any continuation of a Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for a Base Rate Loan (or a continuation of a LIBO Loan as a Base Rate Loan), unless such declaration shall be subsequently withdrawn; and

(ii)such Lender may require that all outstanding LIBO Loans made by it be converted to Base Rate Loans, in which event all such LIBO Loans shall be automatically converted to Base Rate Loans as of the effective date of such notice as provided below.

In the event any Lender shall exercise its rights under clauses (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the LIBO Loans that would have been made by such Lender or the converted LIBO Loans of such Lender shall instead be applied to repay the Base Rate Loans made by such Lender in lieu of, or resulting from the conversion of, such LIBO Loans.  For purposes of this clause (d), a notice to the Borrower by any Lender shall be effective as to each LIBO Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such LIBO Loan (which shall be a Scheduled Payment Date); in all other cases such notice shall be effective on the date of receipt by the Borrower.

2.7Funding Losses

.  The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount for the prepayment of principal of any Loan (other than a Base Rate Loan) prior to the end of the Interest Period in effect therefor or (ii) any Loan (other than a Base Rate Loan) to be made by such Lender not being made after notice, (b) any default in the making, or failure to make on the date and in the amount notified of any payment or prepayment required to or permitted to be made by or on behalf of the Borrower hereunder on any Loan (other than a Base Rate Loan) (any of the events referred to in this clauses (a) and (b) being called a “Breakage Event”).  In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (A) its costs of obtaining funds for the Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been

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in effect) for such Loan over (B) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period.  A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.7 shall be delivered to the Borrower and shall be conclusive absent manifest error.

2.8Alternate Office; Minimization of Costs

.

(a)Any Lender may designate a Lending Office other than that set forth in Annex 2 and may assign all of its interests under the Financing Documents, and  its Notes (if any), to such Lending Office, provided that such designation and assignment do not at the time of such designation and assignment increase the reasonably foreseeable liability of the Borrower under Section 2.4(d), Section 2.6(a) or Section 2.6(b).

(b)If the Borrower is required to pay additional amounts under Section 2.4(d) or any Lender requests compensation under Section 2.6(a) or Section 2.6(b), then such Lender shall, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (i) file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would avoid or minimize any additional costs, taxes, expense or obligation which would otherwise be imposed on the Borrower pursuant to Section 2.4(d), Section 2.6(a) or Section 2.6(b); provided, however, that no Lender shall be required to take any such action that, as determined by such Lender in its sole discretion, would adversely affect the making, issuing, funding or maintaining of such Loans or the interests of such Lender; provided, further, however, that such efforts shall not cause the imposition on any Lender of any additional costs or expenses, unless the Borrower agrees to pay such additional costs and expenses.

(c)If (i) the Borrower incurs any liability to a Lender under Section 2.4(d), Section 2.6(a) or Section 2.6(b) or (ii) any Lender is a Defaulting Lender, then the Borrower, at its sole expense (including with respect to the processing and recordation fee referred to in Section 10.4) may, upon notice to such Lender and the Administrative Agent require the Lender subject to this Section 2.8(c) to assign and delegate, without recourse, all its interests, rights and obligations under this Agreement and under the Loans and Commitments of the Lender being replaced hereunder to an Eligible Assignee that shall assume all those rights and obligations; provided, however, that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other governmental authority having valid jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed, and (z) the Borrower or such assignee shall have paid to the replaced Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender plus all fees and other amounts accrued for the account of such Lender hereunder with respect thereto (including any amounts under Sections 2.6 and 2.7).  A Lender subject to this Section 2.8(c) shall not be required to make any such assignment and delegation if  (A) prior to any such assignment and delegation the circumstances entitling the Borrower to require such assignment and delegation have ceased to apply (including as a result of any action taken by such Lender pursuant to clause (b) above), (B) if such Lender shall waive its right to claim compensation or payment under Section 2.4(d), Section

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2.6(a) or Section 2.6(b) or (C) if any Default or Event of Default then exists.  Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender, as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 2.8(c). Nothing in this Section 2.8 shall be deemed to prejudice any rights that the Borrower may have against any Lender that is a Defaulting Lender. The Administrative Agent and each Lender hereby agree to cooperate with the Borrower to effectuate the assignment of any Defaulting Lender’s interest hereunder.

2.9Increase in Loan Facility

.

(a)Request for Increase.  If the Available Borrowing Base exceeds $200 million at any time following the Closing Date and the Borrower is in compliance with the Borrowing Base Requirement, the Borrower may request an increase in Commitments upon written notice to the Administrative Agent in the form of Exhibit D (each such notice, a “Incremental Loan Commitment Increase Notice”), pursuant to which the Borrower will request the Lenders to provide on a pro rata basis, or, in the event one or more of the Lenders declines to provide its pro rata share of the requested amount of the increase in commitments pursuant to Section 2.9(b), permit other existing Lenders (on a non-pro rata basis) or New Lenders (defined below) to provide, new Commitments to increase the Total Commitment Amount (each such new Commitment, an “Incremental Loan Commitment”); provided, that:

(i)the Incremental Loan Commitment Increase Notice shall set forth (A) the aggregate amount of the Incremental Loan Commitments requested, (B) the date on which such Incremental Loan Commitments are requested to be effective (“Incremental Loan Increase Date”), which shall not be less than sixty (60) days after the date of such notice, (C) the requested maturity date and interest rate of Incremental Loans related to such Incremental Loan Commitments, and (D) the upfront fees the Borrower proposes to pay to participating Lenders in such Incremental Loan Commitment,

(ii)all Incremental Loan Commitments hereunder shall not exceed $175,000,000 (the “Incremental Loan Amount”) in the aggregate,

(iii)any request for an Incremental Loan Commitment shall be in a minimum amount of (x) $50,000,000 or (y) such lesser amount equal to the Incremental Loan Amount minus the Incremental Loan Commitments granted on or prior to the date of such request,

(iv)the terms of each requested Incremental Loan Commitment are identical to those applicable to the original Commitment, other than with respect to (x) maturity (provided that the Loan Maturity Date of any Incremental Loan shall not be earlier than the Loan Maturity Date of the Initial Loans), (y) interest rates, and (z) upfront fees,

(v)if the All-In Yield applicable to such Incremental Loan Commitment shall be greater than the applicable All-In Yield payable with respect to any Loans (other than Incremental Loans made pursuant to such Incremental Loan Commitment) by more than 50 basis points per annum (the amount of such excess, the “Yield Differential”) then the

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interest rate (together with, as provided in the proviso below, the LIBO Rate or Base Rate floor) with respect to such Loans shall be increased by the applicable Yield Differential; provided, that, if any Incremental Loan Commitments include a LIBO Rate or Base Rate floor that is greater than the LIBO Rate or Base Rate floor applicable to any existing Loans, such differential between interest rate floors shall be included in the calculation of All-In Yield for purposes of this clause (v) but only to the extent an increase in the LIBO Rate or Base Rate Floor applicable to the existing Loans would cause an increase in the interest rate then in effect thereunder, and in such case the LIBO Rate and Base Rate floors (but not the Applicable Margin) applicable to the existing Loans shall be increased to the extent of such differential between interest rate floors; provided further that any undrawn or commitment fees applicable to such Incremental Loan Commitments shall be included in the foregoing calculation solely to the extent such fees exceed those applicable to the Loans by more than 50 basis points per annum;

(vi)no request for an Incremental Loan Commitment may be made after the end of the Availability Period,

(vii)the Borrower shall provide to the Administrative Agent such information that is reasonably requested by the Administrative Agent on behalf of the Lenders to evaluate the request for an Incremental Loan Commitment,

(viii)on the date of the request by the Borrower for an Incremental Loan Commitments, the conditions set forth in Section 2.9(e)(i) shall have been satisfied, and

(ix)no Lender shall be obligated to provide any new or additional Commitment.

(b)Lender Elections to Increase.  Upon receipt of an Incremental Loan Commitment Increase Notice pursuant to Section 2.9(a), the Lenders shall have thirty (30) days to accept an offer to participate in the requested Incremental Loan Commitments by delivering to the Administrative Agent confirmation substantially in the form attached as Exhibit E (each, an “Increasing Incremental Lender Confirmation”).  Any Lender may accept or decline such offer in any amount up to its pro rata share of the aggregate amount of the Incremental Loan Commitments requested in such Lender’s sole and absolute discretion.  In the event that any one or more Lenders declines to increase its Commitment by its full pro rata share of the Incremental Loan Commitments requested, the Administrative Agent shall offer the other Lenders the opportunity to further increase their Commitments in an aggregate amount equal to the remaining requested increase.

(c)Notification by Administrative Agent; Additional Lenders.  The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder.  If the Lenders determine not to increase their Commitments in the amount of the requested increase, then in order to achieve the full amount of a requested increase, subject to (other than in the case of Eligible Assignees which are federally regulated banking institutions) the approval of the Administrative Agent (which approval shall not be unreasonably withheld), the Borrower may then invite additional Eligible Assignees to become Lenders on the same terms that were offered to the existing Lenders by executing a New Lender Accession Agreement (each such Eligible Assignee entering into a New Lender Accession Agreement, a “New Lender”). For the

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avoidance of doubt, the Borrower may not invite any additional Eligible Assignee to become a New Lender until all Lenders existing at such time have declined to increase their Commitments in an aggregate amount equal to the requested increase.

(d)Effective Date and Allocations.  On each Incremental Loan Increase Date, upon the fulfillment of the conditions set forth in Section 2.9(e), the Administrative Agent shall notify the Lenders (including any New Lenders) and the Borrower, on or before 11:00 a.m., New York time, of the occurrence of the requested Incremental Loan Commitments to be effected on such Incremental Loan Increase Date and shall record in the Register with the relevant information with respect to each Lender that executes an Incremental Lender Confirmation and each New Lender on such date.

(e)Conditions to Effectiveness of Increase.  Any Incremental Loan Commitments are subject to the occurrence of the Closing Date and the satisfaction of each of the following conditions on such Incremental Loan Increase Date:

(i)no Default or Event of Default shall have occurred and be continuing;

(ii)immediately before and after giving effect to such Incremental Loan Commitments, the Borrower is in pro forma compliance with the Borrowing Base Requirement;

(iii)no Repayment Event has occurred and remains ongoing;

(iv)the Available Borrowing Base exceeds $200 million;

(v)no New Lenders are Investors or Sponsor;

(vi)since the delivery of the most recent financial statements of the Borrower delivered pursuant to Section 5.3, no Material Adverse Effect has occurred or is continuing;

(vii)the representations and warranties set forth in Section 4.1 and in each other Financing Document shall be true and correct in all material respects as of the Incremental Loan Increase Date (unless such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date);

(viii)the Administrative Agent shall have received a duly executed Incremental Loan Commitment Increase Notice and any fee letters entered into in connection with such Incremental Loan Commitments;

(ix)the Administrative Agent shall have received for its own account, and for the account of each Incremental Loan Lender or New Lender entitled thereto, all fees due and payable as of the Incremental Loan Increase Date pursuant to Section 2.3, and all costs and expenses, including costs, fees and expenses of legal counsel, for which invoices have been presented; provided that costs, fees and expenses of legal counsel may be subject to caps as agreed to between the Borrower and the relevant party;

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(x)if requested by an Incremental Loan Lender providing any portion of such Incremental Loan Commitments on such Incremental Loan Increase Date, such Incremental Loans shall be evidence by a Note; and

(xi)the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the Incremental Loan Increase Date signed by a Responsible Officer of the Borrower (x) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such increase, and (y) certifying that each of the conditions set forth in this Section 2.9(e) have been met as of the Incremental Loan Increase Date.

(f)Upon any Incremental Loan Increase Date on which Incremental Loan Commitments are effected pursuant to this Section 2.9, (a) each of the Lenders as of such Incremental Loan Increase Date shall assign to each of the lenders providing such Incremental Loan Commitments and each of the lenders providing such Incremental Loan Commitments shall purchase from each of the Lenders, at the principal amount thereof plus accrued and unpaid interest as of the date of such assignment, such interests in the Commitments and Loans outstanding on such Incremental Loan Increase Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Commitments and Loans will be held by existing Lenders and lenders providing such Incremental Loan Commitments ratably in accordance with their Commitments after giving effect to the addition of such Incremental Loan Commitments to the Commitments, (b) each Incremental Loan Commitment shall be deemed for all purposes a Commitment and each Loan made thereunder shall be deemed, for all purposes, a Loan and (c) each lender providing such Incremental Loan Commitments shall become a Lender with respect to the Commitments and all matters relating thereto.  Notwithstanding anything to the contrary herein, no consent of the Borrower shall be required for any of the foregoing assignments and purchases. For the avoidance of doubt, the Administrative Agent and the Lenders hereby agree that the minimum borrowing and prepayment requirements in Section 2.1(a)(ii) and 2.1(f) of this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(g)For the avoidance of doubt, no Incremental Loan Commitments (if any) shall result in any adverse change to the Loan Maturity Date, interest rates and/or upfront fees applicable to the Closing Date Commitments of existing Lenders.

(h)Notwithstanding any Incremental Loan Commitments, the Administrative Agent shall retain all of its rights hereunder, including with respect to determining the Available Borrowing Base and approving new Subject Funds.

(i)In the event of any conflict between this Section 2.9 and Section 9.9 of this Agreement, this Section 2.9 shall control and govern.

2.10Eligible Structures; Addition of Subject Funds; Release of Subject Funds

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(a)To the extent that the Available Borrowing Base is less than the Total Loan Commitment prior to the expiration of the Availability Period, and no Default (other than a Default that the Borrower has certified to the Administrative Agent it intends to cure by the inclusion of such Potential New Fund as a Subject Fund) or Event of Default has occurred and is continuing:

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(i)the Borrower may request the inclusion of additional potential Eligible Structures (each, a “Potential New Fund”); provided that:

(A)

the Borrower shall make such request no fewer than (x) with respect to any Eligible Structure other than a Repeat Tax Equity Structure, forty-five (45) days prior to the expiration of the Availability Period and (y) with respect to any Repeat Tax Equity Structure, fifteen (15) Business Days prior to the expiration of the Availability Period, in each case, by delivery of written notice of its request for the inclusion of such Potential New Fund in the form attached hereto as Exhibit K (a “Potential New Fund Notice”);

(B)	the Borrower shall not request, and Administrative Agent shall be under no obligation to review, more than one Potential New Fund (excluding Repeat Tax Equity Structures) at any one time;
(C)

with respect to any Tax Equity Structure other than a Repeat Tax Equity Structure (which Tax Equity Structure, for the avoidance of doubt, shall conform to the applicable characteristics set forth in Appendix 11), the Administrative Agent shall have forty-five (45) days following the Borrower’s satisfaction of the conditions precedent set forth in Sections 3.4(a) and (b) to conduct due diligence and determine, in its reasonable discretion, (i) whether such Potential New Fund is acceptable and (ii) if so, in consultation with the Borrower and the Lenders whether to designate such Potential New Fund as a Cash-Sweep Fund or a Non-Cash-Sweep Fund in Appendix 4 and for all purposes under this Agreement; and

(D)

with respect to Repeat Tax Equity Structures, the Administrative Agent shall have fifteen (15) Business Days following the Borrower’s satisfaction of the conditions precedent set forth in Sections 3.4(a) and (b) to conduct, or cause to be conducted, legal reviews and reviews of underlying Systems and Host Customers related to such Repeat Tax Equity Structure to the extent it deems such reviews appropriate; the Administrative Agent may, but so long as the Borrower makes the Tax Equity Representations shall be under no obligation to, conduct any due diligence with respect to such Potential New Fund and such Potential New Fund shall be included as a Subject Fund for all purposes hereunder following satisfaction of the applicable conditions precedent set forth in Section 3.4; and

(E)

with respect to any Other Financed Structure, the Administrative Agent shall conduct due diligence for as long as it deems necessary and together with the Majority Lenders shall determine, in their reasonable discretion, whether such Other Financed Structure is acceptable.

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(ii)If following review of any such Potential New Fund in consultation with the Borrower, the Administrative Agent notifies the Borrower in writing that such Potential New Fund is acceptable for inclusion in the Available Borrowing Base, such Potential New Fund shall become a Subject Fund subject to the terms of the Financing Documents upon the satisfaction by Borrower of each of the conditions precedent set forth in Section 3.4.

(iii)Simultaneously with the satisfaction of the conditions precedent set forth in Section 3.4, the Administrative Agent shall update (A) Appendix 4 to include such new Subject Fund, its related Managing Member, and whether it is a Cash-Sweep Fund or a Non-Cash-Sweep Fund, (B) Appendix 5 to include such new Subject Fund’s Project Documents, (C) Schedule 1.1(b) to include the Responsible Officers of such Subject Fund, (D) Schedule 4.1(x) to reflect the Equity Interests related to such Subject Fund, (E) Schedule 4.1(f) to include any existing Debt of the Managing Member of such Subject Fund, (F) Schedule A of Appendix 7 to include any existing Debt of such Subject Fund, and (G) Schedule 6.7 to include the investments of all the Loan Parties related to such Subject Fund.  Notwithstanding anything to the contrary herein, as a one-time accommodation to the Loan Parties, the Administrative Agent and Lenders have agreed to designate the following Subject Funds as Non-Cash-Sweep Funds: (1) [***] and (2) [***].

(iv)For the avoidance of doubt, each Repeat Tax Equity Structure shall be designated as a Cash-Sweep Fund or a Non-Cash-Sweep Fund in accordance with the designation of the current Subject Fund to which it is substantially similar unless the Administrative Agent determines in its reasonable discretion in consultation with the Borrower and the Lenders that the provision(s) of such current Subject Fund that caused it to be designated a Cash-Sweep Fund or Non-Cash-Sweep Fund have been modified or eliminated so as to change the appropriate designation of such Repeat Tax Equity Structure.  Notwithstanding the foregoing, the Administrative Agent will determine on a de novo basis whether to designate any Repeat Tax Equity Structure that is substantially similar to either of [***] as a Cash-Sweep Fund or a Non-Cash-Sweep Fund and shall not be obligated to apply the same designation that was applied to [***].

(v)The Borrower will reimburse the Agents pursuant to Section 10.4 for their reasonable due diligence and legal expenses in connection with their review of any Potential New Fund (other than Repeat Tax Equity Structures).

(b)Subject to the final sentence of this Section 2.10(b), the Borrower may refinance the Actual Net Cash Flow arising from one or more Subject Funds in whole but not partially.  Upon the prepayment of principal or addition of Subject Funds or Systems by the Borrower in an amount such that Borrower will be in compliance with the Borrowing Base Requirement following the removal of the Net Cash Flow of a Subject Fund from the calculation of the Available Borrowing Base, as evidenced by a Borrowing Base Certificate delivered by Borrower to Administrative Agent giving pro forma effect to such prepayments or additions, such Subject Fund shall no longer be subject to the Financing Documents, and the Borrower shall be entitled to the release of the Collateral with respect to such Subject Fund.  Within five (5) Business Days of the release of such Collateral, Borrower shall cause the Managing Member related to such Subject Fund to no longer be a Subsidiary of Borrower by selling, winding up or otherwise disposing of (including, without

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limitation, transferring Borrower’s Equity Interests in such Managing Member to a third party) such Managing Member.

(c)

(i)To the extent that, the Available Borrowing Base is less than the Total Loan Commitment, and no Default (other than a Default that the Borrower has certified to the Administrative Agent it intends to cure by the addition of such Systems) or Event of Default has occurred and is continuing, the Borrower may request the inclusion of additional potential System(s) to existing Subject Funds by delivery of written notice of its request for the inclusion of such Systems in the form attached hereto as Exhibit L (a “New Systems Notice”) at least fifteen (15) Business Days prior to the requested date of inclusion set forth in such notice; provided that at least ten (10) Business Days shall have passed since delivery of the last New Systems Notice.

(ii)The Administrative Agent shall have fifteen (15) Business Days following the Borrower’s satisfaction of the conditions precedent set forth in Sections 3.3(a) and (b) to conduct due diligence  with respect to such new System(s).

(iii)The Borrower will reimburse the Administrative Agent pursuant to Section 10.4 for its reasonable due diligence and legal expenses in connection with such review of any new Systems.

(iv)If the conditions precedent set forth in Section 3.3 are satisfied with respect to such Systems, then such new Systems will be included in the appropriate Subject Fund.

2.11Defaulting Lenders

.

(a)Adjustments.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender, to the extent permitted by applicable Law:

(i)fees shall cease to accrue on the unused portion of the Commitment of such Defaulting Lender pursuant to Section 2.3(a); and

(ii)the Loans and unused Commitments of such Defaulting Lender shall not be included in determining whether the Majority Lenders have taken or may take any action hereunder (including any right to approve or disapprove to any amendment, waiver or consent pursuant to Section 9.12).

(b)Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 8 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.2 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as

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required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.11(b) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c)Defaulting Lender Cure.  If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.12Refinancing Loans.

(a)The Borrower may by written notice to Administrative Agent request the establishment of one or more additional tranches of loans under this Agreement (“Refinancing Loans”) to refinance outstanding Loans (such existing Loans being refinanced, the “Refinanced Debt”).  Each such notice shall (1) specify (x) the date (each, a “Refinancing Effective Date”) on which the Borrower proposes that the Refinancing Loans shall be made, which shall be a date not less than sixty (60) days after the date on which such notice is delivered to the Administrative Agent, (y) the type and amount of outstanding Loans the Borrower is requesting to refinance, and (z) the other proposed terms of the Refinancing Loans and (2) certify that the Borrower in compliance with the Borrowing Base Requirement; provided that:

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(i)before and after giving effect to the borrowing of such Refinancing Loans on the Refinancing Effective Date each of the conditions set forth in Section 3.1 and Section 3.2 shall be satisfied;

(ii)any request for Refinancing Loans shall be in an aggregate amount not less than $25,000,000;

(iii)the terms and conditions applicable to such Refinancing Loans shall be identical in all respects to the terms and conditions set forth in Appendix 1, Appendix 2 and Appendix 3 of this Agreement (and any related provision or definition under this Agreement or any other Financing Document) with respect to the subject matter thereof;

(iv)such Refinancing Loans have a maturity no earlier than the Refinanced Debt;

(v)such Refinancing Loans shall not have a greater principal amount than the principal amount of the Refinanced Debt;

(vi)except as described in clauses (iii), (iv) and (v) above, all other terms applicable to such Refinancing Loans as set forth in the Refinancing Amendment (other than provisions relating to original issue discount, upfront fees and interest rates which shall be as agreed between the Borrower and the lenders providing such Refinancing Loans) shall be substantially identical to, or less favorable to the lenders providing such Refinancing Loans than, those applicable to the then outstanding Loans except to the extent such covenants and other terms apply solely to any period after the Latest Maturity Date of the Loans in effect on the Refinancing Effective Date immediately prior to the borrowing of such Refinancing Loans;

(vii)the Loan Parties and the Collateral Agent shall enter into such amendments to the Collateral Documents as may be requested by the Collateral Agent (which shall not require any consent from any Lender) in order to ensure that the Refinancing Loans are provided with the benefit of the applicable Collateral Documents and shall deliver such other documents, certificates and opinions of counsel in connection therewith as may be requested by the Collateral Agent; and

(viii)On the Refinancing Effective Date, the net proceeds of the Refinancing Loans shall be applied to the repayment of the then outstanding Loans.

(b)In connection with each Refinancing Request, the Lenders shall have thirty (30) days to accept an offer to provide the requested Refinancing Loans in an amount up to its pro rata share of the outstanding Loans under this Agreement by delivering written confirmation to the Administrative Agent, and in the event that any one or more Lenders declines to provide Refinancing Loans in an amount equal to its full pro rata share of the Refinancing Loans requested, the Administrative Agent shall offer the other Lenders the opportunity to provide further Refinancing Loans in an aggregate amount equal to the remaining requested amount; during the foregoing period, the Borrower shall not approach any other Person in connection with its Refinancing Request. Thereafter, the Borrower may approach any Lender or any other Person that

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would be a permitted Assignee pursuant to Section 9.15 (without consideration of any Borrower approval required by Section 9.15) to provide all or a portion of the requested Refinancing Loans (each, together with any Lender who delivers a confirmation pursuant to the first sentence of this clause (b), a “Refinancing Lender”); provided that any Lender offered or approached to provide all or a portion of the Refinancing Loans may elect or decline, in its sole discretion, to provide a Refinancing Loan. Each Refinancing Loan incurred on a Refinancing Effective Date shall have identical terms and conditions to each other Refinancing Loan incurred on such Refinancing Effective Date. Any Refinancing Loan made on any Refinancing Effective Date shall be designated Refinancing Loans for all purposes of this Agreement.

(c)The Refinancing Loans shall be established pursuant to an amendment to this Agreement among the Borrower, the Administrative Agent and the Refinancing Lenders providing such Refinancing Loans (a “Refinancing Loan Amendment”), which shall be consistent in all respects with the provisions set forth in paragraph (a) above. Each of the parties hereto hereby agrees that this Agreement and the other Financing Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Refinancing Loans incurred pursuant thereto and (ii) effect such other amendments to this Agreement and the other Financing Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.12, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment. Each Refinancing Loan Amendment shall be binding on the Lenders, the Loan Parties and the other parties hereto.

(d)Notwithstanding anything to the contrary herein, the Borrower shall not prepay any Refinancing Loans until all Initial Loans have been indefeasibly paid in full in cash.

2.13Extended Loans

.

(a)The Borrower may by written notice to Administrative Agent request that all or a portion of the Loans (an “Existing Loans”) be amended to extend the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of such Loans (any such Loans which have been so amended, “Extended Loans”).  In order to establish any Extended Loans, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders) (an “Extension Request”) setting forth the proposed terms of the Extended Loans to be established which shall be identical to the Existing Loans except that:

(i)the terms and conditions applicable to such Extended Loans shall be identical in all respects to the terms and conditions set forth in Appendix 1, Appendix 2 and Appendix 3 of this Agreement (and any related provision or definition under this Agreement or any other Financing Document) with respect to the subject matter thereof;

(ii)the interest margins with respect to the Extended Loans may be different than the interest margins for the Existing Loans being converted and upfront fees may be paid to the Extending Lenders, in each case, to the extent provided in the applicable Loan Extension Amendment;

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(iii)the Loan Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date of all Loans in effect on the effective date of the Loan Extension Amendment immediately prior to the establishment of such Extended Loans; and

(iv)no Extended Loans may be optionally prepaid prior to the date on which the Loans from which they were converted are repaid in full unless such optional prepayment is accompanied by a pro rata optional prepayment of the Loans that were not converted.

Any Extended Loans converted pursuant to any Extension Request shall be designated Extended Loans for all purposes of this Agreement; provided that any Extended Loans converted may, to the extent provided in the applicable Loan Extension Amendment, be designated as an increase in any previously established Extended Loans.

(b)The Borrower shall provide the applicable Extension Request to all Lenders of the Loans that are subject to the Extension Request at least thirty (30) days prior to the date on which Lenders with such Loans being converted are requested to respond.  No Lender shall have any obligation to agree to have any of its Loans of such class converted into Extended Loans pursuant to any Extension Request.  Any Lender (an “Extending Lender”) wishing to have all or a portion of its Loans converted into Extended Loans shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Loans which it has elected to request be converted into Extended Loans (subject to any minimum denomination requirements reasonably imposed by the Administrative Agent).  In the event that the aggregate amount of Loans being converted exceeds the amount of Extended Loans requested pursuant to the Extension Request, Loans subject to Extension Elections shall be converted to Extended Loans on a pro rata basis based on the amount of Loans included in each such Extension Election.

(c)Extended Loans shall be established pursuant to an amendment (a “Loan Extension Amendment”) to this Agreement among the Borrower, the Administrative Agent and each Extending Lender providing an Extended Loan thereunder which shall be consistent with the provisions set forth in paragraph (a) above (but which shall not require the consent of any other Lender).  Each Loan Extension Amendment shall be binding on the Lenders, the Loan Parties and the other parties hereto. In connection with any Loan Extension Amendment, the Loan Parties and the Collateral Agent shall enter into such amendments to the Collateral Documents as may be reasonably requested by the Collateral Agent (which shall not require any consent from any Lender) in order to ensure that the Extended Loans are provided with the benefit of the applicable Collateral Documents and shall deliver such other documents, certificates and opinions of counsel in connection therewith as may be requested by the Collateral Agent.

ARTICLE 3

CONDITIONS PRECEDENT

3.1Conditions Precedent to the Closing Date

.  The obligation of each Lender to make Loans and the effectiveness of this Agreement are subject to the prior satisfaction of each of the

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following conditions, in each case to the satisfaction of the Administrative Agent and each of the Lenders (unless waived pursuant to Section 9.12(a)) on or prior to the Closing Date:

(a)Delivery to the Agents of each of the following Financing Documents, each duly executed and delivered by the parties thereto:

(i)the Original Loan Agreement;

(ii)the Original CADA;

(iii)the Member Pledge;

(iv)the Security Agreement;

(v)the Fee Letters;

(vi)the Tax Equity Required Consents (if any);

(vii)the LLC Agreements (amended and restated to comply with the provisions of this Agreement, as necessary); and

(viii)the Notes (if requested by a Lender).

(b)Each representation and warranty set forth in Section 4.1 is true and correct in all material respects as of the Closing Date, other than those representations and warranties which are modified by materiality by their own terms, which shall be true and correct in all respects as of the Closing Date (unless such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date).

(c)As of the Closing Date, no event shall have occurred and be continuing or would result from the consummation of the transactions contemplated by this Agreement on the Closing Date that would constitute a Default or an Event of Default under this Agreement.

(d)Delivery to the Administrative Agent and each Lender of the following:

(i)an omnibus secretary’s certificate, satisfactory in form and substance to the Administrative Agent, from Borrower Member, signed by an authorized Responsible Officer and dated as of the Closing Date, attaching and certifying as to the Organizational Documents of each Loan Party (which, to the extent filed with a Governmental Authority, shall be certified as of a recent date by such Governmental Authority), and attaching and certifying as to the resolutions of the governing body of each Loan Party, the good standing, existence or its equivalent of each Loan Party and of the incumbency of one or more Responsible Officers of each Loan Party;

(ii)a certificate executed by a Responsible Officer of the Borrower certifying to (A) the representations and warranties made by each Loan Party in each Financing Document to which it is a party being true and correct in all material respects as of the Closing Date (unless such representation or warranty relates solely to an earlier date, in

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which case it shall have been true and correct in all material respects as of such earlier date), (B) the absence of a Default or an Event of Default, (C) the absence of any (x) material breach by any Loan Party of any Material Project Documents to which it is a party or (y) breach of any Other Documents that could have a Material Adverse Effect, (D) the absence of any Bankruptcy Event with respect to any Loan Party and any Subject Fund in which such Loan Party owns an interest, and (E) the satisfaction (or waiver by the Administrative Agent and each Lender) of all conditions precedent to the Closing Date in accordance with the terms and conditions hereof;

(iii)a certificate executed by a Responsible Officer of the Borrower certifying to (A) the absence of a Default or an Event of Default with respect to Borrower Member or Vivint Solar Parent, (B) the absence of any Bankruptcy Event with respect to Borrower Member or Vivint Solar Parent;

(iv)an opinion, dated as of the Closing Date, of Simpson Thacher & Bartlett LLP, counsel to the Loan Parties, in form and substance reasonably acceptable to the Agents and each Lender; and

(v)an opinion, dated as of the Closing Date, of Simpson Thacher & Bartlett LLP, special bankruptcy counsel to the Loan Parties, in form and substance reasonably acceptable to the Agents and each Lender.

(e)The Collateral Documents shall have been duly executed and delivered by each Loan Party that is to be a party thereto, together with (x) certificates representing the Equity Interests of the Borrower, the Equity Interests of each Managing Member and each Equity Interest owned by any Managing Member in another Person accompanied, in each case,  by undated stock powers executed in blank and (y) documents and instruments to be recorded or filed that the Administrative Agent may deem reasonably necessary to perfect, record and file in the appropriate jurisdictions.

(f)The Administrative Agent and the Collateral Agent shall have received (A) searches of UCC filings in the jurisdiction of incorporation or formation, as applicable, of each Loan Party and each jurisdiction where a filing would need to be made in order to perfect the security interest of the Collateral Agent (for the benefit of the Secured Parties) in the Collateral, (B) copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens and (C) copies of tax lien, judgment and bankruptcy searches in such jurisdictions.

(g)The UCC financing statements relating to the Collateral being secured as of the Closing Date shall have been duly filed in each office and in each jurisdiction where required in order to create and perfect the first Lien and security interest set forth in the Collateral Documents.  The Borrower shall have properly delivered or caused to be delivered to the Collateral Agent all Collateral that requires perfection of the Lien and security interest described above by possession or control, including delivery of original certificates representing all issued and outstanding Equity Interests in the Borrower, each Managing Member and each Equity Interest owned by any Managing Member in another Person along with blank transfer powers and proxies.

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(h)All amounts required to be paid to or deposited with the Administrative Agent, the Collateral Agent, the Depositary or any Lender under this Agreement, the Fee Letters, or any other Financing Document, or under any separate agreement with such parties, and all taxes, fees and other costs payable in connection with the execution, delivery and filing of the documents and instruments required to be filed pursuant to this Section 3.1, shall have been paid in full (or in connection with such taxes, fees (other than fees payable to the Lenders or the Agents) and costs, the Borrower shall have made other arrangements acceptable to the Agents, the Depositary or such Lender(s), as the case may be, in their sole discretion).

(i)The Agents and Lenders shall have received all such documentation and information requested by the Agents and the Lenders that is necessary (including the names and addresses of the Borrower, taxpayer identification forms, name of officers/board members, documents and copies of government-issued identification of the Borrower and each other Loan Party (or owners thereof) for the Agents and the Lenders to identify the Borrower and each other Loan Party (or owners thereof)  in accordance with the requirements of the Patriot Act (including the “know your customer” and similar regulations thereunder).

(j)All Accounts required to be open as of the Closing Date under the CADA (including the Interest Reserve Account) shall have been opened in the name of the Borrower and each Managing Member.

(k)The expenses incurred and invoiced as of or prior to the Closing Date shall have been paid by the Borrower or its Affiliates in accordance with Section 10.4.

(l)The Borrower shall have delivered an unaudited financial statement in form and substance satisfactory to the Administrative Agent.

(m)The Borrower shall have obtained all approvals (to the extent required to have been obtained by such time) and all consents, including any applicable Tax Equity Required Consents, modifications to Project Documents or Organizational Documents of any Subject Fund, in each case that are necessary for its entry into the Financing Documents to which it is a party and implementation of the transactions contemplated in the Financing Documents, each of which is listed on Schedule 3.1(m).

(n)All outstanding obligations under the Bridge Loan Credit Facility have been indefeasibly paid in full in cash on the Closing Date.

(o)The Administrative Agent shall have received the Tax Equity Model for each Subject Fund.

3.2Conditions Precedent to Each Borrowing

.  The obligation of each Lender to make any Loans is subject to the prior satisfaction of the following conditions (unless waived pursuant to Section 9.12(a)); provided, however, that there shall be no duplication with respect to the satisfaction of conditions precedent under Sections 3.1 and 3.2 if the Closing Date and the initial Borrowing Date occur on the same Business Day:

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(a)Delivery of an Officer’s Certificate executed by a Responsible Officer of the Borrower in the form of Exhibit N, dated as of the Borrowing Date (a “Borrowing Date Certificate”):

(i)certifying that all representations and warranties made by each Loan Party under the Financing Documents are true and correct in all material respects as of such Borrowing Date, other than those representations and warranties which are modified by materiality by their own terms, which shall be true and correct in all respects as of such Borrowing Date (unless such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material  respects as of such earlier date); provided, however, that with respect to each System, the Borrower shall only be required to make the Eligibility Representations for such System as of the first Borrowing Date on or after the date such System becomes subject to the Financing Documents;

(ii)certifying that no Default or Event of Default has occurred and is continuing or will result from the Borrowing of such Loan;

(iii)certifying that the Borrower is in compliance with Section 6.1 as of the most recent Quarterly Date;

(iv)either (x) certifying that no Watched Funds exist or (y) setting forth a true, complete and correct list identifying each Subject Fund that is a Watched Fund and the condition or conditions that resulted in such Subject Fund being a Watched Fund;

(v)either (x) certifying that the Borrower is in compliance with the Borrowing Base Requirement or (y) setting forth details of the Borrower’s non-compliance with the Borrowing Base Requirement;

(vi)certifying that no Material Adverse Effect has occurred and is continuing since the Closing Date, and, to the Borrower’s Knowledge, no event or circumstance exists that could reasonably be expected to result in a Material Adverse Effect has occurred; and

(vii)certifying to the absence of any Bankruptcy Event with respect to Borrower Member or Vivint Solar Parent;

(b)Delivery to the Administrative Agent of a Borrowing Notice in accordance with Section 2.1(a)(iii) and a Borrowing Base Certificate and the Advance Model in accordance with Section 2.1(a)(iv) that are subsequently reviewed, accepted and approved by the Administrative Agent.

(c)The conditions precedent set forth in Sections 3.3 and 3.4, respectively, with respect to any new Systems or any new Subject Funds added to the Available Borrowing Base for the purpose of making such Borrowing have been satisfied in all respects as of the Borrowing Date (as determined by the Administrative Agent in its reasonable discretion);

(d)All Liens contemplated to be created and perfected in favor of the Collateral Agent pursuant to the Collateral Documents shall have been so created, perfected and filed in the

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applicable jurisdictions, including in respect of any Subject Fund that becomes subject to this Agreement on or prior to the making of such Loan.

(e)All amounts required to be paid to or deposited with any Secured Party hereunder or under any other Financing Document, and all taxes, fees and other costs payable in connection with the execution, delivery, recordation and filing of the documents and instruments required to be filed as a condition precedent to Section 3.1 and this Section 3.2, shall have been paid in full (or shall be paid concurrently with the occurrence of such Borrowing) or arrangements for the payment thereof from the Loans shall have been made, which arrangements shall be acceptable to the Agents and the Lenders.

(f)After giving effect to such proposed Borrowing and any Watched Fund identified in the Borrowing Base Certificate, the Borrower shall be in compliance with the Borrowing Base Requirement.

(g)After giving effect to such proposed Borrowing, the Interest Reserve Account shall be funded in an amount greater than or equal to the Interest Reserve Required Amount (as defined in the CADA).

(h)After giving effect to such proposed Borrowing, the Inspected-Only Reserve Account shall be funded in an amount greater than or equal to the Inspected-Only Reserve Required Amount (as defined in the CADA).

(i)The Administrative Agent shall have received a duly executed funds flow memorandum in form and substance acceptable to the Administrative Agent.

3.3Conditions Precedent to Addition of New Systems to Existing Subject Fund

.

The inclusion of either (i) any new System in an existing Subject Fund or (ii) any System as part of a new Subject Fund is subject to the satisfaction of the following conditions precedent:

(a)The Borrower has delivered to the Administrative Agent a New Systems Notice in accordance with Section 2.10(c)(i), together with the revised Advance Model with respect to the applicable Subject Fund;

(b)The Borrower has delivered to the Administrative Agent (or provided the Administrative Agent access to an online data room that contains true, complete and correct copies of the following) (i) a complete set of Customer Agreements for each such System,(ii) System Information for each such System and (iii) any other data, documentation, analysis or report reasonably requested by the Administrative Agent with respect to such Systems or the associated Host Customers and commercially available to the Borrower.

(c)Solely with respect to any new System in an existing Subject Fund, the Borrower has delivered to the Administrative Agent a certificate executed by a Responsible Officer of the Borrower (i) making the Eligibility Representations with respect to such Systems and (ii) making the Tax Equity Representations or Other Structure Representations, as applicable, with respect to the Subject Fund to which such Systems will be subject after giving effect to the inclusion of such Systems;

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(d)Each such System (i) is subject to and owned by an existing Subject Fund pursuant to the applicable Project Documents and (ii) (A) is an Inspected-Only System that is not a Stalled Inspected-Only System (as evidenced by satisfactory documentary evidence Borrower has made available, or caused to be made available, to the Administrative Agent), or (B) has received permission to operate from the local utility as evidenced by Borrower’s delivery or other notification to the Administrative Agent of such utility’s permission to operate either in writing or in such other form as is customarily given by such local utility and in the case of clause (B) has commenced operation;

(e)Such System would not be a Defaulted System if included in the Available Borrowing Base;

(f)After giving effect to the inclusion of any such System, the average FICO Score for all Host Customers in all Subject Funds subject to this Agreement is at least 720; and

(g)The Administrative Agent has updated Appendix 4 and/or Appendix 5, as appropriate to reflect the inclusion of the new Systems.

3.4Conditions Precedent to Inclusion of New Subject Fund

.

The inclusion of any Potential New Fund as a Subject Fund is subject to the satisfaction of the following conditions precedent:

(a)The Borrower has delivered a Potential New Fund Notice to the Administrative Agent in accordance with Section 2.10(b), together with the Tax Equity Model for the Potential New Fund and the revised Advance Model with respect to the Potential New Fund;

(b)The Borrower has delivered to the Administrative Agent (or provided the Administrative Agent (1) access to an online data room that contains true, complete and correct copies of the following) (i) a complete set of transaction documents for the Potential New Fund at least thirty (30) days prior to the requested date of inclusion set forth in the Potential New Fund Notice, (ii) if such Potential New Fund is a Repeat Tax Equity Structure, redline comparisons of the transactions documents for the potential new fund marked against the transaction documents of the current Subject Fund to which it is substantially similar, (iii) the information set forth in Section 3.3(b) with respect to each System included in such Potential New Fund and Host Customers and (iv) any other data, documentation, analysis or report reasonably requested by the Administrative Agent with respect to such Potential New Fund and (2) either (A) written confirmation that the transaction documents of such Potential New Fund do not contain any “cash sweep” provision (including, for example, any provision that would have the effect of (i) reducing the Managing Member’s cash distribution percentage, (ii) increasing the Investor’s cash distribution percentage or (iii) limiting, suspending or otherwise diverting cash distributions (whether temporarily, pursuant to an escrow or similar arrangement, or permanently) that would otherwise be payable to the Managing Member) or (B) written notice of the existence of such “cash sweep” provision and a written explanation of the events or circumstances that would give rise to a cash sweep;

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(c)If the Potential New Fund is not a Repeat Tax Equity Structure, or if the Potential New Fund is a Repeat Tax Equity Structure with respect to which the Administrative Agent has decided to conduct due diligence, in each case, the Administrative Agent has conducted due diligence with respect to such Potential New Fund in consultation with the Borrower and the Administrative Agent has given the Borrower written notice that the Administrative Agent has accepted such Potential New Fund and designated such Potential New Fund as a Cash-Sweep Fund, a Non-Cash-Sweep Fund or an Other Structure;

(d)The Administrative Agent has updated Appendix 4, Appendix 5, Schedule A to Appendix 7, Schedule 1.1(b), Schedule 3.1(m), Schedule 4.1(f), Schedule 4.1(x), and Schedule 6.7 pursuant to Section 2.10(a)(iii).

(e)The Borrower has delivered an Officer’s Certificate duly executed by a Responsible Officer of the Borrower making the Eligibility Representations with respect to each System in such Potential New Fund;

(f)Each System then subject to such Potential New Fund is included in such Potential New Fund pursuant to the Material Project Documents;

(g)The Borrower has made the Tax Equity Representations or Other Structure Representations, as the case may be, required to be made pursuant to Section 2.10(a);

(h)Such Potential New Fund would not be a Watched Fund if it were included in the Available Borrowing Base and no System subject to such Subject Fund would be a Defaulted System if included in the Available Borrowing Base;

(i)Borrower shall have delivered or caused to be delivered (A) with respect to any Tax Equity Structure, a Tax Equity Required Consent for such Subject Fund if required by the Agents and (B) with respect to any Other Structure, all consents required by the Agents; provided, however,  that the Tax Equity Required Consent for the USB 5 Fund may be delivered after the inclusion of the USB 5 Fund as a Subject Fund so long as it is delivered to the Administrative Agent promptly thereafter (it being understood that the Subject Fund Borrowing Base of the USB 5 Fund shall not be included in the Available Borrowing Base until such time as a satisfactory Tax Equity Required Consent is delivered);

(j)No Default or Event of Default has occurred and is continuing or will result from the inclusion of the Potential New Fund as a Subject Fund;

(k)The Managing Member of the Subject Fund is a wholly-owned direct subsidiary of Borrower;

(l)Each of the conditions set forth in Section 5.18 have been satisfied; and

(m)(1) Each of the conditions set forth in Sections 3.1(d), (e), (f), (g), (h), (i), (m) and (o), including matters related to corporate authority, perfection of the Secured Parties’ security interests in the Collateral, etc., shall have been satisfied with respect to such Subject Fund and (2) each of the conditions set forth in Sections 3.3(d), (e), (f) and (g) shall have been satisfied with respect to each System subject to such Subject Fund.

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(n)Notwithstanding anything to the contrary set forth herein, the parties hereto acknowledge and agree that no Inverted Lease Structure may be included as a Subject Fund  until such time as this Agreement and the other Financing Documents are amended to reflect terms and conditions relating to such Inverted Lease Structure that are mutually agreeable to the Borrower and all Lenders.

3.5Conditions Precedent to the Restatement Date

.  The obligation of each Lender to make Loans and the effectiveness of this Agreement are subject to the prior satisfaction of each of the following conditions, in each case to the satisfaction of the Administrative Agent and each of the Lenders (unless waived pursuant to Section 9.12(a)) on or prior to the Restatement Date:

(a)Delivery to the Agents of each of the following Financing Documents, each duly executed and delivered by the parties thereto:

(i)this Agreement;

(ii)the CADA; and

(iii)New Subject Fund Accession Agreements for Vivint Solar Fund XI Manager, LLC and Vivint Solar Fund XIII Manager, LLC.

(b)Each representation and warranty set forth in Section 4.1 is true and correct in all material respects as of the Restatement Date, other than those representations and warranties which are modified by materiality by their own terms, which shall be true and correct in all respects as of the Restatement Date (unless such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date).

(c)As of the Restatement Date, no event shall have occurred and be continuing or would result from the consummation of the transactions contemplated by this Agreement on the Restatement Date that would constitute a Repayment Event, a Default or an Event of Default under this Agreement.

(d)Delivery to the Administrative Agent and each Lender of the following:

(i)a certificate executed by a Responsible Officer of the Borrower certifying to (A) the representations and warranties made by each Loan Party in each Financing Document to which it is a party being true and correct in all material respects as of the Restatement Date (unless such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date), (B) the absence of a Repayment Event, a Default or an Event of Default, (C) the absence of any (x) material breach by any Loan Party of any Material Project Documents to which it is a party or (y) breach of any Other Documents that could reasonably be expected to have a Material Adverse Effect, (D) the absence of any Bankruptcy Event with respect to any of the following entities: (i) Borrower Member, (ii) Vivint Solar Parent, (iii) any Loan Party and (iv) any Subject Fund in which such Loan Party owns an interest, (E) that no Repayment Event, Default or Event of Default will result from transactions contemplated by this Agreement on the Restatement Date, and (F) the satisfaction (or

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waiver by the Administrative Agent) of all conditions precedent to the Restatement Date in accordance with the terms and conditions hereof;

(ii)a fully executed and complete Borrowing Base Certificate dated as of the Restatement Date; and

(iii)an opinion, dated as of the Restatement Date, Wilson Sonsini Goodrich & Rosati P.C., Skadden, Arps, Slate, Meagher & Flom LLP or another counsel reasonably acceptable to the Administrative Agent, as counsel to the Loan Parties, in form and substance reasonably acceptable to the Agents and each Lender.

(e)The UCC financing statements relating to the Collateral being secured as of the Restatement Date shall have been duly filed in each office and in each jurisdiction where required in order to create and perfect the first Lien and security interest set forth in the Collateral Documents.  The Borrower shall have properly delivered or caused to be delivered to the Collateral Agent all Collateral that requires perfection of the Lien and security interest described above by possession or control, including delivery of original certificates representing all issued and outstanding Equity Interests in the Borrower, each Managing Member and each Equity Interest owned by any Managing Member in another Person along with blank transfer powers and proxies.

(f)All amounts required to be paid to or deposited with the Administrative Agent, the Collateral Agent, the Depositary or any Lender under this Agreement, the Fee Letters, or any other Financing Document, or under any separate agreement with such parties, and all taxes, fees and other costs payable in connection with the execution, delivery and filing of the documents and instruments required to be filed pursuant to this Section 3.5, shall have been paid in full (or in connection with such taxes, fees (other than fees payable to the Lenders or the Agents) and costs, the Borrower shall have made other arrangements acceptable to the Agents, the Depositary or such Lender(s), as the case may be, in their sole discretion).

(g)All accrued and unpaid fees due under the Original Loan Agreement immediately prior to the Restatement Date, including Undrawn Fees, shall have been paid.

(h)All Accounts required to be open as of the Restatement Date under the CADA (including the Inspected-Only Reserve Account) shall have been opened in the name of the Borrower and each Managing Member.

(i)The expenses incurred and invoiced as of or prior to the Restatement Date shall have been paid by the Borrower or its Affiliates in accordance with Section 10.4.

(j)The Borrower shall have obtained all approvals (to the extent required to have been obtained by such time) and all consents, including any applicable Tax Equity Required Consents, modifications to Project Documents or Organizational Documents of any Subject Fund, in each case that are necessary for its entry into the Financing Documents to which it is a party and implementation of the transactions contemplated in the Financing Documents, each of which is listed on Schedule 3.1(m); provided, however,  that the Tax Equity Required Consent for the USB 5 Fund may be delivered after the Restatement Date so long as it is delivered to the Administrative Agent promptly thereafter (it being understood that the Subject Fund Borrowing Base of the USB

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5 Fund shall not be included in the Available Borrowing Base until such time as a satisfactory Tax Equity Required Consent is delivered).

(k)The Administrative Agent shall have received an updated Tax Equity Model for each Subject Fund.

(l)Each of the preconditions set forth in the CADA and the Accession Agreements described in Section 3.5(a)(iii), in each case, has been satisfied or otherwise waived.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

4.1Representations and Warranties

.  (1) Each of the Loan Parties represents, solely as to itself (except that (A) Borrower shall make the representations as to Developer set forth in clause (q) of this Section 4.1, (B) the Managing Member related to a Subject Fund shall, individually and not collectively, make the representations as to each Subject Fund set forth in clauses (a)(v), (w), (x) and (y) of this Section 4.1) as to each Subject Fund to each Agent and the Lenders as of the date such representations are given, including each Borrowing Date and the Restatement Date, and (2) the Borrower, solely as to itself, each of the other Loan Parties and Vivint Solar Parent, shall make the representation set forth in clause (z) of this Section 4.1:

(a)Organization.

(i)Such Loan Party (other than the Borrower Member) (A) is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware; (B) is duly qualified, authorized to do business and in good standing in each other jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary; (C) has all requisite limited liability company power and authority to own or lease the property it purports to own or lease and to carry on its business as now being conducted and as proposed to be conducted under the Operative Documents to which it is a party; and (D) has all requisite limited liability company power and authority to execute and perform its obligations under each of the Financing Documents and each other agreement or instrument contemplated thereby to which it is a party and to borrow hereunder.

(ii)The Borrower Member (A) is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware; (B) is duly qualified, authorized to do business and in good standing in each other jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary; (C) has all requisite corporate power and authority to own or hold its interest in the Borrower and to carry on its business as now being conducted and as proposed to be conducted by it under the Operative Documents in respect of the Systems; and (D) has all requisite corporate power and authority to execute and perform its obligations under each of the Financing Documents and each other agreement or instrument contemplated thereby to which it is a party.

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(iii)The only holder of Equity Interests in the Borrower is the Borrower Member and (A) there are no outstanding Equity Interests with respect to the Borrower and (B) there are no outstanding obligations of the Borrower to repurchase, redeem, or otherwise acquire any membership or other equity interests in the Borrower or to make payments to any Person, such as “phantom stock” payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Borrower.  The Borrower is authorized to issue and has issued only one class of membership interests.

(iv)The only holder of Equity Interests in each Managing Member is the Borrower and (A) there are no outstanding Equity Interests with respect to each Managing Member and (B) there are no outstanding obligations of any Managing Member to repurchase, redeem, or otherwise acquire any membership or other equity interests in such Managing Member or to make payments to any Person, such as “phantom stock” payments, where the amount thereof is calculated with reference to the fair market value or equity value of such Managing Member.  Each Managing Member is authorized to issue and has issued only one class of membership interests.

(v)The only holders of Equity Interests in each Subject Fund are (1) the applicable Managing Member and (2) either an Investor or another Subject Fund and, except as expressly set forth in each Subject Fund’s operating agreement, (A) there are no outstanding Equity Interests with respect to such Subject Fund and (B) there are no outstanding obligations of any Subject Fund to repurchase, redeem, or otherwise acquire any membership or other equity interests in such Subject Fund or to make payments to any Person, such as “phantom stock” payments, where the amount thereof is calculated with reference to the fair market value or equity value of such Subject Fund.  The class or classes of membership interests that each Subject Fund is authorized to issue and has issued are expressly set forth in its operating agreement (except as otherwise agreed with the Administrative Agent and noted on Appendix 4).

(b)Authorization; No Conflict.  Each Loan Party has duly authorized, executed and delivered each Financing Document to which it is a party, and neither such entity’s execution and delivery thereof nor the performance thereof (i) will be in conflict with or result in a breach of such entity’s Organizational Documents or the Merger Agreement as amended, supplemented or modified (including Paragraph XV.2 of Section 4.01 of the Company Disclosure Letter (as defined in the Merger Agreement)); (ii) will violate any other material Legal Requirement applicable to or binding on such Loan Party or any of its respective properties; (iii) will result in any breach of or constitute any default under, or result in or require the creation of any Lien (other than Permitted Liens) upon any of the Collateral under any agreement or instrument to which it is a party or by which it or any of the Collateral may be bound or affected; or (iv) will require the consent or approval of any Person, which has not already been obtained.

(c)Enforceability.  Each Financing Document to which a Loan Party is a party is a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and subject to general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

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(d)ERISA.  Neither the Borrower nor any member of the Controlled Group sponsors, maintains, administers, contributes to, participates in, or has any obligation to contribute to or any liability under, any ERISA Plan.  Neither the Borrower nor any Managing Member has any employees.  Without limiting the generality of the foregoing, there has been no and there is not reasonably expected to be any ERISA Event.

(e)Taxes.  Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of the Loan Parties has filed, and the Borrower and applicable Managing Member have caused each Subject Fund to file, all tax returns required to be filed, and have paid all Taxes levied or imposed upon them or their properties, that are due and payable (including in their capacity as a withholding agent) and taking into account applicable extensions, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP and enforcement of the contested tax is effectively stayed for the entire duration of such contest. There is no action, suit, proceeding, investigation, audit or claim now pending by a taxing authority regarding any taxes relating to the Loan Parties or Subject Funds that could, if made, individually or in the aggregate, have a Material Adverse Effect.

(f)Business. The Borrower and Managing Members have not conducted and have not permitted any Subject Fund to conduct any business other than acquisition, construction, installation, lease, ownership of, and sale of energy from, and the operation, management, maintenance and financing of, the Systems and activities related or incident thereto (including those contemplated by the Operative Documents).  The Borrower and each of the Managing Members do not have any outstanding Debt or other material liabilities other than as permitted pursuant to Section 6.3 and as scheduled on Schedule 4.1(f). Each of Borrower and the Managing Members is not a party to or bound by any material contract other than, with respect to the Managing Members, the Operative Documents to which it is a party and, with respect to the Borrower, this Agreement, the LLC Agreements and the other Financing Documents.

(g)Collateral.  Each Collateral Document will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Collateral described therein to the extent intended to be created thereby and (i) when financing statements in appropriate form are filed in the appropriate offices and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required hereunder), the Liens created by the Collateral Documents shall constitute fully perfected Liens on, and security interests in (to the extent intended to be created thereby), all right, title and interest of the grantors in such Collateral to the extent perfection can be obtained by filing financing statements or taking control, in each case subject to no Liens other than Permitted Liens.

(h)Investment Company, Holding Company Act.  No Loan Party is an “investment company” within the meaning of, or is regulated as an “investment company” under, the Investment Company Act of 1940.

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(i)Federal Reserve Regulations.  No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of the Loans will be used by any Loan Party to purchase Margin Stock, or to extend credit to others for the purpose of purchasing or carrying Margin Stock or otherwise in violation of Regulations T, U or X.

(j)Financial Statements.  The Borrower represents that (x) the most recent financial statements (including the notes thereto) delivered in respect of the Borrower pursuant to Section 5.3 fairly present in all material respects the financial condition of the Borrower as of the date thereof and have been prepared in accordance with GAAP applied on a consistent basis, subject to the audit and normal year-end adjustments and the absence of footnotes and associated disclosures, (y) such financial statements and notes thereto disclose all direct or contingent material liabilities of the Borrower as of the dates thereof and (z) except as disclosed to the Administrative Agent in writing, there has occurred no Material Adverse Effect since the date of the most recent financial statements delivered pursuant to Section 5.3.

(k)Project Documents.  Each Managing Member represents that (w) each of the Project Documents related to a Subject Fund to which such Managing Member is a party is listed on Appendix 5, as the same may be updated from time to time, (x) true, complete and correct copies of all Project Documents as currently in effect have been delivered via electronic data room to the Administrative Agent by the Borrower, (y) each Project Document to which a Managing Member or Subject Fund is a party is a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and subject to general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and (z) none of the Project Documents to which a Managing Member or Subject Fund is a party has been materially amended or modified since the effective date of such Project Document other than as set forth in Appendix 5 or permitted by Section 6.10 and copies of all such amendments and modifications have been delivered to the Administrative Agent.

(l)Litigation.  There are no instituted, pending or, to the Loan Parties’ Knowledge, threatened actions, suits or proceedings of any kind, including actions, suits or proceedings by or before any Governmental Authority, against a Loan Party or Subject Fund or any business, property or rights of a Loan Party or Subject Fund as to which, if adversely determined against such Loan Party or Subject Fund, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(m)Disclosure.  To the Borrower’s Knowledge, all written information that has been made available by any of the Loan Parties to any Secured Party in connection with the transactions contemplated by this Agreement and the other Operative Documents (such information to be taken as a whole, including, without limitation, updated or supplemented information), or that has been furnished by any of the Loan Parties to any third party in connection with the preparation and delivery by such third party of a report or certificate to any Secured Party, is complete and correct in all material respects, and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading under the circumstances in which they are made; provided, however, that in each case

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no representation or warranty is made with respect to projections, assumptions or other forward-looking statements provided by or on behalf of the Loan Parties with respect to the Advance Model other than as provided in clause (s) of this Section 4.1.

(n)Tax Status.  For United States federal and state income tax purposes the Borrower and each Managing Member (other than (i) Vivint Solar Hannah Manager, LLC, which is a limited liability company that elects to be treated as a corporation for federal income tax purposes and a part of the Borrower’s consolidated tax group and (ii) as otherwise agreed with the Administrative Agent and noted in Appendix 4) will be treated as a disregarded entity of Borrower Member.  Neither the execution and delivery of the Financing Documents nor the consummation of any of the transactions contemplated by such Financing Documents will affect such status.

(o)No Other Subsidiaries.  The Borrower has no subsidiaries other than the Managing Members existing on the Restatement Date as set forth in Appendix 4 and other subsidiaries that become a party to this Agreement pursuant to Section 2.10.

(p)Capital Structure.  The Equity Interests of Borrower, each Managing Member and each Subject Fund has been duly authorized and validly issued and, except as otherwise provided for in such Loan Party’s or Subject Fund’s operating agreements, as the case may be, are fully paid and non-assessable.  Except as expressly set forth in any Subject Fund’s operating agreements, in each case, there is no existing option, warrant, call, right, commitment or other agreement to which Borrower, any Managing Member, or any Subject Fund is a party requiring, and there is no membership interest, partnership interest, or other Equity Interests of Borrower, any Managing Member, or any Subject Fund outstanding which upon conversion or exchange would require, the issuance by such Borrower, Managing Member of any additional membership interests, partnership interests or other Equity Interests of such Borrower, Managing Member or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest, a partnership interest or other Equity Interest of such Borrower, Managing Member, or Subject Fund.

(q)Compliance with Law.  Each Loan Party, and, solely with respect to Systems included in any Subject Fund, each of Borrower Member and Developer, has complied in all material respects with all applicable Legal Requirements, including consumer protection laws, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(r)No Other Bank Accounts.  The Borrower and Managing Members do not have any deposit or securities accounts other than the Accounts.

(s)Projections.  The Borrower has disclosed to the Administrative Agent the assumptions that the Advance Model is based on (other than the Assumptions) and the forecasts and other projections in the Advance Model submitted to the Administrative Agent (i) are based on good faith estimates and commercially reasonable assumptions as to all factual matters material thereto and (ii) are generally consistent with the Project Documents, the Tax Equity Model, and other adjustments as approved by the Administrative Agent; provided, however, that (A) none of the Advance Model, nor the assumptions set forth therein are to be viewed as facts and that actual results during the term of the Loans may differ from the Advance Model, and that the differences

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may be material, and (B) the Borrower believed in good faith that the Advance Model as of the relevant date of delivery was reasonable and attainable.

(t)Solvency. Immediately after the consummation of the transactions to occur on the Restatement Date and immediately following the making of each Loan and after giving effect to the application of the proceeds thereof, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent.

(u)Sanctioned Persons.  No Loan Party, (i) is currently the target of any Sanctions, (ii) is located, organized or residing in any Designated Jurisdiction, or (iii) is or has been (within the previous five (5) years) engaged in any transaction with any Person who is now or was then the target of Sanctions or who is located, organized or residing in any Designated Jurisdiction.  No Loan, nor any part of the proceeds from any Loan, has been used or will be used, directly or indirectly, to lend, contribute, provide or otherwise make funds available (i) in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, or (ii) to fund any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, or in any other manner that will result in any violation by any Person (including any Lender, the Lead Arranger, or any Agent) of Sanctions.

(v)Environmental Compliance.  To the Borrower’s and Managing Members’ Knowledge (solely with respect to each Managing Member’s applicable Subject Fund) there is no: (i) past or existing material violation of any applicable Environmental Law by the Borrower or any Managing Member, or any Affiliate thereof relating in any way to any System subject to the Financing Documents; (ii) Environmental Claim pending or, to any such party’s Knowledge, threatened against any Subject Fund or Potential New Fund, Borrower or any Managing Member; and (iii) to the Borrower’s and Managing Member’s Knowledge, events, conditions or circumstances that could reasonably be expected to form a basis for an Environmental Claim against any Subject Fund, Potential New Fund, Borrower or Managing Member with respect thereto.

(w)Knowledge Individuals.  Each of the individuals listed on Schedule 1.1(b) with respect to a Subject Fund is a Responsible Officer of such Subject Fund, who is responsible for the management and administration of such Subject Fund and its assets and operations.

(x)Subsidiaries; Equity Interests.  As of the Restatement Date, no Loan Party has any Subsidiaries or other Equity Interests other than those specifically disclosed in Schedule 4.1(x), and all of the outstanding Equity Interests owned by the Loan Parties (or a Subsidiary of any Loan Party) in such Subsidiaries or other Equity Interests have been validly issued and are fully paid and all Equity Interests owned by a Loan Party (or a Subsidiary of any Loan Party) in such Subsidiaries or other Equity Interests are owned free and clear of all Liens except those created under the Operative Documents.  As of the Restatement Date, Schedule 4.1(x) sets forth (a) the name and jurisdiction of each direct and indirect Subsidiary of Borrower, (b) the ownership interest of Borrower Member, the Borrower and any other Subsidiary of a Loan Party in each such Subsidiary, including the percentage of such ownership, (c) the ownership interest of each Managing Member in each Subject Fund, including the percentage of such ownership, (d) the ownership interest of each Investor in each Subject Fund, including the percentage of such

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ownership, (e) the ownership interest of each Subject Fund in any other Subject Fund, including the percentage of such ownership and (f) to the extent applicable, the management role of each Subject Fund in any other Subject Fund.

(y)Tax Equity and Other Structure Representations.  As of the Restatement Date, (i) with respect to each Subject Fund that is a Tax Equity Structure, each of the Tax Equity Representations is true, complete and correct and (ii) with respect to each Subject Fund that is an Other Structure (if any), each of the Other Structure Representations is true, complete and correct. Each Tax Equity Structure substantially conforms with the applicable characteristics set forth in Appendix 11.

(z)Merger Agreement. As of the Restatement Date, the Borrower represents that (x) a true, complete and correct copy of the Merger Agreement as currently in effect has been delivered to the Administrative Agent by the Borrower and (y) true, complete and correct copies of any amendments, supplement or modifications, including any amendments, supplements or modifications made by side letter, to the Merger Agreement (if any) as currently in effect have been delivered to the Administrative Agent.

ARTICLE 5

AFFIRMATIVE COVENANTS OF BORROWER AND MANAGING MEMBERS

The Borrower and each Managing Member covenants and agrees that until the Discharge Date, it shall and each Managing Member covenants and agrees that it shall take all applicable Relevant Member Action to cause the Subject Funds to:

5.1Use of Proceeds

.  Use the proceeds of the Loans solely (a) to make Restricted Payments to the Borrower’s direct or indirect owners for any purposes, (b) to pay fees (including the Commitment Fees), costs and expenses as required under this Agreement, and (c) to pay all outstanding obligations under the Bridge Loan Credit Facility as required pursuant to Section 3.1(n).

5.2Notices

.  Promptly, upon acquiring notice or giving notice, as the case may be, or obtaining Knowledge thereof, give written notice to the Administrative Agent and each Lender of:

(a)the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit, litigation, Environmental Claim, investigation or proceeding, whether at law or in equity by or before any Governmental Authority or any other material written notice from a Governmental Authority with respect to any Loan Party, any Financing Document, any Project Document or any Guarantee, except to the extent that such action, suit, litigation, investigation, proceeding or notice could not reasonably be expected to have a Material Adverse Effect;

(b)any dispute or disputes between the Borrower, Managing Member or a Subject Fund, on the one hand, and any Person, on the other hand, which could reasonably be expected to have a Material Adverse Effect and that involve (i) claims against the Borrower, Managing Member or a Subject Fund, (ii) injunctive or declaratory relief, or (iii) revocation, material

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modification, or suspension of any applicable Permit or imposition of additional material conditions with respect thereto;

(c)the occurrence of a Default or Event of Default (and any notice thereof shall be entitled, respectively, “Notice of Default” or “Notice of Event of Default”);

(d)any matter which has, or could reasonably be expected to have, a Material Adverse Effect;

(e)(i) the occurrence of, or notice given or received by a Loan Party or a Subject Fund in respect of, any breach, default or claim under a Material Project Document, (ii) notice of any event of default or termination given to or received by a Managing Member, Borrower or Subject Fund under any Material Project Document, together with a copy of any such notice, and (iii) the occurrence of, or notice given or received by a Loan Party or a Subject fund in respect of any breach, default or claim under any Other Document that could have a Material Adverse Effect;

(f)The adoption of or participation in any ERISA Plan, or intention to adopt or participate in any ERISA Plan, by the Borrower or a Managing Member or a Subject Fund, or the occurrence of any ERISA Event; and

(g)any material change to the Developer’s, the Subject Funds or their respective Affiliates’ underwriting, appraisal or System development policies or processes, solely to the extent that such change renders invalid the assumptions used in the preparation of the previous report of the Independent Engineer provided to the Administrative Agent.

5.3Portfolio Reports; Financial Statements

(a).  Deliver to the Administrative Agent (or cause to be delivered to the Administrative Agent) for further distribution to each Lender:

(a)No later than ten (10) days following the date of delivery of such reports, for each Subject Fund, any performance, financial or status reports, including any Portfolio Report, delivered or required to be delivered to each Investor under a Subject Fund’s Project Documents.

(b)Within thirty (30) days of the end of each fiscal quarter, to the extent not included in the reports delivered pursuant to Section 5.3(a), for each Subject Fund, each of the following:

(i)detailed accounts receivable aging taken directly from the source system including that maintained by any third party servicer;

(ii)financing deployment status by Subject Fund;

(iii)aggregated portfolio profile by credit composition, market composition and customer location;

(iv)the cumulative amount of billed Customer Payments delinquent for 120 days or more with respect to each Subject Fund;

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(v)a summary and commentary with respect to the status of Customer Agreements that are greater than 120 days past due, to the extent not provided elsewhere within any other item delivered pursuant to Section 5.3(a);

(vi)a list of Inspected-Only Systems; and

(vii)a list of Defaulted Systems.

(c)No later than ten (10) Business Days following the date of delivery to any Investor, duplicate copies of any annual reporting package required to be delivered to any Investor with respect to a Subject Fund pursuant to the Subject Fund’s Project Documents.

(d)As soon as available but no later than sixty (60) days after the close of each quarterly fiscal period, quarterly (and year-to-date) unaudited consolidated financial statements of (A) the Borrower and (B) Vivint Solar Parent (if such financial statements are not otherwise publicly available) and (C) each Subject Fund, in each case prepared by the issuing entity in accordance with GAAP and certified by the chief financial officer of the issuing entity as of the end of such period, including a balance sheet and the related statement of income, stockholders’ or member’s equity and cash flows, in each case setting forth comparative figures for the corresponding periods from the prior year, to the extent available; provided, no quarterly financial statements shall be due with respect to the fourth quarter of the fiscal year; provided, further, that no quarterly financial statements of the Borrower shall be due with respect the third quarter of 2014.

(e)As soon as available but no later than one hundred fifty (150) days after the close of each applicable fiscal year, the audited financial statements, including a balance sheet and the related statement of income, stockholders’ or member’s equity and cash flows, and any footnotes thereto, in each case setting forth comparative figures for the prior year, to the extent available, of (A) the Borrower, as certified by Ernst & Young LLP or another nationally-recognized independent certified public accountant selected by Borrower and reasonably acceptable to the Administrative Agent, (B) Vivint Solar Parent (if such financial statements are not otherwise publicly available as of such date), and as certified by a nationally-recognized independent certified public accountant, as certified by Ernst & Young LLP or another nationally-recognized independent certified public accountant selected by Borrower and reasonably acceptable to the Administrative Agent and (C) each Subject Fund, as certified by Ernst & Young LLP or another nationally-recognized independent certified public accountant selected by the applicable Subject Fund pursuant to its operating agreement; provided, the accountant certifications accompanying such audited financial statements shall not be qualified, or limited because of restricted or limited examination by such accountant of any material portion of the records of any entity. Such audited financial statements shall be certified by the chief financial officer of the issuing entity as of the end of such period.

(f)Concurrently with any delivery of a Draft Withdrawal/Transfer Certificate (as defined in the CADA) which specifies a distribution to be made to Borrower Member in accordance with Section 3.3(d) of the CADA or otherwise on each Scheduled Payment Date, a certificate signed by an authorized Responsible Officer of the Borrower (i) certifying that such Responsible Officer has made or caused to be made a review of the transactions and financial

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condition of the Borrower during the relevant fiscal period and that, to the knowledge of such Responsible Officer, no Default or Event of Default exists or if any such event or condition existed or exists, the nature thereof and the corrective actions that the Borrower has taken or proposes to take with respect thereto and (ii) setting forth whether or not Borrower was in compliance with the requirements of Section 6.1 as of the end of the applicable quarter, including computations in reasonable detail satisfactory to the Administrative Agent demonstrating such compliance.

(g)Documents required to be delivered pursuant to Section 5.3(d) or (e) (to the extent any such documents are included in materials otherwise filed with the U.S. Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Vivint Solar Parent posts such documents, or provides a link thereto on Vivint Solar Parent’s website on the Internet at the following website address: www.vivintsolar.com; or (ii) on which such documents are posted on Vivint Solar Parent’s behalf on an Internet or intranet website, if any, to which each Lender and Administrative Agent have access (whether a commercial, third-party website or whether sponsored by Administrative Agent); provided that: (i) Borrower shall deliver paper copies of such documents to Administrative Agent on behalf of any Lender that reasonably requests delivery of such paper copies until a written request to cease delivering paper copies is given by Administrative Agent or such Lender and (ii) Borrower shall notify Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents. Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Borrower with any request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining copies of such documents.

5.4Reports; Other Information

.

(a)Deliver to the Administrative Agent copies of any material documents and reports related to the Subject Funds furnished to the Borrower or a Managing Member by a Governmental Authority or by any counterparty to a Material Project Document (other than reports already delivered pursuant to Section 5.3(a)), or furnished by the Borrower to such Governmental Authority or such counterparty.

(b)Deliver to the Administrative Agent promptly after receipt thereof a copy of any “management letter” received by the Borrower, any Managing Member or any Subject Fund from its independent accounts and management’s response thereto.

(c)Deliver to the Administrative Agent no later than three (3) Business Days of delivery to the applicable Investor, any True-Up Reports and models in connection therewith delivered to an Investor in a Subject Fund.

(d)Promptly, from time to time, deliver such other information regarding the operations, business affairs and financial condition of the Borrower or any other Loan Party, or compliance with the terms of any Operative Document, as the Administrative Agent or any Lender may reasonably request through the Administrative Agent.

(e)Within sixty (60) days after any notice is delivered pursuant to Section 5.2(g), upon the request of the Administrative Agent, the Borrower shall deliver an Independent Engineer’s

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report in the same form, and regarding the same substance, as the Independent Engineer’s report provided to the Administrative Agent in connection with the structuring of this Agreement and covering any other matters that the Administrative Agent may reasonably request.

5.5Maintenance of Existence

.  Except as otherwise expressly permitted under this Agreement: (i) do or cause to be done all things required to maintain and preserve and keep in full force its existence as a Delaware limited liability company; (ii) take all reasonable action required to maintain all material rights, privileges (including its good standing where applicable in the relevant jurisdiction), permits, licenses and franchises necessary or desirable in the normal conduct of its business, (iii) perform all of its material obligations under the Material Project Documents; (iv) perform all of its obligations under the Other Documents and (v) to engage only in the activities permitted by the Operative Documents, and activities related or incident thereto, except, in the cases of clauses (ii) and (iv) above, where the failure to take such actions could not reasonably be expected to have a Material Adverse Effect.

5.6Books, Records, Access

.

(a)The Borrower shall maintain, in respect of itself, each Managing Member and each Subject Fund, books, accounts and records in accordance with GAAP and in material compliance with applicable law and the regulations of any Governmental Authority having jurisdiction thereof.

(b)At any time during normal business hours and upon reasonable written notice to the Borrower, but so long as no Event of Default has occurred and is continuing, no more frequently than twice per calendar year, subject to Section 10.17, and to the extent permitted by applicable Laws, permit any representatives and independent contractors of the Administrative Agent and (and, during the continuance of an Event of Default, any Lender) to visit the premises of the Borrower, Borrower Member or Vivint Solar Parent, inspect all of the Borrower’s and each Managing Member’s, and (to the extent permitted by the Subject Fund Project Documents) each Subject Fund’s books, accounts, records and properties and make copies thereof and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (subject to such accountants’ customary policies and procedures). Notwithstanding anything to the contrary in this Section 5.6(b), none of the Borrower, Borrower Member, Vivint Solar Parent or Managing Members shall be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (x) constitutes non-financial trade secrets or non-financial proprietary information, (y) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or (z) is subject to attorney client or similar privilege or constitutes attorney work-product.

(c)The Borrower shall reimburse the Administrative Agent and Lenders for reasonable out-of-pocket expenses incurred in connection with Section 5.6(b) by the Administrative Agent and Lenders and their respective Representatives limited to, so long as no Event of Default has occurred, one inspection per year; provided, that such expenses shall be agreed to by the Borrower and the Administrative Agent in advance on commercially reasonably terms, and provided, further, that notwithstanding anything to contrary herein, any expenses incurred pursuant to Section 5.6(b) by the Administrative Agent or any Lender during the continuance of an Event of Default shall be for the account of the Borrower and not subject to any limitations set forth herein or elsewhere.

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5.7Preservation of Rights; Further Assurance

.

(a)(i) Maintain in full force and effect, preserve, protect and defend the material rights of each Loan Party and Subject Fund and (ii) take all actions necessary to prevent termination or cancellation (except as required by the Operative Documents) by, and enforce against, other parties the material terms of each Project Document of the applicable Subject Fund, including enforcement of any claims with respect thereto, except in each case to the extent the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)Preserve and maintain the security interests granted under the Collateral Documents and undertake all actions that are necessary or appropriate to (a) maintain the Collateral Agent’s security interest in the Collateral in full force and effect at all times (including the priority thereof), (b) preserve and protect the Collateral and (c) protect and enforce the Borrower’s rights and title and the rights of the Collateral Agent and the other Secured Parties to the Collateral, including the making or delivery of all filings and recordations, the payment of all fees and other charges and the issuance of supplemental documentation.

(c)From time to time as reasonably requested by the Administrative Agent, execute, acknowledge, record, register, deliver and/or file all such notices, statements, instruments and other documents (including any financing statement, continuation statement, certificate of title or estoppel certificate) as are necessary or appropriate to carry out the interest and purposes of the Financing Documents or necessary to maintain the Collateral Agent’s perfected security interest in the Collateral to the extent and in the priority required pursuant to the Collateral Documents.

5.8Taxes and Other Government Changes

.

(a)Pay, or cause to be paid, as and when due and prior to delinquency, all taxes, assessments and governmental charges of any kind that may at any time be lawfully assessed or levied against or with respect to the Borrower, each Managing Member and each Subject Fund, except, in each case, to the extent any such amount is being contested in good faith and by appropriate proceedings, the enforcement of such contested taxes, assessments and governmental charges is effectively stayed for the entire duration of such proceedings, and appropriate reserves for such  contested taxes, assessments and governmental charges have been established in accordance with GAAP.

(b)The Borrower and each Managing Member (other than (i) Vivint Solar Hannah Manager, LLC, which is a limited liability company that elects to be treated as a corporation for federal income tax purposes and is a member of the Borrower’s consolidated tax group and (ii) as otherwise agreed with the Administrative Agent and noted in Appendix 4) shall at all times be classified as disregarded entities for U.S. federal income tax purposes.

5.9Compliance With Laws; Instruments, Etc.

Comply, or cause compliance by each Managing Member and Subject Fund, in all respects, with all Laws, including consumer protection laws, and all orders, writs, injunctions and decrees applicable to it or to its business or property, except (i) if the failure to comply therewith could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (ii) that the Borrower, Managing Member or

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Subject Fund may contest by appropriate proceedings conducted in good faith the validity or application of any such Laws.

5.10Indemnification

.

(a)Without duplication of the Borrower’s obligations under Section 2.4(d) or Section 2.6, the Borrower agrees to indemnify each Secured Party (other than the Depositary, who is indemnified under Section 6.2 of the CADA) and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements of one counsel to the Agents (and one local counsel in each applicable jurisdiction and, in the event of any actual conflict of interest, one additional counsel of each type to the affected parties), incurred by or asserted against any Indemnitee arising out of, connected with, or as a result of (i) (x) the execution or delivery of this Agreement or any other Financing Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the transactions contemplated hereby and thereby or (y) the Merger Agreement or any amendment, supplement or modification thereto and any agreement entered into by Vivint Solar Parent or any Loan Party in connection therewith, (ii) the use of the proceeds of the Loans, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates), or (iv) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned, leased or occupied by the Borrower, any Managing Member or any Subject Fund or, or any Environmental Claim related in any way to the Borrower, any Managing Member or any Subject Fund, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from such Indemnitee’s gross negligence, bad faith or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Financing Document, if the Borrower or such Loan Party has obtained a final or nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Notwithstanding the foregoing, any indemnification relating to Taxes, other than Taxes resulting from any non-Tax claim, shall be covered by Sections 2.4(d) and 2.6 and shall not be covered by this Section 5.10.

(b)To the extent that the Borrower fails to pay any amount required to be paid by them to the Administrative Agent or the Collateral Agent under Section 5.10(a) or Section 10.4(a), each Lender severally agrees to pay to the Administrative Agent and the Collateral Agent, as the case may be, such Lender’s Proportionate Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Collateral Agent in its capacity as such.

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(c)To the extent permitted by applicable law, the Borrowers and Lenders shall not assert and hereby waive any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, any transaction contemplate hereby or by the other Financing Documents, any Loan or the use of the proceeds thereof.

(d)The provisions of this Section 5.10 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the resignation of any Agent, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Financing Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender.  Any amounts due and payable by the Borrower under this Section 5.10 shall be payable on demand by the applicable Indemnitee, but in no event later than ten (10) Business Days after receipt of an invoice for such amounts from such Indemnitee; provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 5.10.

5.11Revenue Account

.  Each Managing Member shall, and the Borrower shall cause each Managing Member to, deposit all income, fees, revenue and other funds payable or distributable to such Managing Member into such Managing Member’s related Account. In the event that, notwithstanding the foregoing, the Borrower receives any such amounts, the Borrower will hold such amounts in trust and promptly (and in any event within five (5) Business Days) after receipt thereof deposit such amounts in the Revenue Account.

5.12[Intentionally omitted.]

5.13Separateness Provisions; Required Provisions in LLC Agreements

.

(a)The LLC Agreement of the Borrower shall include, and the Borrower shall comply with, (i) the provisions set forth in Appendix 8 and (ii) Independent Member provisions in conformity with the requirements of Section 5.13(c) below.

(b)The LLC Agreement of each Managing Member shall provide that the Managing Member’s only purposes are to (i) hold its Equity Interests in the applicable Subject Fund, (ii) enter into and perform the Project Documents applicable to its Subject Fund and documents ancillary thereto and (iii) enter into and perform the Financing Documents and any documents ancillary thereto.

(c)The LLC Agreement of each Managing Member shall include each of the following terms (collectively, the “Required LLC Provisions”):  requires unanimous written approval of all members, partners or managers of such Managing Member, as the case may be, (which approval, pursuant to the terms of the Borrower’s LLC Agreement requires the consent of the Independent Member of the Borrower), in order to authorize the filing of any insolvency or reorganization case or proceeding, instituting proceedings to have such Managing Member adjudicated bankrupt or

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insolvent, instituting proceedings under any applicable insolvency law, seeking any relief under any law relating to relief from debts or the protection of debtors, consenting to the filing or institution of bankruptcy or insolvency proceedings against such Managing Member, filing a petition seeking or consenting to reorganization, liquidation or relief with respect to such Managing Member under any applicable federal or state law relating to bankruptcy, reorganization or insolvency, seeking or consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official for such Managing Member or a substantial part of its respective property, making any assignment for the benefit of creditors, admitting in writing the inability of such Managing Member to pay its debts as they become due, or taking action in furtherance of any of the foregoing.

5.14Distributions by Certain Subsidiaries

.  The Borrower shall cause each Managing Member to promptly distribute cash flows as per the requirements, and in accordance with and subject to any limitations in, the distribution allocation of the Subject Fund and to pay all such cash flows paid or distributed to such Managing Member into its related Account.

5.15Borrowing Base Certificate

.  The Borrower shall deliver a fully executed and complete Borrowing Base Certificate to the Administrative Agent, (a) once per month for every month during the term hereof on the fifteenth (15th) day of such month, (b) on each Borrowing Date, (c) on each date interest is payable pursuant to Section 2.1(b)(ii), (d) on any other date on which the Borrower first obtains Knowledge that a Subject Fund has become a Watched Fund and (e) as otherwise expressly required herein; provided, that if a date specified in the foregoing clauses (b) or (c) occurs on the fifteenth (15th) day of a month, only one Borrowing Base Certificate will be required to be delivered on such day; provided further, that the Advance Rate shall be updated only in each Borrowing Base Certificate delivered in the first month of each calendar quarter pursuant to clause (a) and in the Borrowing Base Certificate delivered pursuant to clause (e), and in all other Borrowing Base Certificates the Advance Rate from the prior Borrowing Base Certificate shall be used without being updated. Each Borrowing Base Certificate will include all the items specified in Appendix 2.

5.16Amendments; Other Agreements

.  Promptly after the execution and delivery thereof, the Borrower shall furnish the Administrative Agent with copies of (i) all material waivers, amendments, supplements or modifications of (x) any Material Project Document or Approved Form Agreement and (y) the Merger Agreement and, subject to any applicable Laws and within four (4) Business Days of the execution and delivery thereof, any amendment, supplement or modification thereto and (ii) all waivers, amendments, supplements or modifications of any Other Documents and any additional material contracts or agreements to which the Borrower becomes a party after the Closing Date, in the case of this clause (ii), to the extent such waivers, amendments, supplements or modifications could reasonably be expected to have a Material Adverse Effect.

5.17Insurance

.

(a)Maintain with Qualified Insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business as the Borrower and Managing Members, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, which types and amounts shall be adjusted annually pursuant to Section 5.17(b). In addition, Borrower and the

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Managing Members shall take all Relevant Member Action to cause each of the Subject Funds to maintain any insurance that such Subject Fund is required to maintain pursuant to the terms and conditions of the Project Documents. The following terms and conditions apply with respect to property and liability insurance maintained by or on behalf of the Borrower or Subject Funds:

(i)All-Risk Property Insurance (Including Excess Policies):

(A)	Borrower, Borrower Member and each Managing Member shall be included as an additional “named insured”;
(B)

Borrower, Borrower Member and each Managing Member hereby waives any rights of subrogation against the Secured Parties and shall cause any such property insurance policies to include or be endorsed to include a waiver of subrogation in their favor;

(C)	General Liability / Excess Liability Insurance:
(D)	Borrower, Borrower Member and each Managing Member shall be included as an additional “named insured”;
(E)	Secured Parties shall be included as additional insureds on a primary and non-contributory basis;
(F)

Borrower, Borrower Member and each Managing Member hereby waives any rights of subrogation against the Secured Parties and shall cause any such liability insurance policies to include or be endorsed to include a waiver of subrogation in their favor

(ii)To the extent commercially available, the policies shall be endorsed to provide the Administrative Agent with thirty (30) days’ written notice of cancellation, except ten (10) days for non-payment of premium at the following address:

Bank of America, N.A.,

as Administrative Agent

Agency Management

900 W Trade Street

Charlotte NC 28255

Attention: Darleen R DiGrazia

Telephone: 980.388.5001

Telecopier: 704.409.0645

Electronic Mail: darleen.r.digrazia@baml.com

(iii)General Terms and Conditions

(A)	Borrower and/or Borrower Member shall be obligated to provide written notice of material change to the Administrative Agent unless such notice is otherwise provided by endorsement of the required

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policies. For the purposes of this Section 5.17(a)(iii), “materially changed” means any reduction of more than twenty-five percent (25%) of any policy aggregate limit for earthquake (or earth movement as the case may be), flood, windstorm (if applicable) or excess liability or a change that would cause the Subject Fund to be in non-compliance with the insurance requirements of the Project Documents;

(B)

Prior to Closing Date and annually thereafter, the Borrower and/or Borrower Member shall provide detailed evidence of insurance (in a form acceptable to the Administrative Agent) including certificates of insurance and copies of applicable insurance binders and policies (if requested), as well as a statement from the Borrower and/or its authorized insurance representative confirming that such insurance is in compliance with the terms and conditions of this Section 5.17, is in full force and effect and all premiums then due have been paid or are not in arrears; and

(C)

No provision of this Agreement shall impose on the Administrative Agent or any Secured Party any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by or on behalf of the Borrower, Borrower Member, Managing Member or Subject Fund, nor shall the Administrative Agent or any Secured Party be responsible for any representations or warranties made by or on behalf of the Borrower, Borrower Member, Managing Member or Subject Fund, or any other party to any insurance agent or broker, insurance company or underwriter.

(b)On an annual basis, not later than sixty (60) days before the end of the Borrower’s fiscal year, the Borrower shall cause a nationally recognized insurance or other applicable expert to perform and deliver, with a copy to the Administrative Agent, a probable maximum loss analysis with respect to the properties of the Borrower and the Managing Members. The Administrative Agent, the Borrower and each Managing Member shall review such probable maximum loss analysis and, the Borrower and Managing Members shall make appropriate adjustments (in consultation with, and with the prior written approval of, the Administrative Agent) to the types and amounts of insurance it maintains pursuant to Section 5.17(a) to reflect the results of such probable maximum loss analysis.

5.18New Subject Funds

. In connection with the inclusion of any Potential New Fund as a Subject Fund, the Loan Parties shall simultaneously with such Potential New Fund becoming a Subject Fund:

(a)deliver to the Administrative Agent such modifications to the terms of the Financing Documents (or, to the extent applicable as determined by the Administrative Agent, such other documents), in each case in form and substance reasonably satisfactory to the Administrative Agent and as the Administrative Agent deems necessary or advisable in order to ensure the following:

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(i)the Managing Member of such Potential New Fund (but, for the avoidance of doubt, not any Subject Fund itself) shall guaranty, as primary obligor and not as surety, the payment of the Obligations; and

(ii)the Managing Member of such Potential New Fund shall effectively grant to the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in all of its property, including all of the Equity Interests it owns, as security for the Obligations;

(b)deliver to the Administrative Agent all documents representing all Equity Interests pledged pursuant to the documents delivered pursuant to clause (a) above, together with undated powers or endorsements duly executed in blank;

(c)the Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Liens and security interests granted by the applicable Financing Documents continue to be perfected under applicable law after giving effect to the Potential New Fund becoming a Subject Fund hereunder and thereunder;

(d)to take all other actions necessary or advisable to ensure the validity or continuing validity of any guaranty for any Obligation or any Lien securing any Obligation, to perfect, maintain, evidence or enforce any Lien securing any Obligation or to ensure such Liens have the same priority as that of the Liens on similar Collateral set forth in the Financing Documents executed on the Closing Date (or, for Collateral located outside the United States, a similar priority acceptable to the Administrative Agent), including the filing of UCC financing statements in such jurisdictions as may be required by the Financing Documents or applicable law or as the Administrative Agent or Collateral Agent may otherwise reasonably request;

(e)without duplication of documents delivered pursuant to Section 3.4(b), deliver all Project Documents for such Subject Fund to the Administrative Agent;

(f)in connection with any Other Structure, execute agreements and other documents indicating their consent to the incorporation of supplemental or modified terms and conditions to the Financing Documents regarding such Other Structure reasonably requested by the Agents and Majority Lenders, including supplemental representations, warranties, covenants and defaults and amendments to the existing terms of this Agreement and the other Financing Documents;

(g)subject to Section 5.21, in accordance with Section 5.17 provide evidence of insurance with respect to such new Subject Fund in form and substance acceptable to the Administrative Agent, including copies of policies of such insurance upon the Administrative Agent’s request; and

(h)the Managing Member for such Subject Fund has duly executed and delivered an agreement in the form of Exhibit M (a “New Subject Fund Accession Agreement”).

5.19Backup Servicer

. Within 90 days following the Closing Date, the Borrower shall appoint a backup servicer with respect to the management, administration and servicing of all the Systems in the Available Borrowing Base on terms and conditions reasonably acceptable to the Administrative Agent.

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5.20Hedging Agreement

.  No later than 180 days prior to the end of the Availability Period, the Borrower shall enter into a Permitted Swap Agreement that is in form and substance reasonably acceptable to the Borrower, Administrative Agent and Lenders holding at least 75% of the sum of (i) the aggregate unused amount of the Commitments then in effect and (ii) the aggregate unpaid principal amount of the Loans then outstanding.

5.21On or before December 4, 2015, the Borrower shall deliver evidence of insurance in form and substance acceptable to the Administrative Agent with respect to each of USB Fund 5 and USB Fund 6.

ARTICLE 6

NEGATIVE COVENANTS OF BORROWER AND MANAGING MEMBERS

Borrower and, other than with respect to Section 6.1, each of the Managing Members covenants and agrees that until the Discharge Date it shall not, and each Managing Member covenants and agrees that it shall take all applicable Relevant Member Action to cause the Subject Funds not to:

6.1Cash Flow Coverage Ratio

. Permit the Cash Flow Coverage Ratio as of a Quarterly Date to be less than 1.40:1.00.

6.2Limitations on Liens

.  (a) Create or assume any Lien on any of its property assets or revenue, whether now owned or hereafter acquired, except for Permitted Liens or (b) suffer to exist any Lien on any of its property assets or revenues, whether now owned or hereafter acquired, except for Permitted Liens.

6.3Indebtedness

.  Incur, create, assume or permit to exist any Debt except for (i) Debt created under the Financing Documents, (ii) Debt in respect of Permitted Swap Agreements, and (iii) Debt permitted (without requiring any amendment, consent, waiver, or vote by any member of a Subject Fund, including any Investor, under the terms and conditions of such Material Project Documents and Other Documents unless such amendment, consent or waiver is approved in accordance with the terms hereof) to be incurred by a Subject Fund under any Material Project Document or Other Document;

6.4Sale or Lease of Assets

.  Directly or indirectly sell, lease, assign, transfer or otherwise dispose of any of its Property (including any portion of any Equity Interest owned by the Borrower or a Managing Member), whether now owned or hereafter acquired except:

(a)the granting of Liens to the Collateral Agent;

(b)with respect to the property of a Subject Fund, to the extent permitted (without requiring any amendment, consent, waiver, or vote by any member of a Subject Fund, including any Investor, under the terms and conditions of such Material Project Documents and Other Documents unless such amendment, consent or waiver is approved in accordance with the terms hereof) pursuant to any Material Project Document or Other Document;

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(c)any Restricted Payment by a Subject Fund to a Managing Member or from the Managing Member to the Borrower; and

(d)so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the sale by Borrower of a Subject Fund (including, without limitation, the sale of the Equity Interests in a Managing Member or Equity Interests in such Subject Fund or the applicable Managing Member) in an arm’s length transaction; provided that (i) the consideration for such sale is paid entirely in cash, (ii) as evidenced by a Borrowing Base Certificate delivered by Borrower to Administrative Agent giving pro forma effect to such sale, the Available Borrowing Base exceeds the Outstanding Principal, and (iii) such sale will be non-recourse to the Borrower, any Loan Party not fully disposed as part of such sale, or any other Subject Fund and Borrower and the remaining Loan Parties will cease to have any obligation, liability or responsibility in respect of any disposed Subject Fund and any disposed Loan Party.

6.5Changes

.  Conduct any business other than the acquisition and ownership of subsidiaries which engage in the acquisition, ownership, leasing and financing of the Systems and activities related or incident thereto (including those contemplated by the Operative Documents but excluding the engineering, development, construction or creation of Systems), hire or become an employer of an employee or assume or incur any obligation under or in connection with any ERISA Plan.

6.6Distributions

.  Directly or indirectly, make or declare any Restricted Payment or incur any obligation (contingent or otherwise) to do so, except for Restricted Payments:

(a)from proceeds of the Loans in accordance with Section 5.1;

(b)from a Subject Fund to its Managing Member;

(c)from a Managing Member to Borrower;

(d)to the extent required under the Project Documents of a Subject Fund to each direct owner of Equity Interests in such Subject Fund (other than to the Managing Member, which payments are permitted pursuant to clause (b) of this Section 6.6); and

(e)on any Scheduled Payment Date, so long as (i) no Default or Event of Default has occurred and is continuing or would be caused thereby, (ii) no Repayment Event has occurred and is continuing, (iii) the Borrower, after giving effect to any prepayments made pursuant to Section 2.1(f)(ii), is in compliance with the Borrowing Base Requirement, and (iv) each of the Interest Reserve Account and the Inspected-Only Reserve Account has been fully funded in an amount at least equal to the required reserve amount under the CADA, from Borrower to Borrower Member from any monies remaining in the Revenue Account after giving effect to the withdrawals and transfers specified in clauses (1) through (5) of Section 3.3(d) of the CADA.

6.7Investments

.  Make or permit to remain outstanding any advances or loans or extensions of credit to, or purchase, redeem or own any Equity Interests in, or any assets constituting an ongoing business from, or make or permit any other investment in, any Person, except for:

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(a)investments by each Managing Member in a Subject Fund in which it holds an Equity Interest and investments by Borrower in each Managing Member (including, for the avoidance of doubt, investments made using equity contributions to Borrower or any Managing Member by Borrower Member or Vivint Solar Parent), in each case, with respect to Equity Interests existing as of the Closing Date (and in the case of Subject Funds and Managing Members added after the Closing Date, existing as of the date of such addition) and as set forth in Schedule 6.7. For the avoidance of doubt, each Managing Member may exercise, subject to compliance with the other terms and conditions of the Financing Documents, any call option, purchase option or other similar right to purchase the Equity Interests of an Investor in its Subject Fund, without the consent of any Agent or Lender; and

(b)investments in the form of loans and advances by each Managing Member to the Subject Fund or any Potential New Fund in which it holds an Equity Interest and capital contributions by the Borrower and each Managing Member to or in the Subject Fund or any Potential New Fund in which it holds an Equity Interest made on or after the Closing Date to the extent permitted (without requiring any amendment, consent, waiver, or vote by any member of a Subject Fund, including any Investor, under the terms and conditions of such Material Project Documents and Other Documents unless such amendment, consent or waiver is approved in accordance with the terms hereof) by the terms of the applicable Project Documents of the Subject Funds or Potential New Fund (in each case, as reflected in an updated Schedule 6.7 with the prior written approval of the Administrative Agent);

provided, however, that if a Potential New Fund is not approved to become a Subject Fund, then upon the written request of the Majority Lenders, the Borrower shall within five (5) Business Days cause the Managing Member related to such Potential New Fund to no longer be a Subsidiary of Borrower by selling, winding up or otherwise disposing of (including, without limitation, transferring Borrower’s Equity Interests in such Managing Member to a third party) such Managing Member.

6.8Federal Reserve Regulations

.  Apply any part of the proceeds of any Loan to the purchasing or carrying of any Margin Stock.

6.9Fundamental Changes

.  Liquidate or dissolve, or sell or lease or otherwise transfer or dispose of, all or any substantial part of its property, assets or business, or combine, merge or consolidate with or into any other entity (in each case, whether in one transaction or a series of transactions) other than the sale of assets as permitted by Section 6.4.

6.10Amendments; Other Agreements

.

(a)Without the prior written consent of the Majority Lenders, (i) terminate or cancel, exercise any right or remedy under or pursuant to any breach or default of, (ii) materially amend, modify, supplement or consent to any change in any provision of or (iii) materially waive any material default under, material breach of, material condition, closing deliverable or other required item under, or the performance of a material obligation by any Person, in each case, under any (x) Other Documents, except to the extent that such actions could not reasonably be expected to have a Material Adverse Effect or (y) Material Project Documents unless such amendment, consent or waiver is either approved in writing by the Administrative Agent or immaterial; provided,

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however, that no prior written consent by the Majority Lenders shall be required in the case of any amendment, modification or supplement to or waiver under Other Documents or Material Project Documents to (A) correct a manifest error therein that is not material or (B) to increase the aggregate amount of an Investor’s commitment.

(b)Amend, modify, supplement or consent to any change in any provision of the LLC Agreements, except to the extent that such actions could not reasonably be expected to materially and adversely affect the Administrative Agent or the Lenders.

(c)Amend, modify, supplement or consent to any change in any Approved Form Agreement unless (i) such amendments, modifications, supplements or changes do not (w) reallocate risk from the Host Customer to the Subject Fund, Managing Member or any of its Affiliates, or (x) reduce any payment obligations of the Host Customer, (y) reduces the creditworthiness standards with which the Host Customer must comply, or (z) otherwise materially increase the risk profile of the Lenders and (ii) the Borrower has promptly (and in any event within five (5) Business Days) provided copies of such amendments, modifications, supplements or changes to the Administrative Agent.

(d)Notwithstanding the foregoing, Borrower may permit any Subject Fund to enter into an agreement for the sale of SRECs, including any such agreement that, notwithstanding anything to the contrary herein, contains any provisions for liquidated damages, contingent liabilities or other damages, or the posting of collateral or other security, so long as such agreements are entered into in the ordinary course of business at prices and on terms and conditions not less favorable than could be obtained on an arm’s-length basis from unrelated third parties; provided, further, that all Revenues from such sale of SRECs shall be paid directly to the Borrower by deposit by the purchaser of such SRECs directly into the Revenue Account.

(e)The Lenders hereby approve and consent to Amendment No. 3 to Limited Liability Company Agreement of Vivint Solar Elyse Project Company, LLC, dated May 11, 2015, and Amendment No. 4 to Limited Liability Company Agreement of Vivint Solar Elyse Project Company, LLC, dated June 30, 2015.

6.11Name and Location; Fiscal Year

.  Change its name, its state of business, accounting policies (except as permitted by GAAP) or its fiscal year without the Administrative Agent’s prior written consent.

6.12Assignment

.  Assign its rights hereunder or under any other Operative Document.

6.13Transfer of Equity Interest

.  Except to the extent permitted pursuant to Section 2.10(b) or Section 6.4, cause, make, suffer, permit or consent to any creation, sale, assignment or transfer of any Equity Interest in the Managing Members or Subject Funds except for the Liens in favor of the Collateral Agent under the Collateral Documents.

6.14Accounts

.  Establish or maintain any deposit, securities or other account in its own name other than the Accounts.

6.15Transaction with Affiliates

.  Engage in any transactions with any of its Affiliates except (i) transactions among the Loan Parties (other than the Borrower Member) and the Subject

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Funds or any entity that becomes a Loan Party or a Subject Fund as a result of such transaction, including, without limitation, transactions among such Persons pursuant to the Project Documents, in each case, subject to compliance with the other terms and conditions of the Financing Documents, (ii) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Loan Party or the applicable Subject Fund than could be obtained on arm’s-length basis from unrelated third parties and (iii) transactions pursuant to agreements in existence on the Closing Date and set forth on Schedule 6.15 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect.

6.16Limitation on Dividends and Other Payment Restrictions Affecting Certain Subsidiaries

.  Enter into, or allow a Borrower, any Managing Member or any Subject Fund to enter into, any agreement, instrument or other undertaking that (i) restricts or limits the ability of any Managing Member or any Subject Fund to make any dividend or other distribution of Revenues with respect to its Equity Interests or (ii) restricts or limits the ability of any Loan Party to create, incur, assume or suffer to exist Liens on the property of such Person for the benefit of the Agents and Lender with respect to the Obligations of the Loan Parties or the Financing Documents, except, in each case, the Operative Documents in existence on the Closing Date as well as any other Operative Documents entered into by a Potential New Fund after the Closing Date, to the extent reviewed and approved by the Administrative Agent.

6.17Hedging Agreement.  Enter into any Hedging Agreement other than a Permitted Swap Agreement.

6.18Operations and Maintenance in Partnership

.  Vote to terminate or to appoint a new operations and maintenance provider, or consent to the appointment of a new operations and maintenance provider; provided, that if any vote or appointment is required within a certain time period under the applicable Project Document, if Administrative Agent does not consent (unless such consent was reasonably withheld) within such time period, then the Borrower may, or cause any Managing Member of a Subject Fund to, vote or appoint or consent to a new operations and maintenance provider or administrative services provider in order to comply with the terms of the applicable Project Documents; provided, further, that the consent of the Administrative Agent may not be unreasonably withheld if the new operations and maintenance provider or administrative services provider meets the standards set forth in the applicable Project Documents.

ARTICLE 7

ACCOUNTS; APPLICATION OF FUNDS

7.1Accounts; Application of Funds in Accounts

.

(a)On or prior to the Closing Date, the Borrower shall cause the Accounts to be established at Depositary.  Each Loan Party shall, or shall take Relevant Member Action to cause, all Revenues, income and other amounts paid, payable or distributable to any Managing Member or the Borrower, when actually paid, to be deposited in the sub-account of the Revenue Account (as defined in the CADA) that is related to such Managing Member.

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(b)Funds on deposit in the Accounts shall be applied in the manner, at the times and in the order of priority as set forth in the CADA.

ARTICLE 8

EVENTS OF DEFAULT; REMEDIES

8.1Events of Default

.  The occurrence of any of the following events shall constitute an event of default (individually, an “Event of Default,” and collectively, “Events of Default”) hereunder:

(a)Failure to Make Payments.  Any Loan Party shall fail to pay, in accordance with the terms of this Agreement, (i) any principal with respect to any Loan on the date that such principal is due or (ii) any interest on any Loan or other amount payable hereunder or with respect to any other Loan within five (5) Business Days after the date that such payment is due.

(b)Judgments.  There is entered against any Loan Party any one or more final judgments or orders for the payment of money and the aggregate amount of all such judgments or orders for all such parties equals or exceeds $2,000,000 (to the extent not covered by a valid and binding policy of insurance issued by an independent third party as to which the insurer has been notified of such judgment or order and has not denied coverage) and such judgments or orders shall not have been satisfied, vacated, discharged or stayed or bonded to the reasonable satisfaction of the Administrative Agent pending an appeal for a period of sixty (60) consecutive days;

(c)Misstatements.  Any representation, warranty, certification or statement of trust made or deemed made by a Loan Party in the Financing Documents, any amendment or modification thereof or waiver thereto, or in any certificate or financial statement furnished pursuant thereto to any Agent or Secured Party pursuant to this Agreement or any other Financing Document, shall prove to have been inaccurate or misleading in any material respect as of the date made or deemed made, as applicable.

(d)Bankruptcy.  Vivint Solar Parent, Borrower Member, or Borrower shall become subject to a Bankruptcy Event.

(e)ERISA.  (i) The Borrower shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any ERISA Plan (that is not excepted under Section 408 of ERISA and regulatory guidance thereunder) resulting in a Material Adverse Effect to the Borrower; (ii) an ERISA Event shall occur with respect to any ERISA Plan which results in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect; or (iii) the Borrower or any member of its Controlled Group fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect.

(f)Breach of Terms of Financing Agreements.

(i)Any Loan Party shall fail to perform or observe any covenant set forth in Section 5.2, Section 5.5(i), Section 5.20, Article 6, or Section 8.4 of this Agreement.

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(ii)Any Loan Party shall fail to perform or observe any other covenant (not specified in Section 8.1(a) or clause (i) of this Section 8.1(f)) to be performed or observed by it hereunder or under any Financing Document and not otherwise specifically provided for elsewhere in this Section 8.1, and such failure shall continue unremedied for a period of thirty (30) days after the Borrower becomes aware of such failure; provided, that if (x) such failure can be remedied, (y) such failure cannot reasonably be remedied within such 30 day period, and (z) the Borrower commences cure of such failure within such 30 day period and thereafter diligently seeks to remedy the failure, then an “Event of Default” shall not be deemed to have occurred until the earlier of (A) such time as Borrower ceases reasonable efforts to cure such failure and (B) 90 calendar days following such failure.

(g)Security.  Any of the Collateral Documents, once executed and delivered, (i) shall fail to provide the Collateral Agent (on behalf of the Secured Parties) a first priority perfected security interest (subject only to Permitted Liens) in all of the Collateral (except to the extent that any such perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or the failure of the Collateral Agent to uniform commercial code continuation statements), (ii) shall cease to be in full force and effect, or (iii) the validity or the applicability thereof to the Obligations to be secured or guaranteed thereby or any part thereof shall be disaffirmed by or on behalf of any Loan Party.

(h)Change of Control.  A Change of Control shall have occurred.

(i)Invalidity of Financing Documents.  Any material provision of any Financing Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or as a result of acts or omissions by the Administrative Agent or Collateral Agent or any Lender or the satisfaction in full in cash of all the Obligations, shall cease to be in full force and effect, or any Loan Party shall contest in writing the validity or enforceability of any provision of any Financing Document, or any Loan Party shall deny in writing that it has any or further liability or obligation under any Financing Document (other than as a result of repayment in full of the Obligations and termination of the Commitments), or any Loan Party shall purport in writing to revoke or rescind any Financing Document.

(j)Tax Equity Transaction Documents. Any Loan Party shall fail to observe or perform any of its obligations under or otherwise breaches (i) any representation, warranty, term or condition of the Material Project Documents applicable to it which is not immaterial or (ii) any representation, warranty, term or condition of the Other Documents applicable to it the effect of which could reasonably be expected to have a Material Adverse Effect.

(k)Cross-Default.  Any Loan Party (A) fails to make any payment beyond the applicable grace period with respect thereto, if any, (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Debt (other than the Loans) and such Debt, either individually or in the aggregate for all such Loan Parties, has an outstanding aggregate principal amount or notional amount, as applicable, equal to or greater than $2,000,000 or (B) fails to observe or perform any other agreement or condition relating to any such Debt, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders or beneficiary or

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beneficiaries) to cause, with the giving of notice if required, such Debt to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Debt to be made, prior to its stated maturity; provided that this clause (k)(B) shall not apply to secured Debt that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Debt, if such sale or transfer is permitted hereunder and under the documents providing for such Debt.

(l)Borrowing Base.  As of any date that a Borrowing Base Certificate is delivered, the Outstanding Principal does not satisfy the Applicable Threshold Test and such Default is not cured within ten (10) Business Days by the Borrower adding new Subject Funds to the Available Borrowing Base or by any Person making an Equity Contribution to Borrower in an amount sufficient to cure the Default, after giving effect to the prepayment of principal, in each case, as provided in Section 2.1(f).

8.2Remedies

.

(a)If any Event of Default (other than any event described in Section 8.1(d) shall have occurred and be continuing, the Administrative Agent may, and upon the request of the Majority Lenders shall, by notice to the Borrower:

(i)immediately terminate the Commitments of each Lender and the obligation of each Lender to make Loans; and

(ii)declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrower accrued hereunder and under any other Financing Document, shall become forthwith due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Financing Document to the contrary notwithstanding.

(b)If any Event of Default described in Section 8.1(d) shall have occurred and be continuing:

(i)the Commitments of each Lender and the obligation of each Lender to make Loans shall automatically terminate (if not previously terminated or expired);

(ii)the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrower accrued hereunder and under any other Financing Document, shall automatically become due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Financing Document to the contrary notwithstanding.

(c)Upon the occurrence and during the continuance of any Event of Default, in addition to the exercise of remedies set forth in clauses (a) and (b) above, (i) the Agents may immediately exercise exclusive control of or over any or all of the Accounts, including taking any and all actions necessary or advisable in pursuance of the foregoing, such as issuing any notice of

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exclusive control contemplated by the applicable control agreements and (ii) each Secured Party shall be, subject to the terms of the Financing Documents, entitled to exercise the rights and remedies available to such Secured Party under and in accordance with the provisions of the other Financing Documents to which it is a party or any applicable law.

(d)Notwithstanding the foregoing, if an Event of Default with respect to Section 6.1 has occurred and the Borrower has delivered an irrevocable Notice of Intent to Cure, then, prior to the Cure Expiration Date, none of the actions in Section 8.2 may be taken on account of such Event of Default until the Cure Expiration Date (but it being understood that unless a Cure Amount in an amount sufficient to cure such Event of Default has been provided in accordance with Section 8.4, such actions under this Section 8.2 may then be taken on and following the Cure Expiration Date and that, notwithstanding anything contained herein, no Lender shall be required to make any Loans while an Event of Default with respect to Section 6.1 is continuing even if a Notice of Intent to Cure has been delivered).

8.3Remedies Under Consents

. Each of the Agents or Lenders may exercise a cure right that vests in its favor under any of the Tax Equity Required Consents at the time of such vesting whether or not an Event of Default has occurred at such time, except to the extent that relevant Loan Party is diligently pursuing its cure rights under the Tax Equity Required Consents.

8.4Borrower’s Right to Cure.

(a)When an Event of Default under Section 6.1 has occurred (a “Coverage Ratio EOD”), the Borrower may provide an irrevocable notice (the “Notice of Intent to Cure”) to the Administrative Agent committing to cure such Coverage Ratio EOD by depositing an amount in the Equity Cure Account sufficient to cause the Cash Flow Coverage Ratio to be greater than or equal to 1:40:1.00 (the “Cure Amount”). The Borrower shall specify the Cure Amount in its Notice of Intent to Cure.

(b)Within ten (10) days of the Quarterly Date when the Coverage Ratio EOD occurred (the “Cure Expiration Date”), the Borrower shall in accordance with its Notice of Intent to Cure, deposit Equity Contributions in an amount equal to the Cure Amount in the Equity Cure Account.

(c)Solely for purposes of calculating the Cash Flow Coverage Ratio for any period that includes the fiscal quarter prior the Quarterly Date when the applicable Coverage Ratio EOD occurred, the Cure Amount shall be added to the Actual Net Cash Flow of the Borrower to the extent such Cure Amount remains on deposit in the Equity Cure Account (except to the extent applied to prepay the Loans in accordance with the following sentence). The Borrower may at any time apply amounts on deposit in the Equity Cure Account to prepay the Loans pursuant to Section 2.1(f).

(d)In furtherance of clause (b) above, (A) upon actual deposit of the full Cure Amount in the Equity Cure Account, the covenant under Section 6.1 shall be deemed satisfied and complied with as of Quarterly Date when the applicable Coverage Ratio EOD occurred with the same effect as though there had been no failure to comply with such covenant and the applicable Coverage Ratio EOD shall be deemed not to have occurred for purposes of the Financing Documents, and (B) upon receipt by the Administrative Agent of a Notice of Intent to Cure prior the Cure Expiration Date, neither the Administrative Agent nor any Lender may exercise any rights or remedies under Section 8.2 (or under any other Financing Document) on the basis of any actual or

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purported Event of Default under Section 6.1 until and unless the Cure Expiration Date has occurred without the Cure Amount having been deposited pursuant to Section 8.4(b).

(e)There shall be no more than (i) two (2) consecutive fiscal quarters and (ii) four (4) total fiscal quarters in which the cure rights set forth in this Section 8.4 are exercised during the term of this Agreement.

ARTICLE 9

THE AGENTS; AMENDMENTS; ASSIGNMENTS

9.1Appointment and Authority

.  Each of the Lenders and hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent and Collateral Agent hereunder and under the other Financing Documents and authorizes the Administrative Agent and Collateral Agent, respectively, to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent and Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, Collateral Agent, and the Lenders and the Borrower shall not have rights as a third party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Financing Documents (or any other similar term) with reference to the Administrative Agent or Collateral Agent is not intended to denote or connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

9.2Rights as a Lender

.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.3Exculpatory Provisions

(a).  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Financing Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(b)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(c)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Financing Documents that the Administrative Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be

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expressly provided for herein or in the other Financing Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Financing Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Bankruptcy Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Bankruptcy Law; and

(d)shall not, except as expressly set forth herein and in the other Financing Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.1 and 8.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower or a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Financing Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Financing Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.4Reliance by Administrative Agent

.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

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9.5Delegation of Duties

.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Financing Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.6Resignation of Administrative Agent

.

(a)The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower.  Upon receipt of any such notice of resignation, the Majority Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Majority Lenders or shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Majority Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Majority Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Majority Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Financing Documents and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Majority Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 2.4(d)(vi) and other than any rights to indemnity payments or other amounts owed to the retiring or removed

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Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Financing Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Financing Documents, the provisions of this Article and Sections 10.4 and 5.10 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

9.7Non-Reliance on Administrative Agent and Other Lenders

.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Financing Document or any related agreement or any document furnished hereunder or thereunder.

9.8Administrative Agent May File Proofs of Claim

.  In case of the pendency of any proceeding under any Bankruptcy Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations of the Loan Parties that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.3 and 10.4) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.3 and 10.4.

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Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.9Collateral Matters

.  Without limiting the provisions of Section 9.8, the Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)to release any Lien on any property granted to or held by the Administrative Agent under any Financing Document (i) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of  as part of or in connection with any sale or other disposition permitted hereunder or under any other Financing Document, or (iii) subject to Section 9.12, if approved, authorized or ratified in writing by the Majority Lenders; and

(b)to subordinate any Lien on any property granted to or held by the Administrative Agent under any Financing Document to the holder of any Lien on such property that is permitted by Section 6.2.

9.10Indemnification

.  Without limiting the obligations (including, but not limited to, the Obligations) of the Borrower hereunder, each Lender agrees to indemnify each of the Agents, ratably in accordance with its Proportionate Share for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, however, that no Lender shall be liable for any of the foregoing to the extent they arise solely from the relevant Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.  The Agents shall be fully justified in refusing to take or to continue to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  Without limitation of the foregoing, each Lender agrees to reimburse the relevant Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by such Agent in connection with the preparation, execution, administration or enforcement of, or legal advice in respect of rights or responsibilities under, the Operative Documents, to the extent that such Agent is not reimbursed promptly for such expenses by the Borrower.

9.11No Advisory or Fiduciary Responsibility

.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Financing Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the

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Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Financing Documents; (ii) (A) the Administrative Agent and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Financing Documents; and (iii) the Administrative Agent and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates.  To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

9.12Amendments

.

(a)Generally. Subject to Sections 2.12 and 2.13, no amendment or waiver of any provision of this Agreement or any other Financing Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Majority Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall effect any of the changes described in clauses (b), (c), and/or (d) of this Section 9.12 without the additional consent(s) required therein.

(b)Consent of Affected Lenders. Subject to Sections 2.12 and 2.13, no amendment, waiver or consent described in clause (a) of this Section 9.12 shall, without the written consent of each Lender affected thereby:

(i)extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.2);

(ii)postpone any date fixed by this Agreement or any other Financing Document for or reduce or forgive the amount of any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Financing Document;

(iii)reduce or forgive the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Financing Document to the Lenders  (it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of a Loan (other than pursuant to Section 2.1(f)(ii)(A)) shall not constitute a postponement of any date scheduled for the payment of principal or interest) (or change the timing of payment of such fees or other amounts), or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Interest Rate that would result

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in a reduction of any interest rate on any Loan or any fee payable hereunder; provided, however, that only the consent of the Majority Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate; or

(iv)amend, waive or otherwise modify any term or provision (including the availability and conditions to funding under Section 2.9 with respect to Incremental Loans, under Section 2.12 with respect to Refinancing Loans, and under Section 2.13 with respect to Extended Loans and, in each case, the rate of interest applicable thereto) which directly affects Lenders of one or more Incremental Loans, Refinancing Loans or Extended Loans and does not directly affect Lenders of any other Loans, in each case, without the written consent of the directly affected Lenders under such Incremental Loans, Refinancing Loans or Extended Loans; provided, however, that the waivers described in this clause (iv) shall not require the consent of any Lenders other than the affected Lenders under such Incremental Loans, Refinancing Loans or Extended Loans, as the case may be.

(c)Borrowing Base Amendments. No amendment, waiver or consent described in clause (a) of this Section 9.12  shall, without the written consent of Lenders holding at least 90% of the sum of (i) the aggregate unused amount of the Commitments then in effect and (ii) the aggregate unpaid principal amount of the Loans then outstanding, affect the Available Borrowing Base, Appendix 1, Appendix 2, Appendix 3, any provision relating to the Available Borrowing Base, Appendix 1, Appendix 2 or Appendix 3, or any related definition under this Agreement or any other Financing Document; provided, however, that the proviso to the definition of “Available Borrowing Base” in Appendix 2 may be amended with the written consent of the Supermajority Lenders.

(d)Consent of All Lenders. Subject to Sections 2.12 and 2.13, no amendment, waiver or consent described in clause (a) of this Section 9.12  shall, without the written consent of each Lender:

(i)waive any condition set forth in Sections 3.1 or 3.2;

(ii)change any provision of this Section or the definition of “Majority Lenders,” “Supermajority Lenders,” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder;

(iii)change the definition of “Eligible Assignee”;

(iv)amend the definition of “Eligible Structure” or permit a fund that is not an Eligible Structure to be included in the Available Borrowing Base; or

(v)release all or substantially all the Collateral, or release any Loan Party from such Person’s obligations under this Agreement or any Collateral Document, or permit the release of any funds from the Revenue Account, in each case, unless in accordance with the Financing Documents.

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

(e)Consent of Administrative Agent. No amendment, waiver or consent described in clause (a) of this Section 9.12 shall, without the written consent of the Administrative Agent (in addition to the Lenders required above):

(i)affect the rights or duties of the Administrative Agent or Collateral Agent under this Agreement or any other Financing Document; or

(ii)affect the Available Borrowing Base, Appendix 1, Appendix 2, Appendix 3, any provision relating to the Available Borrowing Base, Appendix 1, Appendix 2 or Appendix 3, or any related definition under this Agreement or any other Financing Document.

(f)Fee Letters.  The Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

(g)Defaulting Lenders.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender, (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender, and (z) the interest, principal and maturity of Loans made by such Defaulting Lender may not be modified without the Defaulting Lender’s consent.

(h)Errors and Omissions.  The Administrative Agent and the Borrower may amend any Financing Document to correct administrative errors or omissions, or to effect administrative changes that are not adverse to any Lender.  Notwithstanding anything to the contrary contained herein, such amendments shall become effective without any further consent of any other party to such Financing Document.

(i)Non-Consenting Lenders.  In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Financing Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 9.12(b) or all Lenders in accordance with the terms of Section 9.12(d) and (iii) the Majority Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed to be a “Non-Consenting Lender.” If any Lender becomes a Non-Consenting Lender, then the Borrower may, on ten (10) Business Days’ prior written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 9.15 (with the assignment fee to be paid by the Borrower in such instance) its Commitment and its outstanding Loans, if any, to one or more Eligible Assignees approved by the Administrative Agent in its sole and absolute discretion; provided that (i) neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person, (ii) on the date of such assignment, the replacement Lender shall pay to the Non-Consenting Lender an

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of such Non-Consenting Lender and (B) an amount equal to all accrued, but theretofore unpaid fees, if any, owing to such Non-Consenting Lender pursuant to Section 2.3 and (iii) on the date of such assignment, the Borrower shall pay any amounts payable to such Non-Consenting Lender pursuant to Sections 2.6 or 2.7.

9.13Withholding Tax

.

(a)If the forms or other documentation required by Section 2.4(g) are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to any Lender not providing such forms or other documentation, an amount equivalent to the applicable withholding tax.

(b)If the Internal Revenue Service or any authority of the United States of America or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent or any other Person of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify promptly the Administrative Agent fully for all amounts paid, directly or indirectly, by such Person as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs, and any out-of-pocket expenses.

9.14Participations

.

(a)Each Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other Persons in all or a portion of its rights and obligations under this Agreement and the other Financing Documents (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement and the other Financing Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other Persons shall be entitled to the benefit of the cost protection provisions contained in Sections 2.4(d), 2.6, and 2.7 to the same extent as if they were Lenders and (iv) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers with respect to matters requiring consent of all Lenders pursuant to Section 9.9).  To the extent permitted by law, each participating bank or other Person shall also be entitled to the benefits of Section 10.2 as though it were a Lender, provided such participating bank or other Person agrees to be subject to Section 2.5(b) as though it were a Lender.  Other than as otherwise specified in this clause (a), no participating bank or other Person shall have any other rights under this Agreement, including direct rights against any Loan Party nor any rights to any remedies and shall not be considered for any purpose to be a party to this Agreement.  In no event shall a Loan Party be responsible for any costs or expenses of any counsel engaged by a participating bank or other Person that has acquired a participation from a Lender.

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

(b)Any Lender that sells a participation, acting solely for this purpose as an agent of the Borrower, shall maintain a register in which it enters the name and address of each participant, and the principal amount (and stated interest) of each participant’s interest in the Loans under the Financing Documents (the “Participant Register”); provided, that no Lender shall have an obligation to disclose the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Financing Document) to any Person except to the extent that such disclosure is necessary to establish that the Loans or other obligations under this Agreement are in registered form for tax purposes under Section 5f.103-1(c) of the United States Treasury Regulation.  The entries in the Participant Register shall be conclusive absent manifest error, and the Lender maintaining the Participant Register shall treat each person whose name is recorded in the register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent, in its capacity as such, shall have no responsibility for maintaining a Participant Register.

(c)Any Lender or participant may, in connection with any participation or proposed participation pursuant to this Section 9.14, disclose to the participant or proposed participant any information relating to the Loan Parties or their respective Affiliates furnished to such Lender by or on behalf of the Loan Parties; provided, that, prior to any such disclosure of information designated by the Borrower as confidential, each such participant or proposed participant shall execute an agreement whereby such participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 10.17.

9.15Assignments

.

(a)Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed) and, unless an Event of Default pursuant to Sections 8.1(a) or (d) has occurred and is continuing, the Borrower (such consent not to be unreasonably withheld, conditioned or delayed); provided, however, that if such assignment is to a Lender or an Affiliate of a Lender whose credit- worthiness is reasonably comparable to that of the transferring Lender, no consent of the Borrower or the Administrative Agent shall be required; provided, further,  that (i) the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be in an integral multiple of, and not less than One Million Dollars ($1,000,000) (or, if less, the entire remaining amount of such Lender’s Commitment or Loans), except for any assignments made to National Bank of Arizona by Lenders on the First Amendment Date pursuant to the “Rebalancing Transactions” (as defined in the First Amendment), in which case, the amount of the Loans assigned by each assigning Lender may be less than One Million Dollars ($1,000,000) provided that (i) the parties to each assignment shall (A) execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent or (B) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Acceptance, and, in each case, shall pay to the Administrative Agent a processing and recordation fee of Three Thousand Five Hundred Dollars

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

($3,500) (which fee may be waived or reduced in the sole discretion of the Administrative Agent), and (ii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire (in which the assignee shall designate one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Affiliates or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws) and all applicable tax forms.  Upon acceptance and recording pursuant to clause (a) of this Section 9.15, from and after the effective date specified in each Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.4(d), 2.6, 2.7, 5.9, 5.10 and 10.4, as well as to any Fees accrued for its account and not yet paid).

(b)By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:  (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any Lien or adverse claim and that its Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in subclause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the other Financing Documents, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Financing Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any other Loan Party or the performance or observance by the Borrower or any other Person of any of its obligations under this Agreement, any other Financing Document or any other instrument or document furnished pursuant hereto, or thereto, or in connection therewith; (iii) such assignee represents and warrants that it is an Eligible Assignee legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement and the other Financing Documents (other than the Fee Letters), together with copies of the most recent financial statements delivered pursuant to Section 5.3 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Secured Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

(c)The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in the City of New York a copy of each Assignment and Agreement referred delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment thereof, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error and the Borrower, each Lender and the Agents may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, the Collateral Agent and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d)Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (a) above, if applicable, and the written consent of the Administrative Agent and, if required, the Borrower, to such assignment and any applicable tax forms, the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register.  No assignment shall be effective unless it has been recorded in the Register as provided in this clause (d).

(e)At the assigning Lender’s option, the Borrower shall execute and deliver to such new lender a new Note in the form attached hereto as Exhibit A, in a principal amount equal to the Loans being assigned, and the Borrower shall execute and exchange with the assigning Lender a replacement note for any Note in an amount equal to amount of the Loans retained by the Lender, if any.

(f)Any Lender may, in connection with any assignment or proposed assignment pursuant to this Section 9.15, disclose to the assignee or proposed assignee any information relating to the Loan Parties or their respective Affiliates furnished to such Lender by or on behalf of the Loan Parties; provided, that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or proposed assignee shall execute an agreement whereby such assignee shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 10.17.

9.16Assignability to Federal Reserve Bank or Central Bank

.

(a)Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(b)Any Lender or its direct or indirect parent may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank or any other central bank in the jurisdiction of such Lender or its direct or indirect parent, and this Section 9.16 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto; and provided further that any payment in respect of such pledge or assignment made by the Borrower to or for the account of the pledging or assigning Lender in accordance with the terms of this Agreement shall satisfy the Borrower’s obligations hereunder in respect of such pledged or assigned Loans to the extent of such payment.

9.17No Other Duties, Etc

.  Notwithstanding anything to the contrary herein, none of the Lead Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Financing Documents, except in its capacity, as applicable, as the Administrative Agent, Collateral Agent, a Lender, or the Depositary hereunder.

ARTICLE 10

MISCELLANEOUS

10.1Addresses; Notices

.

(a)Any communications between the parties hereto or notices provided herein to be given may be given to the following addresses:

To the Borrower:

Vivint Solar Financing I, LLC
c/o Vivint Solar, Inc.

3301 N Thanksgiving Way, Suite 500

Lehi, UT 84043

Attention:  Thomas Plagemann, EVP, Capital Markets

E-Mail:  thomas.plagemann@vivintsolar.com

Facsimile: (801) 229-7727

with a copy to:

Vivint Solar Inc.

3301 N Thanksgiving Way, Suite 500

Lehi, UT 84043

Attention:  Vivint Solar Legal Department

E-Mail: solarlegal@vivintsolar.com

Facsimile: 801.765.5746

To the Administrative Agent or Collateral Agent:

Administrative Agent/Collateral Agent Office:

(For financial/loan activity – advances, pay down, interest/fee billing and payments, rollovers, rate-settings):

Bank of America Plaza

901 Main Street

Mail Code:  TX1-492-14-11

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

Dallas, TX  75202-3714

Attention: Diana Lopez

Phone:  972-338-3774

Fax:  214-290-8384

Electronic Mail:    diana.r.lopez@baml.com

Other Notices as Administrative Agent/Collateral Agent:

(For financial statements, compliance certificates, maturity extension and commitment change notices, amendments, consents, vote taking, etc.)

Agency Management

900 W Trade Street

Mail Code: NC1-026-06-03

Charlotte NC 28255

Attention: Darleen R DiGrazia

Telephone: 980.388.5001

Telecopier: 704.409.0645

Electronic Mail: darleen.r.digrazia@baml.com

To the Lenders:  At such address and fax number as set forth in Annex 2 or as each Lender may provide in writing to the Borrower and the Administrative Agent.

(b)All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (i) if delivered in person; (ii) if sent by a nationally recognized overnight delivery service; (iii) in the event overnight delivery services are not readily available, if mailed by first class mail, postage prepaid, registered or certified with return receipt requested; or (iv) if sent by telecopy or electronic mail with a confirmation of receipt.  Notice so given shall be effective upon receipt by the addressee, except that communication or notice so transmitted by telecopy or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Business Day and, if not, on the next following Business Day) on which it is transmitted if transmitted before 4:00 p.m., recipient’s time, and if transmitted after that time, on the next following Business Day; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender.  Any party shall have the right to change its address for notice hereunder to any other location by giving of thirty (30) days’ written notice to the other parties in the manner set forth hereinabove.

(c)The Borrower hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to the Borrower, that notwithstanding anything to the contrary in clause (b) above, it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Financing Documents or to the Lenders under Article 5, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a Borrowing Notice or a notice pursuant to Section 2.1(a)(iii), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides a Notice of Default or Notice of Event of Default under this Agreement or any other Financing Document or (iv) is required to be delivered to satisfy any condition precedent

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

to the effectiveness of this Agreement and/or any Borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent.  In addition, the Borrower agrees to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Financing Documents but only to the extent requested by the Administrative Agent.

(d)The Borrower hereby acknowledges that (i) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”) and (ii) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”).  The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States federal and state securities laws ; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” The following Borrower Materials shall be marked “PUBLIC”, unless the Borrower notifies the Administrative Agent promptly that any such document contains material non-public information: (1) the Financing Documents and (2) notification of changes in the terms of the Financing Documents; provided, however, that the parties acknowledge and agree that the Fee Letters contain sensitive proprietary information and shall not be marked, treated as, or considered “PUBLIC” in any respect.  Notwithstanding anything herein to the contrary, any and all Borrower Materials are subject to the confidentiality provisions of Section 10.17.

(e)Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(f)THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”.  NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS.  NO WARRANTY OF ANY KIND, EXPRESS,

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM.  IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO THE MEMBER, THE BORROWER, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE MEMBER’S, THE BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE PLATFORM, ANY OTHER ELECTRONIC PLATFORM OR ELECTRONIC MESSAGING SERVICE OR THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(g)The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Financing Documents.  Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Financing Documents.  Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

(h)Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give notice or other communications pursuant to any Financing Document in any other manner specified in such Financing Document.

10.2Right to Set-Off

.  If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Loan Party against any of and all the obligations of any Loan Party now or hereafter existing under this Agreement and other Financing Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Financing Document and although such obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender under this Section 10.2 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

10.3Delay and Waiver

.  No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Financing Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Financing Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Financing Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Financing Document, the authority to enforce rights and remedies hereunder and under the other Financing Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.2 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Financing Documents, (b) any Lender from exercising setoff rights in accordance with Section 10.2 (subject to the terms of Section 2.5), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Bankruptcy Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Financing Documents, then (i) the Majority Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.2 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.5, any Lender may, with the consent of the Majority Lenders, enforce any rights and remedies available to it and as authorized by the Majority Lenders.

10.4Costs, Expenses and Attorney’s Fees

.  The Borrower shall pay all reasonable costs and out-of-pocket expenses (a) incurred by the Agents and their Affiliates, Depositary and any Lender in connection with the preparation, negotiation, closing and costs of administering this Agreement and the other Financing Documents (whether or not the transactions contemplated hereby or thereby shall be consummated and regardless of whether any Borrowing Date occurs) or in connection with any amendments, modifications or waivers of the provisions hereof and thereof, including the reasonable fees, out-of-pocket expenses and disbursements of any single counsel for the Agents and one local counsel in each applicable jurisdiction (and, in the event of any conflict of interest, one additional counsel of each type to the affected parties) or (b) incurred by the Agents and their Affiliates, Depositary  or any Lender in connection with the enforcement or protection of its rights under this Agreement and the other Financing Documents or in connection with the Loans or the performance of this Agreement (including, for the avoidance of doubt, any expenses related to an Incremental Loan Commitment, review of a Potential New Fund, or review of potential new Systems); provided, however, that the reimbursement provided by the Borrower for the benefit of the Administrative Agent pursuant to clause (a) of this Section 10.4 for legal expenses incurred prior to the Closing Date shall be subject to the limitation set forth in Section 4 of the Engagement Letter.

10.5Entire Agreement

.  This Agreement, the Fee Letters and the other Financing Documents constitute the entire contract between the parties relative to the subject matter hereof

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and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the Parties. There are no unwritten oral agreements among the parties. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Financing Documents.  Nothing in this Agreement or in the other Financing Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Financing Documents.

10.6Governing Law

.  THIS AGREEMENT, THE OTHER FINANCING DOCUMENTS, AND ANY INSTRUMENT OR AGREEMENT REQUIRED HEREUNDER (TO THE EXTENT NOT EXPRESSLY PROVIDED FOR THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

10.7Severability

.  In case any one or more of the provisions contained in this Agreement or any other Financing Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties hereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

10.8Headings

.  Article, Section and paragraph headings and the table of contents used herein have been inserted in this Agreement as a matter of convenience for reference only and are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

10.9Accounting Terms

.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP and practices consistent with those applied in the preparation of the financial statements submitted by the Borrower to the Administrative Agent and Lenders pursuant to this Agreement, and (unless otherwise indicated) all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles and practices consistently applied.

10.10No Partnership, Etc.

The Agents, the Lenders and the Borrower intend that the relationship between them shall be solely that of creditor and debtor.  Nothing contained in this Agreement, the Notes or in any of the other Financing Documents shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between or among the Agents, the Lenders and the Borrower or any other Person.  Neither the Agents nor the Lenders shall be in any way responsible or liable for the debts, losses, obligations or duties of the Borrower or any other Person with respect to the Systems or otherwise.  All obligations to pay real property or other taxes, assessments, insurance premiums, and all other fees and charges arising from the ownership, operation or occupancy of the Systems and to perform all

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obligations under other agreements and contracts relating to the Systems shall be the sole responsibility of the Borrower.

10.11Waiver of Jury Trial

.  EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11.

10.12Consent to Jurisdiction; Service of Process

.

(a)Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York, sitting in the Borough of Manhattan, The City of New York, New York, United States of America, or of the United States of America for the Southern District of New York sitting in the Borough of Manhattan, The City of New York, New York, United States of America, any appellate court from any thereof, in any legal action or proceeding arising out of or relating to this Agreement or the other Financing Documents, or for the recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts of the State of New York or, to the extent permitted by law, such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Financing Documents against the Loan Parties or their respective properties in the courts of any jurisdiction.

(b)Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Financing Documents in any courts of the State of New York or Federal court, each sitting in the Borough of Manhattan, The City of New York, New York, United States of America.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.1.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

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10.13Interest Rate Limitation

.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 10.13 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

10.14Successors and Assigns

.

(a)Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Loan Party, the Agents or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

(b)No Loan Party shall assign or delegate any of its rights or duties under this Agreement or any Financing Document without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment shall be null and void.

10.15Patriot Act Compliance

.  The Administrative Agent hereby notifies the Borrower that, pursuant to the requirements of the Patriot Act, it and any other Agent and any Lender shall be required to obtain, verify and record information that identifies the Borrower and the Borrower Member, which information includes the names and addresses and other information that will allow it, any other Agent or any Lender to identify the Borrower and the Borrower Member in accordance with the requirements of the Patriot Act.  The Borrower shall promptly deliver information described in the immediately preceding sentence when requested by the Administrative Agent, any other Agent or any Lender in writing pursuant to the requirements of the Patriot Act, and shall promptly deliver such other information when requested by the Administrative Agent, any other Agent or any Lender in writing pursuant to such Person’s ongoing obligations under “know your customer” and anti-money laundering rules and regulations.

10.16Binding Effect; Counterparts

.

(a)This Agreement shall become effective when it shall have been executed by the Borrower and each of the Agents and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

(b)This Agreement may be executed in one or more duplicate counterparts and by facsimile or other electronic transmission, each of which shall constitute an original but all of which shall become effective as provided in clause (a) above.  Delivery of an executed signature

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page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterparty of this Agreement.

10.17Confidentiality

.  Each of the Agents and the Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ officers, directors, employees, agents, advisors, counsel and representatives (collectively, its “Representatives”) who have the need to know the Information to evaluate or engage in transactions contemplated by the Financing Documents (it being understood that, prior to any such disclosure, the Representative has signed a non-use and non-disclosure agreement in content similar to the provisions of this Section 10.17 or have otherwise been instructed by the Agent or Lender, as applicable, not to disclose such Information and to treat such Information confidentially in accordance with the terms of this Section 10.17), (b) to the extent requested or required by any governmental agency or other regulatory authority (including any self-regulatory organization having or claiming to have jurisdiction) or in connection with any legal proceedings to make any disclosure that is prohibited or otherwise constrained by this Section 10.17, the Agent or Lender, as applicable, will (other than in connection with any regulatory inquiry or proceeding), to the extent reasonably practicable and permitted by law, judicial or regulatory authority, provide the Borrower and Borrower Member with prompt written notice of such requirement so that the Borrower or Borrower Member, as the case may be, may seek a protective order or other appropriate relief (at the Borrower’s sole expense), and subject to the foregoing, such Agent or Lender, as applicable, may furnish that portion (and only that portion) of the Information that the Agent or Lender, as applicable, is legally compelled or is otherwise required to disclose without liability hereunder, (c) subject to an agreement containing provisions substantially the same as those of this Section 10.17, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Financing Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any of its obligations, (d) with the consent of the Borrower or (e) to the extent such Information becomes publicly known or generally made available other than as a result of a breach of this Section 10.17.  For the purposes of this Section 10.17, “Information” shall mean (A) any information disclosed by the Borrower, Borrower Member or its Affiliates, either directly or indirectly, in writing, orally or by inspection of tangible objects, including without limitation, algorithms, business plans, customer data, customer lists, customer names, designs documents, drawing, engineering information, financial analysis, forecasts, formulas, hardware configuration information, know-how, ideas, inventions, market information, marketing plans, processes, products, product plans, research, specifications, software, data tags and content, source code, trade secrets or any other information which is designated as “confidential,” “proprietary” or some similar designation or should be reasonably be understood by the receiving party as being confidential, (B) any information otherwise obtained, directly or indirectly, by a receiving party through inspection, review or analysis of the disclosed information and (C) this Agreement, the terms hereof and the transactions contemplated hereby.  Information that is disclosed orally shall be “Information” for purposes of this Section 10.17 if it is (x) designated as confidential at the time of disclosure or within a reasonable time after disclosure; or (y) should be reasonably understood to be confidential.  Information may also include information of a third party that is in the possession of the Borrower, Borrower Member or its Affiliate and is disclosed to the Agents and the Lenders in connection with this Agreement.  Clause (a) and (b) of the definition of Information shall not, however, include any information that (1) was publicly known and made generally available in the public domain prior to the time of disclosure, (2)

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becomes publicly known and made generally available after disclosure other than as a result of a breach of this Section 10.17, (3) is already in the possession of the Agent or Lender at the time of disclosure as shown by the Agent’s or Lender’s files and records immediately prior to the time of disclosure, (4) is obtained by the Agent or Lender from a third party lawfully in possession of such information and without a breach of such third party’s obligations of confidentiality, or (5) is independently developed by the Agent or Lender without use or reference to the Borrower’s, Borrower Member’s or their Affiliates’ Information, as shown by documents and other competent evidence in the Agent’s or Lender’s possession.  Any Person required to maintain the confidentiality of Information as provided in this Section 10.17 shall be considered to have complied with its obligation to do so if such Person has taken at least those measures that it take to protect its own confidential information of a similar nature, but in no case less than reasonable care (including, without limitation, all precautions the Agent or Lender employs with respect to its confidential materials).  For the avoidance of doubt, any and all Borrower Materials are subject to the confidentiality provisions of this Section 10.17.

10.18Survival of Agreements

.  All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Financing Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fees or any other amount payable under this Agreement or any other Financing Document is outstanding and unpaid and so long as the Commitments have not been terminated.  The provisions of Sections 2.4(d), 2.6, 2.7, 5.9, 5.10, 10.4 and 10.18 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Financing Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender.

10.19Electronic Execution of Assignments and Certain Other Documents

.  The words “execute,” “execution,” “signed,” “signature,” and words of like import in any document to be signed in connection with this Agreement and the transactions contemplated hereby (including assignment agreements, amendments or other modifications, Borrowing Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, solely with respect to the Administrative Agent’s “Cash Pro” electronic platform and the Platform, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

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ARTICLE 11

GUARANTY

11.1The Guarantee

.

Each Guarantor hereby jointly and severally with the other Guarantors guarantees, as a primary obligor and not as a surety to each Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of (i) the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code and (ii) any other Bankruptcy Laws) on the Loans made by the Lenders to, and the Notes, if any, held by each Lender of, the Borrower (other than such Guarantor), in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”).  The Guarantors hereby jointly and severally agree that if the Borrower or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

11.2Obligations Unconditional

.

The obligations of the Guarantors under Section 11.1 shall constitute a guarantee of payment and to the fullest extent permitted by applicable Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Borrower under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full).  Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(A)

at any time or from time to time, without notice to the Guarantors, to the extent permitted by Law, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(B)	any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

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(C)

the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Financing Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or except as permitted pursuant to Section 11.9, any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(D)	any Lien or security interest granted to, or in favor of any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or
(E)	the release of any other Guarantor pursuant to Section 11.9 or otherwise.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and, to the extent permitted by Law, all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations.  The Guarantors waive, to the extent permitted by Law, any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between the Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee.  This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against the Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto.  This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

11.3Reinstatement

.

The obligations of the Guarantors under this Article 11 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

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11.4Subrogation; Subordination

.

Each Guarantor hereby agrees that until the payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 11.1, whether by subrogation or otherwise, against the Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.  Any Indebtedness of any Loan Party permitted pursuant to this Agreement shall be subordinated to such Loan Party’s Obligations in the manner set forth in documentation acceptable in form and substance to the Administrative Agent.

11.5Remedies

.

The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 8.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.2) for purposes of Section 11.1, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 11.1.

11.6Instrument for the Payment of Money

.

Each Guarantor hereby acknowledges that the guarantee in this Article 11 constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

11.7Continuing Guarantee

.

The guarantee in this Article 11 is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

11.8General Limitation on Guarantee Obligations

.

In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other Law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 11.1 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 11.1, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 11.10) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

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11.9Release of Guarantors

.

When all of the Loans and any other Obligations of the Loan Parties hereunder which are accrued and payable have been indefeasibly paid in full or satisfied in full, this Agreement and the Guarantees made herein shall terminate with respect to all Obligations, except with respect to Obligations that expressly survive such repayment pursuant to the terms of this Agreement.

11.10Right of Contribution

.

Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment.  Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 11.4.  The provisions of this Section 11.10 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Lenders, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

11.11Keepwell

.

Each Qualified ECP Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Guarantor as may be needed by such Specified Guarantor from time to time to honor all of its obligations under its Guarantee of the Guaranteed Obligations and the other Financing Documents in respect of any Swap Obligation (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section for up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article 11 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the date upon which all Commitments under this Agreement have been terminated and all Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends that this Section constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Specified Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

11.12Limited Recourse.

Notwithstanding anything to the contrary in this Agreement, (i) the obligations of the Loan Parties under this Agreement and the other Financing Documents, and any certificate, notice, instrument or document delivered pursuant hereto or thereto are obligations of the Loan Parties and do not constitute a debt or obligation of (and no recourse shall be had with respect thereto to) the Nonrecourse Parties except to the extent of the obligations of any such Nonrecourse Parties expressly provided for in any of the Financing Documents and (ii) the Secured Parties’ shall not have recourse to the assets of Borrower Member other than the Equity Interests in the Borrower owned by Borrower Member (and any proceeds thereof and any contractual rights or claims with respect thereto) for payment and/or satisfaction of the Guarantee set forth in this Article 11. Except as provided in the Financing Documents to which they are a party, no claim of deficiency with respect to the obligations of the Loan Parties under this Agreement and the other

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

Financing Documents shall be brought against the Nonrecourse Parties by any Secured Party; provided, that nothing contained in this Section 11.12 shall be deemed to release any Nonrecourse Party from liability for its own breach, fraudulent actions or willful misconduct. For the avoidance of doubt, the Secured Parties shall have full recourse to each Guarantor other than Borrower Member in respect of the Guarantee set forth in this Article 11.

11.13Amendments with respect to a Permitted Swap Agreement.

The parties hereby acknowledge and agree that amendments and modifications to this Agreement and the other Financing Documents will be required in connection with the execution and delivery of a Permitted Swap Agreement and that such amendments and modifications must be in form, structure and substance acceptable to the Administrative Agent and Majority Lenders.

ARTICLE 12

CONVERSION TO REVOLVING LOANS

12.1Conversion to Revolving Loans.  The parties acknowledge and agree that all outstanding Loans are hereby converted from term loans to revolving loans, effective on the Restatement Date.

12.2Conversion to Revolving Commitments. The Loan Parties hereby represent, warrant and agree that the amount of each Lender’s Commitment and the outstanding principal amount of each Lender’s Loans, in each case as of the Restatement Date,  is accurately set forth on Annex 3 hereto. The parties acknowledge and agree that, on and after the Restatement Date until the end of the Availability Period, amounts borrowed and repaid hereunder may be reborrowed on the terms and subject to the conditions hereof.

12.3Effect of Amendment and Restatement. The parties hereto agree that, upon the Restatement Date and the satisfaction of the conditions precedent set forth in Section 3.5, the following transactions shall be deemed to occur automatically, without further action by any party hereto:

(i)the Original Loan Agreement shall be deemed to be amended and restated in its entirety in the form of this Agreement;

(ii)all Obligations outstanding on the Restatement Date (the “Existing Obligations”) shall, to the extent not paid on the Restatement Date, in all respects be continuing and shall be deemed to be Obligations outstanding hereunder;

(iii)the Liens and security interests in favor of Agents for the benefit of the Secured Parties securing payment of the Existing Obligations are in all respects continuing and in full force and effect with respect to all Obligations and are hereby reaffirmed; and

(iv)all references in the other Financing Documents to the Original Loan Agreement shall be deemed to refer without further amendment to this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their officers thereunto duly authorized as of the Restatement Date.

VIVINT SOLAR FINANCING I, LLC,
a Delaware limited liability company

By: /s/ Thomas Plagemann
Name: Thomas Plagemann
Title:   Executive Vice President, Capital Markets

VIVINT SOLAR HOLDINGS, INC.,
a Delaware limited liability company

By: /s/ Thomas Plagemann
Name: Thomas Plagemann
Title:   Executive Vice President, Capital Markets

[Managing Member and Borrower Member signature pages to be added]

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

Subsidiary Guarantors:

VIVINT SOLAR LIBERTY MANAGER, LLC

VIVINT SOLAR MARGAUX MANAGER, LLC

VIVINT SOLAR FUND III MANAGER, LLC

VIVINT SOLAR MIA MANAGER, LLC

VIVINT SOLAR AALIYAH MANAGER, LLC

VIVINT SOLAR REBECCA MANAGER, LLC

VIVINT SOLAR HANNAH MANAGER, LLC

VIVINT SOLAR NICOLE MANAGER, LLC

VIVINT SOLAR ELYSE MANAGER, LLC

VIVINT SOLAR OWNER I, LLC

VIVINT SOLAR FUND X MANAGER, LLC

VIVINT SOLAR FUND XI MANAGER, LLC

VIVINT SOLAR FUND XIII MANAGER, LLC and

VIVINT SOLAR FUND XIV MANAGER, LLC, as Subsidiary Guarantors

By: /s/ Thomas Plagemann
Name: Thomas Plagemann
Title:   Executive Vice President, Capital Markets

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

BANK OF AMERICA, N.A., as
Administrative Agent and as Collateral
Agent

By: /s/ Mollie S. Canup
Name: Mollie S. Canup
Title: Vice President

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

BANK OF AMERICA, N.A., as a Lender

By: /s/ Sheikh Omer-Farooq
Name: Sheikh Omer-Farooq
Title: Director

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

CIT FINANCE LLC, as a Lender

By: /s/ Rhys Marsh
Name: Rhys Marsh
Title: Director

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Lender

By: /s/ Vinod Mukani
Name: Vinod Mukani
Title: Director

By: /s/ Vanessa Lamort de Gail
Name: Vanessa Lamort de Gail
Title: Director

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

NATIONAL BANK OF ARIZONA, as a Lender

By: /s/ Kate Smith
Name: Kate Smith
Title: Vice President

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

SOCIÉTÉ GÉNÉRALE, as a Lender

By: /s/ Roberto S Simon
Name: Roberto S Simon
Title: Managing Director

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

SILICON VALLEY BANK, as a Lender

By: /s/ Vince O’Hara
Name: Vince O’Hara
Title: Vice President

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

ING CAPITAL LLC, as a Lender

By: /s/ Erwin Thomet
Name: Erwin Thomet
Title: Managing Director

By: /s/ Thomas Cantello
Name: Thomas Cantello
Title: Director

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

EXHIBIT A

to Loan Agreement

FORM OF NOTE

[See Attached]

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

FORM OF NOTE

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of September 12, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Lead Arranger, Administrative Agent and Collateral Agent.

The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note may be declared to be, or may automatically become, immediately due and payable all as provided in the Agreement.  Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

VIVINT SOLAR FINANCING I, LLC

By:

Name:

Title:

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

LOANS AND PAYMENTS with respect thereto

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

EXHIBIT B-1

to Loan Agreement

FORM OF BORROWING NOTICE

[See Attached]

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

FORM OF BORROWING NOTICE

Date:____________

Requested Borrowing Date:______________

Bank of America, N.A.

Administrative Agent
901 Main Street

Dallas, TX 75202-3714

Telephone:  (972) 338-3774

Telecopy:  (214) 290-8384

diana.r.lopez@baml.com

Gateway Village

900 W Trade Street

Charlotte NC 28255

Attention: Darleen R Parmelee

Telephone: 980.388.5001

Telecopier: 704.409.0645

Electronic Mail: darleen.r.parmelee@baml.com

Re:Project Spotlight Master Credit Facility

This Borrowing Notice is delivered to you pursuant to Section 2.1(a)(iii) of the Loan Agreement dated as of September 12, 2014, (as amended, modified or supplemented and in effect from time to time, the “Loan Agreement”) by and among Vivint Solar Financing I, LLC, a Delaware limited liability company (the “Borrower”), Vivint Solar Holdings, Inc., a Delaware corporation (the “Member”) and each guarantor from time to time party thereto (collectively and together with the Member, the “Guarantors” and individually, a “Guarantor”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and Bank of America, N.A., as Collateral Agent, and as Administrative Agent (together with its successors and permitted assigns in such capacity, the “Administrative Agent”), pursuant to which the Lenders have agreed to make Loans to the Borrower. Each capitalized term used and not otherwise defined herein shall have the meaning assigned thereto in Section 1.1 of the Loan Agreement.

This Borrowing Notice constitutes a request for a Loan as set forth below:

1.The aggregate principal amount of the Loan requested is $_____________ (the “Requested Amount”).2

2.The Borrowing Date of the Loan requested is ____________ (the “Requested Borrowing Date”), which is a Business Day.

[2]

The Requested Amount must exceed $2,500,000 or such lesser amount as is remaining under the Total Loan Commitment. The total aggregate principal amount advanced to date under the Loan Agreement, when aggregated with the Requested Amount, must not exceed the Total Loan Commitment.

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

3.The Interest Period of the Loan requested is [one (1) month]/[two (2) months]/[three (3) months].

4.Proceeds of the Loan requested should be directed to the following account[s]:

[_______]

The undersigned further confirms and certifies to Administrative Agent and each Lender that, as of the date hereof:

(a)The Requested Amount, when aggregated with the Outstanding Principal, is no greater than the Available Borrowing Base;

(b)Attached hereto as  Schedule 1 is a Borrowing Base Certificate, dated as of the date hereof;

(c)Attached hereto as Schedule 2 is the proposed updated Advance Model for each Subject Fund; and

(d)Attached hereto as Schedule 3 is a Borrowing Date Certificate, delivered pursuant to Section 3.2(a) of the Loan Agreement.

[Remainder of page intentionally left blank]

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

IN WITNESS WHEREOF, the undersigned has caused this Borrowing Notice to be executed as of the date first written above.

VIVINT SOLAR FINANCING I, LLC,
a Delaware limited liability company, as Borrower

By: _____________________________________
Name:
Title:

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

Schedule 1

Borrowing Base Certificate

[See Attached.]

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

Schedule 2

Advance Model

[See Attached.]

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

Schedule 3

Borrowing Date Certificate

[See Attached.]

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

EXHIBIT B-2

to Loan Agreement

FORM OF CONTINUATION NOTICE

[See Attached]

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

FORM OF CONTINUATION NOTICE

Date:____________

Bank of America, N.A.

Administrative Agent
901 Main Street

Dallas, TX 75202-3714

Telephone:  (972) 338-3774

Telecopy:  (214) 290-8384

diana.r.lopez@baml.com

Gateway Village

900 W Trade Street

Charlotte NC 28255

Attention: Darleen R Parmelee

Telephone: 980.388.5001

Telecopier: 704.409.0645

Electronic Mail: darleen.r.parmelee@baml.com

Re:Project Spotlight Master Credit Facility

This Continuation Notice is delivered to you pursuant to Section 2.1(a)(iii) of the Loan Agreement dated as of September 12, 2014, (as amended, modified or supplemented and in effect from time to time, the “Loan Agreement”) by and among Vivint Solar Financing I, LLC, a Delaware limited liability company (the “Borrower”), Vivint Solar Holdings, Inc., a Delaware corporation (the “Member”) and each guarantor from time to time party thereto (collectively and together with the Member, the “Guarantors” and individually, a “Guarantor”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and Bank of America, N.A., as Collateral Agent, and as Administrative Agent (together with its successors and permitted assigns in such capacity, the “Administrative Agent”), pursuant to which the Lenders have agreed to make Loans to the Borrower. Each capitalized term used and not otherwise defined herein shall have the meaning assigned thereto in Section 1.1 of the Loan Agreement.

This Continuation Notice constitutes a request to continue a LIBO Rate Loan as set forth below:

1.The aggregate principal amount of the Loan was originally $__________ and is currently $_____________.

2.The Borrowing Date of the Loan was ____________.

3.The Interest Period of the Loan is currently [one (1) month]/[two (2) months]/[three (3) months] and is requested to be continued as [one (1) month]/[two (2) months]/[three (3) months].

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

IN WITNESS WHEREOF, the undersigned has caused this Continuation Notice to be executed as of the date first written above.

VIVINT SOLAR FINANCING I, LLC,
a Delaware limited liability company, as Borrower

By: _____________________________________
Name:
Title:

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

EXHIBIT C

to Loan Agreement

FORM OF ASSIGNMENT AND ACCEPTANCE

[See Attached]

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

FORM OF ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]3 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]4 Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]5 hereunder are several and not joint.]6  Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below (as amended, the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and the Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Loan Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the respective facilities identified below, and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by [the][any] Assignor.

1.Assignor[s]:______________________________

______________________________

[Assignor [is] [is not] a Defaulting Lender]

[3]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

[4]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

[5]	Select as appropriate.
[6]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

2.	Assignee[s]:______________________________

______________________________
[for each Assignee, indicate [Lender], [Affiliate] of [identify Lender], or [other Person (other than the Borrower, Sponsor, a Subject Fund or any of their respective Affiliates)]]

3.Borrower(s):______________________________

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Loan Agreement

5.

Loan Agreement:Loan Agreement, dated as of September 12, 2014 among Vivint Solar Financing I, LLC, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Collateral Agent

6.Assigned Interest[s]:

Assignor[s][7]	Assignee[s][8]	Facility Assigned[9]	Aggregate Amount of Commitment/Loans for all Lenders[10]	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans[11]	CUSIP Number

		____________	$________________	$_________	____________%
		____________	$________________	$_________	____________%
		____________	$________________	$_________	____________%

[7.Trade Date:__________________]12

[7]	List each Assignor, as appropriate.
[8]	List each Assignee and, if available, its market entity identifier, as appropriate.
[9]	Fill in the appropriate terminology for the types of facilities under the Loan Agreement that are being assigned under this Assignment (e.g., “Term Loan Commitment”, etc.).
[10]	Amounts in this column and in the column immediately to the right to be adjusted to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[11]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[12]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR[S]13

[NAME OF ASSIGNOR]

By: _____________________________

[NAME OF ASSIGNOR]

By: _____________________________

Title:

ASSIGNEE[S]14

[NAME OF ASSIGNEE]

By: _____________________________

Title:

[NAME OF ASSIGNEE]

By: _____________________________

Title:

[13]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
[14]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

Consented to and Accepted:

BANK OF AMERICA, N.A., as

  Administrative Agent

By: _________________________________

      Title:

[VIVINT SOLAR FINANCING I LLC, as

Borrower

By: _________________________________

      Title:]15

[15]	To be included to the extent Borrower consent is required.

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

ANNEX 1 TO ASSIGNMENT AND ACCEPTANCE

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1.Representations and Warranties.

1.1.Assignor.  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.Assignee.  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it is an Eligible Assignee pursuant to the Loan Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Loan Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.3 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.  Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.General Provisions.  This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.  This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

EXHIBIT D

to Loan Agreement

FORM OF INCREMENTAL LOAN COMMITMENT INCREASE NOTICE

[See Attached]

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

INCREMENTAL LOAN COMMITMENT INCREASE NOTICE

Bank of America, N.A.
901 Main Street
Dallas, TX 75202-3714
Attention:Diana Lopez
Telephone:(972) 338-3774
Telecopy: (214) 290-8384
Email:diana.r.lopez@baml.com

Gateway Village

900 W Trade Street

Charlotte NC 28255

Attention: Darleen R Parmelee

Telephone: 980.388.5001

Telecopier: 704.409.0645

Electronic Mail: darleen.r.parmelee@baml.com

[DATE]

Re:Vivint Solar Financing I, LLC

Incremental Loan Commitment Increase Notice

Ladies and Gentlemen:

The undersigned, Vivint Solar Financing I, LLC, a Delaware limited liability company (the “Borrower”), refers to the Loan Agreement, dated as of September 12, 2014, as amended from time to time, restated, supplemented or otherwise modified (the “Loan Agreement”) by and among the Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Lead Arranger, as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) for the Secured Parties, and the other Persons party thereto.  Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

The Borrower hereby requests an Incremental Loan Commitment Increase under Section 2.9 of the Loan Agreement (the “Proposed Incremental Loan Commitment Increase”) and in connection therewith certifies as follows:

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

(a)The requested effective date of the Proposed Incremental Loan Commitment Increase is _________, 20__.16

(b)The aggregate amount of the Proposed Incremental Loan Commitment Increase is ____________ Dollars ($_____).17

(c)The maturity date and interest rate of Incremental Loans related to such Proposed Incremental Loan Commitment Increase are _________ and _________.18

(d)The upfront fees the Borrower proposes to pay to participating Lenders in such Proposed Incremental Loan Commitment Increase are ____________.

(e)The Available Borrowing Base exceeds $175 million.

(f)Immediately before and after giving effect to the Proposed Incremental Loan Commitment Increase, the Borrower is in compliance, and will be in pro forma compliance, with the Borrowing Base Requirements.

(g)no Default, Event of Default or Repayment Event has occurred and is continuing.

[The remainder of this page is intentionally blank.  The next page is the signature page.]

[16]	Such date must be no less than sixty (60) days after the date of such notice.
[17]	Request must comply with the applicable provisions of the Loan Agreement, including Section 2.9(a)(ii)-(viii).
[18]	The proposed maturity date must be no earlier than the Loan Maturity Date of the Initial Loans.

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

IN WITNESS WHEREOF, the undersigned has executed this Incremental Loan Increase Notice as of the date first written above.

VIVINT SOLAR FINANCING I, LLC,

a Delaware limited liability company, as Borrower

By:
Name:
Title:

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

EXHIBIT E

to Loan Agreement

FORM OF INCREASING INCREMENTAL LENDER CONFIRMATION

[See Attached]

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

FORM OF INCREASING INCREMENTAL LENDER CONFIRMATION

Reference is made to the Loan Agreement, dated as of September 12, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Vivint Solar Financing I, LLC, a Delaware limited liability company (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Lead Arranger, as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Administrative Agent”) and as collateral agent for the Secured Parties (in such capacity, including any successor thereto, the “Collateral Agent”), and the other Persons party thereto.  Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

The undersigned Lender hereby certifies that in accordance with Section 2.9(b) of the Loan Agreement and the Incremental Loan Increase Notice dated as of [•], 201[•], such Lender has agreed to increase its Incremental Loan Commitment under the Loan Agreement as of [•], 201[•] (the “Incremental Loan Increase Date”).  Such Incremental Loan Commitment Increase is subject to the satisfaction (or waiver) of the conditions set forth in Section 2.9(e) of the Loan Agreement on or prior to the Incremental Loan Commitment Increase Date.  After giving effect to such Incremental Loan Commitment Increase, the Commitments of such Lender shall be in the amounts set forth on Annex 1 hereto.  The Incremental Loan Commitments of such Lender shall have the Loan Maturity Date and Applicable Interest Rate set forth on Annex I hereto.

[The remainder of this page is intentionally blank.  The next page is the signature page.]

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

IN WITNESS WHEREOF, the undersigned have caused this Increasing Incremental Lender Confirmation to be duly executed as of the date first above written.

[NAME OF INCREASING INCREMENTAL LENDER]

By:

Name:

Title:

Date:

For acceptance and recordation in the register:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

Annex I
to Increasing Incremental Lender Confirmation

Lender's Undisbursed Commitment Pre- Commitment Increase	Lender's Outstanding Loans Pre-Commitment Increase	Lender's Undisbursed Commitment Post- Commitment Increase	Lender's Outstanding Loans Post-Commitment Increase
$	$	$	$

Incremental Loan Commitment Terms:

Loan Maturity Date	_________, 20__
Applicable Interest Rate	_______%
Upfront Fees

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

EXHIBIT F

to Loan Agreement

FORM OF NEW LENDER ACCESSION AGREEMENT

[See Attached]

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

FORM OF NEW LENDER ACCESSION AGREEMENT

This ACCESSION AGREEMENT (this “Accession Agreement”), dated as of _________, is entered into by and among ____________ (the “New Lender”) Vivint Solar Financing I, LLC, a Delaware limited liability company (the “Borrower”) and Bank of America, N.A., administrative agent for the Lenders (the “Administrative Agent”).

RECITALS

WHEREAS, reference is made to the Loan Agreement, dated as of September 12, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Vivint Solar Financing I, LLC, a Delaware limited liability company (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as the Administrative Agent and as collateral agent for the Secured Parties (in such capacity, including any successor thereto, the “Collateral Agent”), and the other Persons party thereto; and

WHEREAS, the New Lender has accepted an offer to provide an Incremental Loan Commitment to the Borrower on the terms set forth on Annex I attached hereto subject to the terms and conditions of the Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Definitions.  All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

SECTION 2.  Assumption.  As of the effective date set forth on the signature page to this Accession Agreement (the “Effective Date”), subject to and in accordance with the Loan Agreement, the New Lender irrevocably agrees to provide the Incremental Loan Commitment on the terms set forth on Annex I subject to the terms and conditions of the Loan Agreement, including Section 2.9(f) of the Loan Agreement and the additional purchases of Commitments and Loans the New Lender is required to make thereunder.  The New Lender shall have all of the rights and be subject to all of the obligations in its capacity as a Lender under the Loan Agreement, each other Financing Document, and any other documents or instruments delivered pursuant thereto or in connection therewith and shall have all rights to all claims, suits, causes of action and any other right of a Lender against any Person, that arise from transactions, events or occurrences on or after the Effective Date, whether known or unknown, arising under or in connection with the Loan Agreement, each other Financing Document, and any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, statutory claims and all other claims at law or in equity.

Upon acceptance and recording of the assumption made pursuant to this Accession Agreement by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Incremental Loan Commitment and any Incremental Loans made by

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

the New Lender (including all payments of principal, interest, fees and other amounts) to the New Lender for amounts that have accrued from and including the Effective Date.

SECTION 3.  Representations, Warranties and Undertakings.  The New Lender: (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver this Accession Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement and the other Financing Documents and (B) it is not an Investor or the Sponsor, (ii) acknowledges and confirms that it has received a copy of the Loan Agreement, each other Financing Document and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Accession Agreement and to provide the Incremental Loan Commitment and any Incremental Loans made by the New Lender, on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Secured Party, (iii) agrees that it will, independently and without reliance upon the Administrative Agent, the Borrower, or any other Secured Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement or any other Financing Document, (iv) appoints and authorizes each Agent and the Depositary to take such action as agent on its behalf and to exercise such powers under the Loan Agreement or the other Financing Documents as are delegated to such Agent or the Depositary, as applicable, by the terms thereof, together with such powers as are reasonably incidental thereto and (v) will perform in accordance with their terms all of the obligations that by the terms of the Financing Documents are required to be performed by it as a Lender.  The New Lender further confirms and agrees that in becoming a Lender and in making Loans under the Loan Agreement, such actions have and will be made without recourse to, or representation or warranty, by any Secured Party.

The New Lender further agrees to furnish to the Administrative Agent and, to the extent required by the Loan Agreement, the Borrower, no later than the Effective Date, an Administrative Questionnaire and any tax forms required under the Loan Agreement.

SECTION 4.  Effectiveness.  The effectiveness of the making of the Commitment hereunder is subject to (i) the due execution and delivery of this Accession Agreement by the New Lender, (ii) consent, not to be unreasonably withheld, by the Administrative Agent and the Borrower to this Accession Agreement, (iii) the registration of such Incremental Loan Commitment by the Administrative Agent in the Register and (iv) the satisfaction (or waiver) of each of the conditions set forth in Section 2.9(e) of the Loan Agreement.

Simultaneously with the execution and delivery by the parties hereto of this Accession Agreement to the Administrative Agent for its recording in the Register, the New Lender may request that Notes be executed and delivered to the New Lender reflecting the amounts of the Commitment of the New Lender.

Except as otherwise provided in the Loan Agreement, effective as of the Effective Date, the New Lender shall be deemed automatically to have become a party to, and the New Lender agrees that it will be bound by the terms and conditions set forth in, the Loan Agreement, and shall have all

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

the rights and obligations of a “Lender” under the Loan Agreement and the other Financing Documents for the Loans and/or Commitments held by it as if it were an original signatory thereto or an original Lender thereunder.

SECTION 5. Governing Law. THIS ACCESSION AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. Counterparts.  This Accession Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Accession Agreement by telecopy or portable document format (“pdf”) shall be effective as delivery of a manually executed counterpart of this Accession Agreement.

SECTION 7.  Further Assurances. The New Lender hereby agrees to execute and deliver such other instruments, and take such other action, as either the Borrower or the Administrative Agent may reasonably request in connection with the transactions contemplated by this Accession Agreement including, without limitation, the delivery of any notices to the Borrower or the Agents that may be required in connection herewith.

SECTION 8.  Binding Effect; Amendment.  This Accession Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, subject, however, to the provisions of the Loan Agreement.  No provision of this Accession Agreement may be amended, waived or otherwise modified except by an instrument in writing signed by the New Lender and the Administrative Agent.

SECTION 9.  Administrative Agent Enforcement.  The Administrative Agent shall be entitled to rely upon and enforce this Accession Agreement against the New Lender in all respects.

[The remainder of this page is intentionally blank.  The next page is the signature page.]

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

IN WITNESS WHEREOF, the undersigned have caused this Accession Agreement to be duly executed by a Responsible Officer as of the date first above written.

The effective date for this Accession Agreement is the date this Accession Agreement is acknowledged and accepted by the Administrative Agent and the Borrower ____________, 20_____ (the “Effective Date”).

[NEW LENDER]

By:
Name:
Title:

BANK OF AMERICA, N.A.
as Administrative Agent

By:
Name:
Title:

VIVINT SOLAR FINANCING I, LLC,
as Borrower

By:
Name:
Title:

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

Annex I
to New Lender Accession Agreement

Incremental Loan Commitment Terms:

New Lender’s Incremental Loan Commitment[19]
Loan Maturity Date	_________, 20__
Applicable Interest Rate	_______%
Upfront Fees

[19]	Does not include additional purchases of Commitments and Loans that New Lender is required to make pursuant to Section 2.9(f) of the Loan Agreement.

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

EXHIBIT G

to Loan Agreement

FORM OF BORROWING BASE CERTIFICATE

[See Attached]

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

BORROWING BASE CERTIFICATE

This Borrowing Base Certificate (this “Borrowing Base Certificate”) dated as of ________ __, 20__, in respect of the period ending on ________ __, 20__ (the “Computation Date”) is delivered to you pursuant to Section 5.15 of the Loan Agreement dated as of September 12, 2014, (as amended, modified or supplemented and in effect from time to time, the “Loan Agreement”) by and among Vivint Solar Financing I, LLC, a Delaware limited liability company (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Lead Arranger, as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Administrative Agent”) and as collateral agent for the Secured Parties (in such capacity, including any successor thereto, the “Collateral Agent”), and the other Persons party thereto, pursuant to which the Lenders have agreed to make Loans to the Borrower. Each capitalized term used and not otherwise defined herein shall have the meaning assigned thereto in Section 1.1 of the Loan Agreement.

The undersigned Responsible Officer of Borrower hereby certifies, represents and warrants as of the date hereof that he/she is the __________ of Borrower, and that, as such, he/she is authorized to execute and deliver this Borrowing Base Certificate to the Administrative Agent on behalf of the Borrower, and that:

4.all information contained herein and attached hereto is true and complete, and calculations contained herein and attached hereto as Schedule 1 (the “Borrowing Base Certificate Calculations”) are true and complete.

5.to the extent not provided concurrently in connection with a Borrowing Notice dated of even date herewith, Schedule 2 hereto contains the Advance Models, Net Cash Flows and Revised Net Cash Flows for each Subject Fund used to calculate the Subject Fund Value for each such Subject Fund;

6.as of the date hereof, the Subject Fund Value, Subject Fund Borrowing Base and Advance Rate for each Subject Fund are as follows:

Subject Fund	Subject Fund Value	Advance Rate	Subject Fund Borrowing Base

7.as of the date hereof, the Available Borrowing Base is $___________, and Outstanding Principal is $____________________;

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

8.as of the date hereof, no Subject Fund is a Watched Fund [other than the following:

Watched Fund	Conditions/Circumstances causing Watched Fund

];

9.as of the date hereof, no System is a Defaulted System or a Non-Operable System  [other than the following: •];

10.as of the date hereof, the Borrower [is] [is not] in compliance with the Borrowing Base Requirement;

11.the Borrower is in compliance with Section 6.1 of the Loan Agreement as of the Quarterly Date for the calendar quarter that ended immediately prior to the date hereof; and

12.no Default or Event of Default has occurred and is continuing pursuant to the Loan Agreement.

[Remainder of page intentionally left blank]

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

IN WITNESS WHEREOF, the undersigned has caused this Borrowing Base Certificate to be executed and delivered, and the certifications and warranties contained herein to be made on behalf of the Borrower, by a Responsible Officer of the Borrower as of the date first written above.

VIVINT SOLAR FINANCING I, LLC,
a Delaware limited liability company

By:
Name:
Title:

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

Schedule 1

Borrowing Base Calculations

[To be provided by the Borrower on each Borrowing Base Certificate Date]

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

Schedule 2

Advance Models and Net Cash Flows

[see attached.]

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

EXHIBIT H

to Loan Agreement

FORM OF ADVANCE MODEL

[See attached]

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

EXHIBIT I

to Loan Agreement

FORM OF US TAX COMPLIANCE CERTIFICATE

[See Attached]

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

Form of

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of September 12, 2014 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Vivint Solar Financing I, LLC, Bank of America, N.A., as lead arranger, collateral agent and administrative agent, each guarantor and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.4(g) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower (or its regarded parent) within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower (or its regarded parent) as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]
By: _______________________
Name: ________________________
Title: ________________________

Date: ________ __, 20[  ]

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

Form of

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of September 12, 2014 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Vivint Solar Financing I, LLC, Bank of America, N.A., as lead arranger, collateral agent and administrative agent, each guarantor and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.4(g) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower (or its regarded parent) within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower (or its regarded parent) as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]
By: _______________________
Name: ________________________
Title: ________________________

Date: ________ __, 20[  ]

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

Form of

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of September 12, 2014 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Vivint Solar Financing I, LLC, Bank of America, N.A., as collateral agent and administrative agent, each guarantor and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.4(g) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower (or its regarded parent) within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower (or its regarded parent) as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]
By: _______________________
Name: ________________________
Title: ________________________

Date: ________ __, 20[  ]

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of September 12, 2014 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Vivint Solar Financing I, LLC, Bank of America, N.A., as lead arranger, collateral agent and administrative agent, each guarantor and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.4(g) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower (or its regarded parent) within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower (or its regarded parent) as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]
By: _______________________
Name: ________________________
Title: ________________________

Date: ________ __, 20[  ]

I-1

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

EXHIBIT J

REQUIRED PERMISSIVE TRANSFER PROVISIONS

Part I – Partnership Flip Structures

Pursuant to a Subject Fund LLC Agreement (“LLCA”) or a valid, enforceable and irrevocable consent of the Investor or another Subject Fund that owns a direct Equity Interest in such Subject Fund (such party, the “Class A Member”):

(a)

The Managing Member (the “Class B Member”) is permitted to freely encumber  all of its Class B Units in favor of a lender (or an agent acting on behalf of such lender) of such Class B Member (or an affiliate of such Class B Member) (“Lender”) without the further consent of the Class A Member;

(b)

each Lender (or its transferee or an agent acting on behalf of such lender) is permitted to foreclose (or transfer in lieu thereof) on the Class B Units under the Financing Documents without the consent of the Class A Member and such lender is entitled to enforce such foreclosure rights so long as (I) any exercise of remedies in respect of such foreclosure (or transfer in lieu thereof) does not cause either a (x) recapture event for the Class A Member or (y) termination of the LLC for income tax purposes unless the transferee or another Person reasonably acceptable to the Class A Member has agreed to indemnify the Class A Member for any losses associated with such termination and (II) the transferee is not a tax-exempt entity (collectively, clauses (I) and (II), “Tax Transfer Preconditions”);

(c)

subject to the Tax Transfer Preconditions and any other conditions acceptable to the Administrative Agent and specifically set forth in a consent otherwise meeting the requirements of Part I of this Exhibit J,  Lender (or an agent acting on behalf of such Lender) is permitted, without the consent of the Class A Member after foreclosure (or transfer in lieu thereof) on the Class B Units by Lender (or an agent acting on behalf of such Lender), to transfer all of the Class B Units to any Person; provided that the LLCA may require that such Person be a “Qualified Transferee” (or such other term as may be used in the applicable LLCA) meeting certain ownership, management and/or operating experience criteria, which Class A Member has expressly agreed may be met by appointment of a third party satisfying such criteria;  (for the avoidance of doubt, each Lender shall not be subject to such Qualified Transferee criteria unless such Lender is the transferee of the Class B Units transferred as contemplated by this clause (c)); and

(d)	each Lender (or its transferee or an agent acting on behalf of such Lender) after foreclosure (or transfer in lieu thereof) on the Class B Units shall not be responsible

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

for any obligations and liabilities of the Class B Member incurred or arising prior to such foreclosure (or transfer in lieu thereof) or any obligations and liabilities incurred or arising after the date of such foreclosure (or transfer in lieu thereof), in either case resulting from the Class B Member’s acts or omissions, misrepresentations or default under any LLCA.

In addition to the foregoing:

(e)	The LLCA shall not grant or provide a right of first refusal or offer in favor of a Class A Member in respect of any transfer of the Class B Units;
(f)

Either (i) pursuant to the express terms of the LLCA, (A) the parent of the Class B Member (the “Borrower”) is permitted to freely encumber all of the equity interests it holds in the Class B Member and (B) the parent of the Borrower is permitted to freely encumber all of the equity interests it holds in the Borrower, in each case, without the further consent of the Class A Member or (ii) there is no provision of the LLCA that prohibits the encumbrances or requires the consent described in the foregoing subclause (i); and

(g)

Either (i) pursuant to the express terms of the LLCA, (A) each Lender (or its transferee or an agent acting on behalf of such Lender) is permitted to foreclose (or transfer in lieu thereof) on the equity interests described in clause (f) above without the consent of the Class A Member or satisfaction of any further conditions under any LLCA and such Lender is entitled to enforce such foreclosure rights and (B) any such exercise by a Lender shall not constitute a change of control of the Class B Member or (ii) there is no provision of the LLCA that prohibits the actions or requires the consent described in the foregoing subclause (i).

Part II – Inverted Lease Structures20

Pursuant to the Master Lease, a Subject Fund Material Project Document to which Investor or Lessee is a party, or a valid, enforceable and irrevocable agreement or consent of the Investor or Lessee:

(a)

The Manager is permitted to freely encumber all of the membership interests that it holds in the Lessor (collectively, the “Equity Interests”) in favor of a lender (or an agent acting on behalf of such lender) of such Manager (or an affiliate of such Manager) (“Lender”) without the further consent of the Lessee or Investor;

(b)	each Lender (or its transferee or an agent acting on behalf of such lender) is permitted to foreclose (or transfer in lieu thereof) on the Equity Interests under the

[20]	Subject to modification pursuant to Section 3.4(n).

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

Financing Documents without the consent of the Lessee or Investor and such lender is entitled to enforce such foreclosure rights so long as (I) any exercise of remedies in respect of such foreclosure (or transfer in lieu thereof) does not cause a recapture event for the Lessee or Investor, (II) such foreclosure or transfer does not violate any applicable Law or cause the Lessor to be required to be register as an “investment company” under the Investment Company Act of 1940, as amended, (III) the transferee is not a tax-exempt entity or described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control (collectively, clauses (I) through (III), “Tax Transfer Preconditions”);

(c)

subject to the Tax Transfer Preconditions and any other conditions acceptable to the Administrative Agent and specifically set forth in a consent otherwise meeting the requirements of Part II of this Exhibit J, Lender (or an agent acting on behalf of such Lender) is permitted, without the consent of Investor or Lessee after foreclosure (or transfer in lieu thereof) on any Equity Interest by Lender (or an agent acting on behalf of such Lender), to transfer any or all of the Equity Interests to any Person, subject to any management or operational experience requirements specifically set forth in a consent otherwise meeting the requirements of Part II of this Exhibit J;

(d)

No Lender (or its transferee or an agent acting on behalf of such Lender) after foreclosure (or transfer in lieu thereof) on any or all of the Equity Interest shall be responsible for any obligations and liabilities of Manager incurred or arising prior to such foreclosure (or transfer in lieu thereof) or any obligations and liabilities incurred or arising after the date of such foreclosure (or transfer in lieu thereof), in either case resulting from the Manager’s acts or omissions or misrepresentations;

(e)

(A) the parent of the Manager (the “Borrower”) is permitted to freely encumber all of the equity interests it holds in the Manager and (B) the parent of the Borrower is permitted to freely encumber all of the equity interests it holds in the Borrower, in each case, without the further consent of the Investor or Lessee; and

(f)

each Lender (or its transferee or an agent acting on behalf of such Lender) is permitted to foreclose (or transfer in lieu thereof) on the equity interests described in clause (e) without the consent of the Investor or Lessee, or satisfaction of any further conditions under the operating agreement of Lessor and any such Lender is entitled to enforce such foreclosure rights.

In addition to the foregoing, neither the Investor nor Lessee shall have been granted or provided a right of first refusal or offer in respect of any transfer of any Equity Interests.

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

Part III – Modified Inverted Lease Structures

Pursuant to the operating agreement of the Master Tenant and the operating agreement of the Owner (each individually, an “LLCA” and collectively, the “LLCAs”) or valid, enforceable and irrevocable consents of the Investor, Owner and the Master Tenant, as applicable:

(a)

The Managing Member under each LLCA is permitted to freely encumber all of the membership interests that it holds in the Master Tenant as well as all of the membership interest that it holds in the Owner (collectively, the “Equity Interests”) in favor of a lender (or an agent acting on behalf of such lender) of such Managing Member (or an affiliate of such Managing Member) (“Lender”) without the further consent of the Owner, Master Tenant or Investor;

(b)

each Lender (or its transferee or an agent acting on behalf of such lender) is permitted to foreclose (or transfer in lieu thereof) on the Equity Interests under the Financing Documents without the consent of the Owner, Master Tenant or Investor and such lender is entitled to enforce such foreclosure rights so long as (I) any exercise of remedies in respect of such foreclosure (or transfer in lieu thereof) does not cause either a (x) recapture event for Investor or (y) termination of an LLCA for income tax purposes and (II) the transferee is not a tax-exempt entity (collectively, clauses (I) and (II), “Tax Transfer Preconditions”);

(c)

subject to the Tax Transfer Preconditions and any other conditions acceptable to the Administrative Agent and specifically set forth in a consent otherwise meeting the requirements of Part III of this Exhibit J, Lender (or an agent acting on behalf of such Lender) is permitted, without the consent of Investor, Master Tenant or Owner after foreclosure (or transfer in lieu thereof) on any Equity Interest by Lender (or an agent acting on behalf of such Lender), to transfer any or all of the Equity Interests to any Person, subject to any management or operational experience requirements specifically set forth in a consent otherwise meeting the requirements of Part III of this Exhibit J;

(d)

No Lender (or its transferee or an agent acting on behalf of such Lender) after foreclosure (or transfer in lieu thereof) on any or all of the Equity Interest shall be responsible for any obligations and liabilities of Managing Member incurred or arising prior to such foreclosure (or transfer in lieu thereof) or any obligations and liabilities incurred or arising after the date of such foreclosure (or transfer in lieu thereof), in either case resulting from the Managing Member’s acts or omissions, misrepresentations or default under any LLCA or its failure to make a Capital Contribution;

In addition to the foregoing:

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

(e)	No LLCA shall grant or provide a right of first refusal or offer in favor of Investor, Master Tenant or Owner in respect of any transfer of any Equity Interests.
(f)

Either (i) pursuant to the express terms of the LLCA or (ii) a consent otherwise meeting the requirements of Part II of this Exhibit J, (A) the parent of the Managing Member (the “Borrower”) is permitted to freely encumber all of the equity interests it holds in the Managing Member and (B) the parent of the Borrower is permitted to freely encumber all of the equity interests it holds in the Borrower, in each case, without the further consent of the Investor, Master Tenant or Owner; and

(g)

Either (i) pursuant to the express terms of the LLCA or (ii) a consent otherwise meeting the requirements of Part II of this Exhibit J, (A) each Lender (or its transferee or an agent acting on behalf of such Lender) is permitted to foreclose (or transfer in lieu thereof) on the equity interests described in clause (f) without the consent of the Investor, Master Tenant or Owner, or satisfaction of any further conditions under any LLCA and any such Lender is entitled to enforce such foreclosure rights and (B) any such exercise by a Lender shall not constitute a change of control of the Owner or Master Tenant as the case may be.

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

EXHIBIT K

to Loan Agreement

FORM OF POTENTIAL NEW FUND NOTICE

[See Attached]

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

POTENTIAL NEW FUND NOTICE

Bank of America, N.A.
901 Main Street
Dallas, TX 75202-3714
Attention:Diana Lopez
Telephone:(972) 338-3774
Telecopy: (214) 290-8384
Email:diana.r.lopez@baml.com

Gateway Village

900 W Trade Street

Charlotte NC 28255

Attention: Darleen R Parmelee

Telephone: 980.388.5001

Telecopier: 704.409.0645

Electronic Mail: darleen.r.parmelee@baml.com

[DATE21]

Re:Vivint Solar Financing I, LLC

Potential New Fund Notice

Ladies and Gentlemen:

The undersigned, Vivint Solar Financing I, LLC, a Delaware limited liability company (the “Borrower”), refers to the Loan Agreement, dated as of September 12, 2014, as amended from time to time, restated, supplemented or otherwise modified (the “Loan Agreement”) by and among the Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Lead Arranger, as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) for the Secured Parties, and the other Persons party thereto.  Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

The Borrower hereby requests the inclusion of the Potential New Fund identified below under Section 2.10(a) of the Loan Agreement and in connection therewith certifies as follows:

(A) The requested date of inclusion of the Potential New Fund is: __________.

[21]

Date of request must be no fewer than (x) with respect to any Eligible Structure other than a Repeat Tax Equity Structure, forty-five (45) days prior to the expiration of the Availability Period and (y) with respect to any Repeat Tax Equity Structure, fifteen (15) Business Days prior to the expiration of the Availability Period.

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

(B)The details of the Potential New Fund are set forth in the following table:

Type of Eligible Structure (check one):	__ Repeat Tax Equity Structure __ Tax Equity Structure (non-repeat) __ Other Financed Structure __ Other Non-Financed Structure
Managing Member (if applicable, insert entity name, type of legal entity and jurisdiction of organization):
Subject Fund(s) (if applicable, insert entity name(s), type(s) of legal entity and jurisdiction(s) of organization):
Investor (if applicable, insert entity name):
Recommended Designation (check one, in accordance with certification in (F) below)	__ Non-Cash-Sweep Fund __ Cash-Sweep Fund Category I __ Cash-Sweep Fund Category II __ (not applicable)

(C)The Borrower has delivered to the Administrative Agent the Tax Equity Model for the Potential New Fund.

(D)The Borrower has delivered to the Administrative Agent (or provided the Administrative Agent access to an online data room that contains true, complete and correct copies of the following) (i) a complete set of transaction documents for the Potential New Fund, [(ii) redline comparisons of the transaction documents for the Potential New Fund marked against the transaction documents of the current Subject Fund to which it is substantially similar,]22 and [(ii)][(iii)] the information set forth in Section 3.3(b) of the Loan Agreement with respect to each System included in the Potential New Fund or the associated Host Customers.

(E)The Borrower will deliver to the Administrative Agent (or provide the Administrative Agent access to an online data room that contains true, complete and correct copies of the following) any other data, documentation, analysis or report reasonably requested by the Administrative Agent with respect to the Potential New Fund.

[22]	To be included if the Potential New Fund is a Repeat Tax Equity Structure.

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

(F)The Borrower [hereby confirms that the transaction documents of the Potential New Fund do not contain any provision that cause such Potential New Fund to be a Cash-Sweep Fund Category I or a Cash-Sweep Fund Category II] [hereby gives notice of the existence of a provision in the transaction documents of the Potential New Fund that result in the Potential New Fund being designated as a [Cash-Sweep Fund Category I][Cash-Sweep Fund Category II]; the following events or circumstances would give rise to a cash sweep with respect to the Potential New Fund: ___________________].23

[The remainder of this page is intentionally blank.  The next page is the signature page.]

[23]	Pick and complete the applicable certification. For Other Non-Financed Structures, delete this clause (F) entirely and check “not applicable” where indicated in the table above.

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

IN WITNESS WHEREOF, the undersigned has executed this Potential New Fund Notice as of the date first written above.

VIVINT SOLAR FINANCING I, LLC,

a Delaware limited liability company, as Borrower

By:
Name:
Title:

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

EXHIBIT L

to Loan Agreement

FORM OF NEW SYSTEMS NOTICE

[See Attached]

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

NEW SYSTEMS NOTICE

Bank of America, N.A.
901 Main Street
Dallas, TX 75202-3714
Attention:Diana Lopez
Telephone:(972) 338-3774
Telecopy: (214) 290-8384
Email:diana.r.lopez@baml.com

Gateway Village

900 W Trade Street

Charlotte NC 28255

Attention: Darleen R Parmelee

Telephone: 980.388.5001

Telecopier: 704.409.0645

Electronic Mail: darleen.r.parmelee@baml.com

[DATE24]

Re:Vivint Solar Financing I, LLC

New Systems Notice

Ladies and Gentlemen:

The undersigned, Vivint Solar Financing I, LLC, a Delaware limited liability company (the “Borrower”), refers to the Loan Agreement, dated as of September 12, 2014, as amended from time to time, restated, supplemented or otherwise modified (the “Loan Agreement”) by and among the Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Lead Arranger, as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) for the Secured Parties, and the other Persons party thereto. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

The Borrower hereby requests the inclusion of new Systems identified below under Section 2.10(c) of the Loan Agreement and in connection therewith certifies as follows:

(A)	The requested date of inclusion of the new Systems is:____________.

(B)Each of new Systems that are the subject of this request are identified on Annex I attached hereto, along with the Subject Fund into which each such System is requested to be included.

[24]	Date of request must be at least 15 Business Days prior to the requested date of inclusion [and at least 10 Business Days after the date of the most recent prior New Systems Notice (if any)].

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

(C)The Borrower has delivered a revised Advance Model to the Administrative Agent reflecting the pro forma inclusion of the new Systems.

(D)The Borrower has delivered to the Administrative Agent (or provided the Administrative Agent access to an online data room that contains true, complete and correct copies of the following) (i) a complete set of Customer Agreements for each such System and (ii) System Information for each such System.

(E)The Borrower will deliver to the Administrative Agent (or provide the Administrative Agent access to an online data room that contains true, complete and correct copies of the following) any other data, documentation, analysis or report reasonably requested by the Administrative Agent with respect to such Systems or the associated Host Customers and commercially available to the Borrower.

[The remainder of this page is intentionally blank.  The next page is the signature page.]

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

IN WITNESS WHEREOF, the undersigned has executed this New Systems Notice as of the date first written above.

VIVINT SOLAR FINANCING I, LLC,

a Delaware limited liability company, as Borrower

By:
Name:
Title:

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

Annex I

New Systems

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

EXHIBIT M

to Loan Agreement

FORM OF NEW SUBJECT FUND ACCESSION AGREEMENT

[See Attached]

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

FORM OF NEW SUBJECT FUND ACCESSION AGREEMENT

This ACCESSION AGREEMENT (this “Accession Agreement”), dated as of _________, is entered into by and among ____________, a Delaware limited liability company (the “New Managing Member”), Vivint Solar Financing I, LLC, a Delaware limited liability company (the “Borrower”) and Bank of America, N.A., as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Administrative Agent”) and as collateral agent for the Secured Parties (in such capacity, including any successor thereto, the “Collateral Agent”).

RECITALS

WHEREAS, reference is made to the Loan Agreement, dated as of September 12, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among the Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent and Collateral Agent, and the other Persons party thereto; and

WHEREAS, pursuant to Section 2.10(a) of the Loan Agreement, the Borrower has requested the inclusion of a Potential New Fund of which the New Managing Member is managing member (the “New Subject Fund”) and the Administrative Agent has notified the Borrower that such Potential New Fund is acceptable for inclusion in the Available Borrowing Base.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions.  All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

SECTION 2. Joinder.

(A)Pursuant to Sections 2.10(a), 3.4 and 5.18 of the Credit Agreement, the New Managing Member hereby:

12.4

agrees that this Accession Agreement may be attached to the Loan Agreement and that by execution and delivery hereof, the New Managing Member hereby accepts the duties and responsibilities of a Managing Member under the Loan Agreement and the other Financing Documents, including without limitation the CADA and the Security Agreement;

12.5

makes, solely as to itself (except that the New Mananging Member shall make the representations as to its related Subject Fund or Subject Funds, as the case may be, pursuant to Sections 4.1(a)(v), 4.1(w), 4.1(x) and 4.1(y) of the Loan Agreement), each of the representations and warranties made by the Managing Members under the Loan Agreement and each other Financing Document, as if each such representation or warranty was set forth herein, mutatis mutandis;

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

12.6

agrees to and makes, solely with respect to itself, each of the covenants and agreements made by the Managing Members under the Loan Agreement and each other Financing Document, as if each such covenant was set forth herein, mutatis mutandis;

12.7	certifies that no event has occurred and is continuing as of the date hereof, or will result from the transactions contemplated hereby, that would constitute a Default or Event of Default;
12.8	agrees to comply with all the terms and conditions of the Loan Agreement as if it were an original signatory thereto;
12.9

agrees to provide the Administrative Agent, the Collateral Agent and each Lender all documents, instruments, agreements and certificates required by such Lender in connection with such New Managing Members’ execution of this Accession Agreement;

12.10	agrees to complete a Perfection Certificate pursuant to the terms of the Security Agreement and deliver the same to the Collateral Agent on or before the date hereof;
12.11

agrees to deliver to the Collateral Agent, simultaneously with its execution hereof, an original certificate evidencing the Pledged Equity (as defined in the Security Agreement) in the New Subject Fund, together with an undated limited liability company interest power, and such other instruments and documents as the Collateral Agent may reasonably request, in accordance with the terms and conditions of the Security Agreement; and

12.12

authorizes the filing of all financing statements deemed reasonably necessary or advisable by the Collateral Agent in connection with the Collateral Agent’s perfection of the Liens created against the assets of the New Managing Member pursuant to the terms of the Financing Documents.

ARTICLE 13Effective as of the date hereof, the Administrative Agent and the Collateral Agent, on behalf of each Lender, hereby consent to this Accession Agreement and the New Managing Member becoming a Managing Member under the Loan Agreement and the other  Financing Documents.

SECTION 3.  Representations, Warranties and Undertakings.  The New Managing Member: (i) represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Accession Agreement and to consummate the transactions contemplated hereby and to become a Managing Member under the Loan Agreement and the other Financing Documents and (ii) acknowledges and confirms that it has received a copy of the Loan Agreement, each other Financing Document and such other documents and information as it has deemed appropriate to make its own decision to enter into this Accession Agreement.

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

SECTION 4.  New Account. The Borrower, Administrative Agent, Depositary, and Collateral Agent acknowledge and agree that, (i) the New Managing Members have established the respective bank accounts set forth in Schedule 1 hereto (each a “New Account”, with each of the accounts listed under “Revenue Account Sub Accounts” a “Revenue Account Sub Account”, and the accounts listed under “Capital Contribution Accounts” a “Capital Contribution Account”), (ii) pursuant to Sections 2.3(b) and 2.3(c) of the CADA, each such New Account is an Account (as such term is defined in the CADA) for all purposes under the CADA, and (iii) pursuant to Sections 2.3(b) and 2.3(c) of the CADA, the parties hereto agree to replace Schedule II to the CADA with Schedule 2 hereto and to replace Schedule III to the CADA with Schedule 3 hereto.

SECTION 5.  Effectiveness.  The effectiveness of this Accession Agreement is subject to (i) the satisfaction (or waiver) of each of the conditions set forth in Sections 3.3 and 5.18 of the Loan Agreement, (ii) the due execution and delivery of this Accession Agreement by the New Managing Member, and (iii) consent, not to be unreasonably withheld, conditioned or delayed by the Administrative Agent, the Collateral Agent and the Borrower to this Accession Agreement; provided, that such consent of the Administrative Agent or the Collateral Agent shall not be withheld if the New Subject Fund is a Repeat Tax Equity Structure with respect to which the Administrative Agent has decided not to conduct due diligence.

Except as otherwise provided in the Loan Agreement, effective as of the Effective Date, the New Managing Member shall be deemed automatically to have become a party to, and the New Managing Member agrees that it will be bound by the terms and conditions set forth in, the Loan Agreement, the CADA and the Security Agreement, and shall have all the rights and obligations of a “Managing Member” under the Loan Agreement and the other Financing Documents as if it were an original signatory thereto.

SECTION 6. Governing Law. THIS ACCESSION AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. Counterparts.  This Accession Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Accession Agreement by telecopy or portable document format (“pdf”) shall be effective as delivery of a manually executed counterpart of this Accession Agreement.

SECTION 8.  Further Assurances. The New Managing Member hereby agrees to execute and deliver such other instruments, amendments, agreements and authorizations, and take such other action, as the Administrative Agent, the Collateral Agent or any Lender may reasonably request in connection with the transactions contemplated by this Accession Agreement.

SECTION 9.  Binding Effect; Amendment.  This Accession Agreement shall be binding upon and inure to the benefit of the parties hereto, the Secured Parties, and their respective

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

successors and assigns, subject, however, to the provisions of the Loan Agreement.  No provision of this Accession Agreement may be amended, waived or otherwise modified except by an instrument in writing signed by the New Managing Member, the Administrative Agent and the Collateral Agent.

SECTION 10. Borrower Undertaking. The Borrower agrees to deliver to the Collateral Agent, simultaneously with its execution hereof, an original certificate evidencing the Pledged Equity (as defined in the Security Agreement) in the New Managing Member, together with an undated limited liability company interest power, and such other instruments and documents as the Collateral Agent may reasonably request, in accordance with the terms and conditions of the Security Agreement.

SECTION 11.  Administrative Agent Enforcement.  The Administrative Agent, the Collateral Agent and each Lender shall be entitled to rely upon and enforce this Accession Agreement against the New Managing Member and the Borrower in all respects.

[The remainder of this page is intentionally blank.  The next page is the signature page.]

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

IN WITNESS WHEREOF, the undersigned have caused this Accession Agreement to be duly executed by a Responsible Officer as of the date first above written.

The effective date for this Accession Agreement is the date this Accession Agreement is acknowledged and accepted by the Administrative Agent, the Collateral Agent and the Borrower ____________, 20_____ (the “Effective Date”).

[NEW MANAGING MEMBER]

By:
Name:
Title:

BANK OF AMERICA, N.A.
as Administrative Agent, Depositary and Collateral Agent

By:
Name:
Title:

VIVINT SOLAR FINANCING I, LLC,
as Borrower

By:
Name:
Title:

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

SCHEDULE 1

Revenue Account Sub Accounts

Bank	Account #	Account Owner

Capital Contribution Accounts

Bank	Account #	Account Owner

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

SCHEDULE 2

REVENUE ACCOUNT SUB-ACCOUNTS

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

SCHEDULE 3

CAPITAL CONTRIBUTION ACCOUNTS

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

EXHIBIT N

to Loan Agreement

FORM OF BORROWING DATE CERTIFICATE

[See Attached]

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

BORROWING DATE CERTIFICATE

This Borrowing Date Certificate (this “Borrowing Date Certificate”) dated as of ________ __, 20__, is delivered to you pursuant to Section 3.2(a) of the Loan Agreement dated as of September 12, 2014, (as amended, modified or supplemented and in effect from time to time, the “Loan Agreement”) by and among Vivint Solar Financing I, LLC, a Delaware limited liability company (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Lead Arranger, as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Administrative Agent”) and as collateral agent for the Secured Parties (in such capacity, including any successor thereto, the “Collateral Agent”), and the other Persons party thereto, pursuant to which the Lenders have agreed to make Loans to the Borrower. Each capitalized term used and not otherwise defined herein shall have the meaning assigned thereto in Section 1.1 of the Loan Agreement.

The undersigned Responsible Officer of Borrower hereby certifies, represents and warrants as of the date hereof that he/she is the __________ of Borrower, and that, as such, he/she is authorized to execute and deliver this Borrowing Date Certificate to the Administrative Agent on behalf of the Borrower, and that:

13.Each of the representations and warranties made by each Loan Party under the Financing Documents are true and correct in all material respects as of such Requested Borrowing Date (as defined in the Borrowing Notice to which this Borrowing Date Certificate is attached), other than those representations and warranties which are modified by materiality by their own terms, which are true and correct in all respects as of such Requested Borrowing Date (unless such representation or warranty relates solely to an earlier date, in which case it is true and correct in all material respects as of such earlier date);

14.The Eligibility Representations set forth in Appendix 3 of the Loan Agreement are true, complete, and correct with respect to each System for which the Requested Borrowing Date is the first Borrowing Date after such System became subject to the Financing Documents;

15.No Default of Event of Default has occurred and is continuing pursuant to the Loan Agreement or will result from the Borrowing of the requested Loan;

16.The Borrower is in compliance with Section 6.1 of the Loan Agreement as of the most recent Quarterly Date;

17.As of the date hereof, no Subject Fund is a Watched Fund [other than the following:

ARTICLE 14Watched Fund	ARTICLE 15Conditions/Circumstances causing Watched Fund
ARTICLE 16	ARTICLE 17

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

ARTICLE 18	ARTICLE 19
ARTICLE 20	ARTICLE 21

ARTICLE 22];

18.the Borrower [is][is not] in compliance with the Borrowing Base Requirement [and the details of such non-compliance are as follows: ____];

19.No Material Adverse Effect has occurred or is continuing since the Closing Date, and, to Borrower’s knowledge, no event or circumstance exists that could reasonably be expected to result in a Material Adverse Effect has occurred; and

20.No Bankruptcy Event has occurred with respect to either Borrower Member or Vivint Solar Parent.

[Remainder of page intentionally left blank]

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

IN WITNESS WHEREOF, the undersigned has caused this Borrowing Date Certificate to be executed and delivered, and the certifications and warranties contained herein to be made on behalf of the Borrower, by a Responsible Officer of the Borrower as of the date first written above.

VIVINT SOLAR FINANCING I, LLC,
a Delaware limited liability company

By:
Name:
Title:

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

EXHIBIT N

to Loan Agreement

FORM OF BORROWING DATE CERTIFICATE

[See Attached]

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

BORROWING DATE CERTIFICATE

This Borrowing Date Certificate (this “Borrowing Date Certificate”) dated as of ________ __, 20__, is delivered to you pursuant to Section 3.2(a) of the Loan Agreement dated as of September 12, 2014, (as amended, modified or supplemented and in effect from time to time, the “Loan Agreement”) by and among Vivint Solar Financing I, LLC, a Delaware limited liability company (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Lead Arranger, as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Administrative Agent”) and as collateral agent for the Secured Parties (in such capacity, including any successor thereto, the “Collateral Agent”), and the other Persons party thereto, pursuant to which the Lenders have agreed to make Loans to the Borrower. Each capitalized term used and not otherwise defined herein shall have the meaning assigned thereto in Section 1.1 of the Loan Agreement.

The undersigned Responsible Officer of Borrower hereby certifies, represents and warrants as of the date hereof that he/she is the __________ of Borrower, and that, as such, he/she is authorized to execute and deliver this Borrowing Date Certificate to the Administrative Agent on behalf of the Borrower, and that:

21.Each of the representations and warranties made by each Loan Party under the Financing Documents are true and correct in all material respects as of such Requested Borrowing Date (as defined in the Borrowing Notice to which this Borrowing Date Certificate is attached), other than those representations and warranties which are modified by materiality by their own terms, which are true and correct in all respects as of such Requested Borrowing Date (unless such representation or warranty relates solely to an earlier date, in which case it is true and correct in all material respects as of such earlier date);

22.The Eligibility Representations set forth in Appendix 3 of the Loan Agreement are true, complete, and correct with respect to each System for which the Requested Borrowing Date is the first Borrowing Date after such System became subject to the Financing Documents;

23.No Default of Event of Default has occurred and is continuing pursuant to the Loan Agreement or will result from the Borrowing of the requested Loan;

24.The Borrower is in compliance with Section 6.1 of the Loan Agreement as of the most recent Quarterly Date;

25.As of the date hereof, no Subject Fund is a Watched Fund [other than the following:

ARTICLE 23Watched Fund	ARTICLE 24Conditions/Circumstances causing Watched Fund
ARTICLE 25	ARTICLE 26

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

ARTICLE 27	ARTICLE 28
ARTICLE 29	ARTICLE 30

ARTICLE 31];

26.the Borrower [is][is not] in compliance with the Borrowing Base Requirement [and the details of such non-compliance are as follows: ____];

27.No Material Adverse Effect has occurred or is continuing since the Closing Date, and, to Borrower’s knowledge, no event or circumstance exists that could reasonably be expected to result in a Material Adverse Effect has occurred; and

28.No Bankruptcy Event has occurred with respect to either Borrower Member or Vivint Solar Parent.

[Remainder of page intentionally left blank]

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

IN WITNESS WHEREOF, the undersigned has caused this Borrowing Date Certificate to be executed and delivered, and the certifications and warranties contained herein to be made on behalf of the Borrower, by a Responsible Officer of the Borrower as of the date first written above.

VIVINT SOLAR FINANCING I, LLC,
a Delaware limited liability company

By:
Name:
Title:

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

SCHEDULE 1.1(b)

Knowledge Individuals

For each Loan Party, unless otherwise indicated on this Schedule 1.1(b):

1.	Greg Butterfield – Chief Executive Officer; President
2.	Shawn Lindquist – Chief Legal Officer; Secretary
3.	Dana Russell – Chief Financial Officer
4.	Thomas Plagemann – Executive Vice President of Capital Markets
5.	Dan Black – Associate General Counsel; Assistant Secretary

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

SCHEDULE 3.1(m)

Consents

1.

Consent Agreement by and among Vivint Solar Financing I, LLC, Vivint Solar Liberty Manager, LLC, Bank of America, N.A., Vivint Solar Liberty Master Tenant, LLC and the Investor named therein, dated September 12, 2014

2.	Consent Agreement by and among Vivint Solar Financing I, LLC, Vivint Solar Liberty Manager, LLC, Bank of America, N.A., and the Investor named therein, dated September 12, 2014
3.

Consent Agreement by and among Vivint Solar Financing I, LLC, Vivint Solar Margaux Manager, LLC, Bank of America, N.A., Vivint Solar Margaux Master Tenant, LLC and the Investor named therein, dated September 12, 2014

4.	Consent Agreement by and among Vivint Solar Financing I, LLC, Vivint Solar Margaux Manager, LLC, Bank of America, N.A., and the Investor named therein, dated September 12, 2014
5.

Consent Agreement by and among Vivint Solar Financing I, LLC, Vivint Solar Fund III Manager, LLC, Bank of America, N.A., Vivint Solar Fund III Master Tenant, LLC and the Investor named therein, dated September 12, 2014

6.	Consent Agreement by and among Vivint Solar Financing I, LLC, Vivint Solar Fund III Manager, LLC, Bank of America, N.A., and the Investor named therein, dated September 12, 2014
7.

Consent Agreement by and among Vivint Solar Financing I, LLC, Vivint Solar Nicole Manager, LLC, Bank of America, N.A., Vivint Solar Nicole Master Tenant, LLC and the Investor named therein, dated September 12, 2014

8.	Consent Agreement by and among Vivint Solar Financing I, LLC, Vivint Solar Nicole Manager, LLC, Bank of America, N.A., and the Investor named therein, dated September 12, 2014
9.	Consent and Agreement by and among Vivint Solar Financing I, LLC, Vivint Solar Mia Manager, LLC, Bank of America, N.A., and the Investor named therein, dated September 12, 2014
10.	Consent and Agreement by and among Vivint Solar Financing I, LLC, Vivint Solar Aaliyah Manager, LLC, Bank of America, N.A., and the Investor named therein, dated September 12, 2014
11.	Consent and Agreement by and among Vivint Solar Financing I, LLC, Vivint Solar Rebecca Manager, LLC, Bank of America, N.A., and the Investor named therein, dated September 12, 2014

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

12.	Consent and Agreement by and among Vivint Solar Financing I, LLC, Vivint Solar Elyse Manager, LLC, Bank of America, N.A., and the Investor named therein, dated September 12, 2014

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

SCHEDULE 4.1(f)

Outstanding Debt

Vivint Solar Financing I, LLC

1.	None

Vivint Solar Liberty Manager, LLC

1.	None

Vivint Solar Margaux Manager, LLC

1.	None

Vivint Solar Fund III Manager, LLC

1.	None

Vivint Solar Nicole Manager, LLC

1.	None

Vivint Solar Mia Manager, LLC

1.	None

Vivint Solar Aaliyah Manager, LLC

1.	None

Vivint Solar Rebecca Manager, LLC

1.	None

Vivint Solar Hannah Manager, LLC

1.	None

Vivint Solar Elyse Manager, LLC

1.	None

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

SCHEDULE 4.1(x)

Subsidiaries; Equity Interests

Current Legal Entities Owned	Loan Party Record Owner	Jurisdiction	Interest
Vivint Solar Financing I, LLC (BORROWER)	Vivint Solar Holdings, Inc.	Delaware	100%
Vivint Solar Liberty Manager, LLC (GUARANTOR)	Vivint Solar Financing I, LLC	Delaware	100%
Vivint Solar Margaux Manager, LLC (GUARANTOR)	Vivint Solar Financing I, LLC	Delaware	100%
Vivint Solar Fund III Manager, LLC (GUARANTOR)	Vivint Solar Financing I, LLC	Delaware	100%
Vivint Solar Nicole Manager, LLC (GUARANTOR)	Vivint Solar Financing I, LLC	Delaware	100%
Vivint Solar Mia Manager, LLC (GUARANTOR)	Vivint Solar Financing I, LLC	Delaware	100%
Vivint Solar Aaliyah Manager, LLC (GUARANTOR)	Vivint Solar Financing I, LLC	Delaware	100%
Vivint Solar Rebecca Manager, LLC (GUARANTOR)	Vivint Solar Financing I, LLC	Delaware	100%
Vivint Solar Hannah Manager, LLC (GUARANTOR)	Vivint Solar Financing I, LLC	Delaware	100%

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

Current Legal Entities Owned	Loan Party Record Owner	Jurisdiction	Interest
Vivint Solar Elyse Manager, LLC (GUARANTOR)	Vivint Solar Financing I, LLC	Delaware	100%
Vivint Solar Owner I, LLC (GUARANTOR)	Vivint Solar Financing I, LLC	Delaware	100%
Vivint Solar Liberty Master Tenant, LLC	Vivint Solar Liberty Manager, LLC	Delaware	[***]% (pre-flip), [***]% (post-flip)
Vivint Solar Liberty Master Tenant, LLC	[n/a; Investor]	Delaware	[***]% (pre-flip), [***]% (post-flip)
Vivint Solar Liberty Owner, LLC	Vivint Solar Liberty Manager, LLC	Delaware	[***]%
Vivint Solar Liberty Owner, LLC	Vivint Solar Liberty Master Tenant, LLC	Delaware	[***]%
Vivint Solar Margaux Master Tenant, LLC	Vivint Solar Margaux Manager, LLC	Delaware	[***]% (pre-flip), [***]% (post-flip)
Vivint Solar Margaux Master Tenant, LLC	[n/a; Investor]	Delaware	[***]% (pre-flip), [***]% (post-flip)
Vivint Solar Margaux Owner, LLC	Vivint Solar Margaux Manager, LLC	Delaware	[***]%
Vivint Solar Margaux Owner, LLC	Vivint Solar Margaux Master Tenant, LLC	Delaware	[***]%
Vivint Solar Fund III Master Tenant, LLC	Vivint Solar Fund III Manager, LLC	Delaware	[***]% (pre-flip), [***]% (post-flip)
Vivint Solar Fund III Master Tenant, LLC	[n/a; Investor]	Delaware	[***]% (pre-flip), [***]% (post-flip)

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

Current Legal Entities Owned	Loan Party Record Owner	Jurisdiction	Interest
Vivint Solar Fund III Owner, LLC	Vivint Solar Fund III Manager, LLC	Delaware	[***]%
Vivint Solar Fund III Owner, LLC	Vivint Solar Fund III Master Tenant, LLC	Delaware	[***]%
Vivint Solar Nicole Master Tenant, LLC	Vivint Solar Nicole Manager, LLC	Delaware	[***]% (pre-flip), [***]% (post-flip)
Vivint Solar Nicole Master Tenant, LLC	[n/a; Investor]	Delaware	[***]% (pre-flip), [***]% (post-flip)
Vivint Solar Nicole Owner, LLC	Vivint Solar Nicole Manager, LLC	Delaware	[***]%
Vivint Solar Nicole Owner, LLC	Vivint Solar Nicole Master Tenant, LLC	Delaware	[***]%
Vivint Solar Mia Project Company, LLC	Vivint Solar Mia Manager, LLC	Delaware	100% of Class B/ [***]% of Mia Project Co.
Vivint Solar Mia Project Company, LLC	[n/a; Investor]	Delaware	100% of Class A/ [***]% of Mia Project Co.
Vivint Solar Aaliyah Project Company, LLC	Vivint Solar Aaliyah Manager, LLC	Delaware	100% of Class B/ [***]% of Aaliyah Project Co.
Vivint Solar Aaliyah Project Company, LLC	[n/a; Investor]	Delaware	100% of Class A/ [***]% of Aaliyah Project Co.
Vivint Solar Rebecca Project Company, LLC	Vivint Solar Rebecca Manager, LLC	Delaware	100% of Class B/ [***]% of Rebecca Project Co.
Vivint Solar Rebecca Project Company, LLC	[n/a; Investor]	Delaware	100% of Class A/ [***]% of Rebecca Project Co.
Vivint Solar Hannah Project Company, LLC	Vivint Solar Hannah Manager, LLC	Delaware	100% of Class B/ [***]% of Hannah Project Co.

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

Current Legal Entities Owned	Loan Party Record Owner	Jurisdiction	Interest
Vivint Solar Hannah Project Company, LLC	[n/a; Investor]	Delaware	100% of Class A/ [***]% of Hannah Project Co.
Vivint Solar Elyse Project Company, LLC	Vivint Solar Elyse Manager, LLC	Delaware	100% of Class B/ [***]% of Elyse Project Co.
Vivint Solar Elyse Project Company, LLC	[n/a; Investor]	Delaware	100% of Class A/ [***]% of Elyse Project Co.

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

SCHEDULE 6.7

Investments

Vivint Solar Financing I, LLC

1.	Investments made from time-to-time in Vivint Solar Liberty Manager, LLC
2.	Investments made from time-to-time in Vivint Solar Margaux Manager, LLC
3.	Investments made from time-to-time in Vivint Solar Fund III Manager, LLC
4.	Investments made from time-to-time in Vivint Solar Nicole Manager, LLC
5.	Investments made from time-to-time in Vivint Solar Mia Manager, LLC
6.	Investments made from time-to-time in Vivint Solar Aaliyah Manager, LLC
7.	Investments made from time-to-time in Vivint Solar Rebecca Manager, LLC
8.	Investments made from time-to-time in Vivint Solar Hannah Manager, LLC
9.	Investments made from time-to-time in Vivint Solar Elyse Manager, LLC
10.	Investments made from time-to-time in Vivint Solar Owner I, LLC

Vivint Solar Liberty Manager, LLC

1.	Investments made from time-to-time in Vivint Solar Liberty Owner, LLC
2.	Investments made from time-to-time in Vivint Solar Liberty Master Tenant, LLC

Vivint Solar Margaux Manager, LLC

1.	Investments made from time-to-time in Vivint Solar Margaux Owner, LLC
2.	Investments made from time-to-time in Vivint Solar Margaux Master Tenant, LLC

Vivint Solar Fund III Manager, LLC

1.	Investments made from time-to-time in Vivint Solar Fund III Owner, LLC
2.	Investments made from time-to-time in Vivint Solar Fund III Master Tenant, LLC

Vivint Solar Nicole Manager, LLC

1.	Investments made from time-to-time in Vivint Solar Nicole Owner, LLC
2.	Investments made from time-to-time in Vivint Solar Nicole Master Tenant, LLC

Vivint Solar Mia Manager, LLC

1.	Investments made from time-to-time in Vivint Solar Mia Project Company, LLC

Vivint Solar Aaliyah Manager, LLC

1.	Investments made from time-to-time in Vivint Solar Aaliyah Project Company, LLC

Vivint Solar Rebecca Manager, LLC

1.	Investments made from time-to-time in Vivint Solar Rebecca Project Company, LLC

Vivint Solar Hannah Manager, LLC

1.	Investments made from time-to-time in Vivint Solar Hannah Project Company, LLC

Vivint Solar Elyse Manager, LLC

1.	Investments made from time-to-time in Vivint Solar Elyse Project Company, LLC

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

SCHEDULE 6.15

Transactions With Affiliates

None

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

APPENDIX 1

ADVANCE RATE CALCULATIONS

“Advance Rate” means, as of any date of determination, the lesser of (x) [***]% and (y) the percentage obtained by dividing (i) the maximum amount of debt as projected by the Advance Model that can be fully supported as of such date of determination assuming (1) interest accrues an Applicable Interest Rate equal to the Assumed Interest Rate as of such date of determination, (2) the Loans are required to be paid in full in [***] ([***]) years from such date of determination, (3) application of the ITC Downside Case to each applicable Subject Fund and (4) all Net Cash Flows distributable to the Managing Members are applied to the repayment of Outstanding Principal by (ii) the aggregate Subject Fund Values as of such date of determination of all Subject Funds. The Advance Rate shall be calculated quarterly on each Scheduled Payment Date (and upon the addition of any new Subject Fund) and set forth in the Borrowing Base Certificate approved by the Administrative Agent. For the avoidance of doubt, each Subject Fund shall have the same Advance Rate.

“Assumed Interest Rate” means the Projected LIBO Rate, plus the Applicable Margin, plus 2%.

“ITC Downside Case” means a scenario in which the following are assumed to occur (i) [***] and (ii) any affiliate of Vivint Solar Parent that owes an indemnity payment to the Investor(s) in such Subject Fund relating to such reduction defaults on such payment, and the Advance Model is adjusted to calculate the Net Cash Flows distributable to the Managing Member of such Subject Fund in light of such assumptions and any applicable Cash-Sweep Event; provided that in the event Borrower has obtained ITC Insurance, then the Advance Model prepared for the ITC Downside Case shall assume that the expected insurance proceeds from such policy are paid to Borrower.

“ITC Insurance” means an insurance policy from an investment grade carrier to protect against a reduction in the fair market value of the Systems in any Subject Fund, which insurance policy has been approved in writing by the Administrative Agent and 90% of the Lenders, each in their sole discretion.

“Projected LIBO Rate” means, as of any date of determination, the rate as determined by the Administrative Agent utilizing the 3-month forward LIBO Rate curve quoted by Bloomberg L.P (or such other commercially available source providing quotations of the 3-month forward LIBO Rate curve as designated by the Administrative Agent from time to time).

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

APPENDIX 2

BORROWING BASE CERTIFICATE COMPONENTS AND CALCULATIONS

I. Borrowing Base Certificate Components

Borrower will submit a certificate (the “Borrowing Base Certificate”) setting forth:

a.	the Subject Fund Value of all Systems presented for financing to date, including Systems being submitted in connection with the contemplated draw, if any, including details of:
(i)	the Advance Models and Net Cash Flows used to calculate such Subject Fund Value,
(ii)	Revised Net Cash Flows; and
(iii)	a list identifying each Defaulted System and Non-Operable System.
b.	the Subject Fund Borrowing Base for each Subject Fund;
c.	the Available Borrowing Base (including the components of the calculation thereof);
d.	a representation that the Borrower is in compliance with Section 6.1 as of the previous Quarterly Date;
e.	the Advance Rate;
f.

Either (x) certification that no Watched Funds exist or (y) a list identifying each Subject Fund that is a Watched Fund and the condition or conditions that resulted in such Subject Fund being a Watched Fund; and

g.	Either (x) certification of compliance with the Borrowing Base Requirement or (y) notice of non-compliance with the Borrowing Base Requirement.

II. Defined terms.

“Advance Model” means a model in respect of all Subject Funds in the form of Exhibit H (which Exhibit H may be updated from time to time with the addition of new Subject Funds or Systems pursuant to Section 2.10, 3.3(a), or in accordance with Section 9.12(a)), forecasting the Net Cash Flows to each Managing Member under each Subject Fund (including in the case of a Partnership Flip Structure, before and after the expected “Flip Date,” and in the case of an Inverted Lease Structure or Modified Inverted Lease Structure, before and after the expiration of the master lease), in each case: (i) calculated in accordance with and adjusted for the Assumptions, (ii) adjusted to exclude Excluded Revenues, (iii) accounting for the applicable System Information and (iv) with respect to each Subject Fund financed pursuant to the Loan Agreement after the Closing Date, in form and substance reasonably satisfactory to the Administrative Agent as determined in consultation with the Lenders and the Borrower.  In addition, each Advance Model will be updated as of the date such model is delivered to reflect any modifications required due to changes in System Information or Revised Net Cash Flow.  Each Advance Model shall identify Systems that have become Defaulted Systems and Subject Funds that have become Watched Funds.

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

“Assumptions” means the assumptions set forth in the following table:

Characteristic	Assumption
[***]	[***]
[***]	[***] [***]
[***]	[***]
[***]	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
[***]	[***] [***]
[***]	[***] [***]

“Available Borrowing Base” means [***]. Notwithstanding anything herein to the contrary, the parties hereby agree that the Subject Fund Borrowing Base for the USB 5 Fund shall not be included in the calculation of the Available Borrowing Base unless and until the Administrative Agent has received a satisfactory Tax Equity Required Consent for the USB 5 Fund.

“Cash-Sweep Adjustment Percentage” means (1) with respect to each Cash-Sweep Fund, the percentage obtained by dividing (a) its Cash-Sweep Adjusted Subject Fund Borrowing Base by (b) its Subject Fund Borrowing Base prior to the application of clause (I) of the proviso of the definition of “Available Borrowing Base” and (2) with respect to each Non-Cash-Sweep Fund, 100%.

“Cash-Sweep Concentration” means, with respect to a Cash-Sweep Fund Category, the quotient obtained by dividing (x) the sum of the Subject Fund Borrowing Bases of each Subject Fund in such Cash-Sweep Fund Category by (y) the Initially Calculated Available Borrowing Base.

“Cash-Sweep Event” has the meaning set forth in Appendix 7.

“Cash-Sweep Fund Category” means each of the following categories, as designated for each Cash-Sweep Fund on Appendix 4:  Cash-Sweep Funds whose Project Documents reduce, limit, suspend or otherwise restrict distributions (i) more than [***]% (“Cash-Sweep Fund Category I”) and (ii) more than [***]% (“Cash-Sweep Fund Category II”), in each case, of the cash otherwise distributable to the Managing Member following the occurrence of certain events enumerated in such Project Documents after taking into account the expected insurance proceeds from any applicable ITC Insurance, in each case as reasonably determined by the Administrative Agent in consultation with the Borrower and Lenders; provided, however, with the prior written

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

consent of Lenders holding at least 90% of the sum of (x) the aggregate unused amount of the Commitments then in effect and (y) the aggregate unpaid principal amount of the Loans then outstanding, Cash-Sweep Funds that would otherwise be included in Cash-Sweep Fund Category I may instead be designated as, and included in, Cash-Sweep Fund Category II for all purposes hereunder, provided further that, notwithstanding the foregoing definition of Cash-Sweep Fund Category I, the Borrower and Lenders hereby agree that [***] shall be designated as Cash-Sweep Fund Category II and shall not be included in Cash-Sweep Fund Category I.

“Concentration Limit” means in respect of (i) Cash-Sweep Fund Category I, [***]%, and (ii) Cash-Sweep Fund Category II, [***]%.

“Defaulted System” means any System (i) that has not been in service for 180 days or more (subject to force majeure exceptions), (ii) with respect to which the Host Customer has failed to make any payment that is due and payable under a Customer Agreement for 120 days or more (including, without limitation, any recurring payments and shut-down payments), or (iii) with respect to which a Host Customer has failed to make a transfer payment or buy-out payment that is due and payable under a Customer Agreement.

“Discount Rate” means, with respect to any Net Cash Flows, the last rate quoted by Bloomberg L.P. as of 12:00 p.m. New York City time on the Borrowing Base Certificate Date using the following keystrokes: IRSB <go>, or any successor quotation, in each case, corresponding to the weighted average life of such Net Cash Flows plus 3.25%.

“Excluded Revenues” means [***].

“HECO Systems” means any System located in Oahu, Hawaii.

“Inspected-Only Systems” means Systems (other than HECO Systems) that have been installed and have passed all inspections that are required by any Governmental Authority but that have not yet received PTO.

“Inspected-Only Systems Borrowing Base” means an amount equal to the aggregate Inspected-Only System Adjusted Values of all Inspected-Only Systems that are not Stalled Inspected-Only Systems.

“Inspected-Only System Adjusted Value” means, for each Inspected-Only System that is not a Stalled Inspected-Only System, an amount equal to (A)(i) the net present value of Net Cash Flow, calculated using a discount rate equal to the Discount Rate, from such Inspected-Only System multiplied by (ii) the Advance Rate multiplied by (B) the Cash-Sweep Adjustment Percentage for the Subject Fund in which such Inspected-Only System is included.

“Investor Guarantor” means, with respect to any Subject Fund, the guarantor under any Guarantee issued by Vivint Parent and/or any of its Affiliates for the benefit of the Investor in connection with such Subject Fund.

“Net Cash Flow” means an amount equal to the aggregate forecasted distributions paid or payable to each Managing Member on account of its respective interest in a Subject Fund as set forth in the Advance Model (provided, the forecasted distributions shall only include contracted cash flows

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

attributable to the initial term (excluding any renewal period) of the applicable Customer Agreement).

“Non-Operable System” means a System that is damaged or destroyed by fire, theft or other casualty (an “Event of Loss”) and such System has become inoperable because of such event and is not repaired, restored, replaced or rebuilt to substantially the same condition as it existed immediately prior to such Event of Loss within one hundred eighty (180) days of such Event of Loss.

“Revised Net Cash Flow” means, as of each date a Borrowing Base Certificate is delivered, a revised calculation of Net Cash Flows that includes the effect of:

1.	Any transfer payment or buy-out payment that has been received in accordance with the applicable Customer Agreement;
2.

Host Customer transfers in accordance with the applicable Customer Agreement, with respect to which the transferee of a Host Customer’s interest in a System fails to meet the transfer requirements, including any credit requirements, as set forth in the Material Project Documents. For the avoidance of doubt, the FICO score associated with the System will be updated to reflect the transferee as part of such transfer;

3.	Removal of cash flows associated with Non-Operable Systems and Defaulted Systems;
4.	Updates (solely on a forward-looking basis) to [***] based on the results of [***] required to be delivered pursuant to [***]; and
5.

Changes to Managing Member cash distribution allocations or Flip Dates (as defined in each Subject Fund’s applicable Material Project Documents) as reflected in any True-Up Models (as defined in each Subject Fund’s applicable Material Project Documents) or updated Tax Equity Models, as applicable, delivered with respect to a Subject Fund.

“Stalled Inspected-Only Systems” means Inspected-Only Systems that have not received PTO within [***] days of becoming Inspected-Only Systems.

“Subject Fund Borrowing Base” means, for each Subject Fund, an amount equal to the Subject Fund Value of Systems in such Subject Fund multiplied by the Advance Rate.

“Subject Fund Value” means for each Subject Fund, an amount equal to the net present value of Net Cash Flow calculated using a discount rate equal to the Discount Rate; provided, however, that with respect to any Subject Fund, Net Cash Flow from Stalled Inspected-Only Systems shall not be included in the calculation of Subject Fund Value.

“Tax Equity Model” means for each Subject Fund, the financial model delivered to the Administrative Agent as of the Closing Date or the date such Subject Fund was included in the Available Borrowing Base pursuant to Section 3.4, as agreed upon by the respective Investor and

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

Managing Member with respect to a Subject Fund and as updated in accordance with the terms of the Project Documents and the terms hereof.

“Watched Funds” means (a) any Subject Funds where:

(i)	a Lessor, Partnership or Managing Member is subject to a Bankruptcy Event, dissolution event or liquidation event;
(ii)

Investor Guarantor has failed to pay any tax or other indemnity amounts over $[***] in the aggregate due and owing to the Investor (including amounts owed by any Managing Member, whether or not such amounts are guaranteed by Investor Guarantor), unless such amounts are being contested by Managing Member or the Lessor or Partnership in good faith; provided [***]; and provided, further, that neither the Lessor or Partnership nor Managing Member shall make any such tax or other indemnity payments out of Managing Member cash flows;

(iii)	the number of Defaulted Systems equals or exceeds [***]% of the total number of Systems included in such Subject Fund (including, for the avoidance of doubt, any removed Systems);
(iv)	the Managing Member is removed or a notice of the removal of the Managing Member is given and not rescinded or withdrawn within thirty (30) days following the date such notice is given;
(v)	the occurrence of any default under any Material Project Documents that has a Material Adverse Effect or a material adverse effect on the aggregate value of the Collateral; or
(vi)

Eligibility Representations with respect to Systems constituting [***]% or more of the Subject Fund Value of the Subject Fund (as reasonably determined by the Administrative Agent with prior written notice to the Borrower) were not true and correct as of any date such Eligibility Representations were made; and

(b)

any Subject Fund meeting such other criteria as may be reasonably determined by the Administrative Agent in consultation with the Lenders and the Borrower in respect of any Potential New Funds that are added as Subject Funds.

(a)

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

APPENDIX 3

ELIGIBILITY REPRESENTATIONS

As of the date that each System is added to a Subject Fund pursuant to Section 3.3, 3.4 or otherwise is added to the Available Borrowing Base, the Borrower will make the following Eligibility Representations:

1.

Accuracy of System Information: The System Information for the System is complete, accurate, true and correct in all material respects and does not omit any necessary information that makes such entry misleading.

2.

Customer Agreement:  The Customer Agreement signed by a residential obligor relating to such System (x) is substantially in the form of (A) with respect to the Subject Funds as of the Closing Date, one of the forms of Customer Agreements as delivered by or on behalf of Borrower to Administrative Agent prior to the Closing Date and (B) with respect to a Subject Fund added after the Closing Date, one of the Approved Form Agreements and (y) complies with and satisfies the following conditions:

a.

Customer Agreement: The related Customer Agreement provides that an affiliate of Borrower agrees to design, procure and install and maintain and repair Systems (subject to force majeure exceptions) at the property specified in such Customer Agreement for no charge (other than any fees related to activation, removal and reinstallation of the system, or other fees as set forth in the form of Customer Agreements as delivered by or on behalf of Borrower to Administrative Agent or the Approved Form Agreements, as applicable) over the term of the contract other than for power purchases or lease payments, and the Host Customer agrees to purchase electric energy produced by such Systems or lease such Systems.

b.

Host Customer Payments in U.S. Dollars: The related Host Customer is obligated per the terms of the related Customer Agreement to make payments in U.S. dollars to the counterparty of the related Customer Agreement.

c.

Absolute and Unconditional Obligation: The related Customer Agreement is by its terms an absolute and unconditional obligation of the Host Customer to pay for electricity generated and delivered, or that will be generated and delivered, by the related System to such Host Customer after the related System has received permission to operate from the local utility in writing or in such other form as is customarily given by such local utility (“PTO”), and such payment obligations under the related Customer Agreement do not provide for offset for any reason.

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

d.

Non-cancelable; Prepayable: The related Customer Agreement is non-cancelable by its terms after the start of installation of the System and, other than with respect to Customer Agreements that have been fully prepaid or partially prepaid prior to the Borrowing Date, prepayable only in connection with (i) a Customer default or (ii) a Host Customer selling their home to a transferee that is not approved by the applicable Subject Fund, in either case in an amount determined by a stated formula (including, with respect to all of the Approved Form Agreements and certain other Customer Agreements, the discounting of a pre-determined $/Watt System value at a pre-determined discount rate as specified in such Customer Agreement).

e.

Governing Law of Customer Agreement: The related Customer Agreement is governed by the laws of a state of the United States and was not originated in, nor is it subject to the laws of, any jurisdiction, the laws of which would make unlawful the sale, transfer or assignment of the related Customer Agreement under the applicable Material Project Document.

f.

Assignments: All related Customer Agreements have all been assigned to a special purpose entity (whether a Lessor, Partnership, Vivint Solar Owner I, LLC or another special purpose vehicle wholly-owned by Borrower related to an Other Non-Financed Structure) (i) that is the seller of electricity produced by, or lessor of, the related System under such Customer Agreement, (ii) that is entitled to receive the payments to be made by the applicable Host Customer under such Customer Agreement, and (iii) with respect to Partnerships and Lessors, in which the applicable Managing Member has a direct Equity Interest.

3.

Legal Compliance: The Customer Agreement and the origination thereof and the installation of the related System, in each case, was in compliance in all material respects with applicable federal, state and local laws and regulations (including without limitation, all consumer protection laws) at the time such Customer Agreement was originated and executed and such System was installed.

4.

Legal, Valid and Binding Agreement: To Borrower’s Knowledge, the related Customer Agreement is legal, valid and binding on the related Host Customer, enforceable against such related Host Customer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

5.

Full Force and Effect: With respect to the applicable Subject Fund counterparty, the related Customer Agreement is in full force and effect in accordance with its respective terms and such Subject Fund is not in material breach or default under such Customer

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

Agreement, and, to the Borrower’s Knowledge, with respect to the Host Customer, the related Customer Agreement is in full force and effect in accordance with its respective terms, and no material breach or default by such Host Customer has occurred and is continuing thereunder, and such Customer Agreement has not been rescinded, cancelled or otherwise terminated by such Host Customer.

6.	Ordinary Course of Business: The related Customer Agreement relates to the sale of power from or the leasing of a System originated in the ordinary course of business of an affiliate of Borrower.

7.

System:  The System is an Inspected-Only System (as evidenced by satisfactory documentary evidence Borrower has made available, or caused to be made available, to the Administrative Agent), or has received PTO.  The solar photovoltaic panels and inverters used in the related System were obtained from, and are a product of, an Approved Manufacturer. After giving effect to the inclusion of the System, no more than [***] percent ([***]%) of the Systems subject to the Financing Documents are products of [***].

8.	Project States: The System is located in a state or locality that is approved in the applicable Subject Fund.

9.

No Condemnation:  To Borrower’s Knowledge, no condemnation is pending or threatened with respect to the System, or any portion thereof material to the ownership or operation of the System, and no unrepaired casualty exists with respect to the System or any portion thereof material to the ownership or operation of the System or the sale of electricity therefrom.

10.

Warranties: All manufacturer warranties relating to the related Customer Agreement and the related System are in full force and effect and can be enforced by the owner or lessee of such System, as applicable (other than with respect to those manufacturer warranties that are no longer being honored by the relevant manufacturer with respect to all customers generally).

11.

Covered Assets: An affiliate of Borrower, which is an experienced operator licensed, or using licensed personnel (including, without limitation, by subcontracting certain maintenance and administrative services), as applicable, as required by applicable law, is obligated to provide certain maintenance and administrative services associated with such Systems in accordance with the applicable servicing arrangement for such Subject Fund and the standards set forth in the Material Project Documents.

12.	Ownership and Liens: Such System and the related Customer Agreement have been assigned (i) to and are owned by the Lessor or Partnership (or such other ownership

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

arrangement acceptable to the Administrative Agent) within the Subject Fund, to which the Managing Member has an Equity Interest, or (ii) to Vivint Solar Owner I, LLC or another special purpose vehicle wholly-owned by Borrower related to an Other Non-Financed Structure, in each case of clause (i) and (ii) hereof, free and clear of all liens and encumbrances, except for Permitted Liens.

13.

Notices of Ownership:  An affiliate of Borrower has filed a precautionary fixture filing in respect of the related System or such other similar filing as may be required by applicable law including, without limitation, pursuant to Cal. Pub. Util. Code §§ 2868-2869; provided, however, that (i) certain of such filings may be released from time-to-time in order to assist the applicable Host Customer in a pending refinancing of such Host Customer’s mortgage loan or sale of home and (ii) such filings may not have been filed or maintained in a manner that would provide priority under applicable law over an encumbrance or owner of the real property subject to the filing.

14.

Insurance:  (i) If the applicable Subject Fund is a Partnership Flip Structure, the System is insured as specified under the Material Project Documents of such Subject Fund, or (ii) if the applicable Subject Fund is an Inverted Lease Structure or a Modified Inverted Lease Structure, Lessor is not aware of a breach of Lessee’s covenant to insure the System pursuant to the terms of the applicable tax equity documents.

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

APPENDIX 4

LIST OF MANAGING MEMBERS, SUBJECT FUNDS, CASH-SWEEP FUND DESIGNATIONS AND INVESTORS

Managing Member	Subject Fund(s)	Cash-Sweep Fund Category or Non-Cash-Sweep Fund	Investor
Vivint Solar Liberty Manager, LLC	Vivint Solar Liberty Master Tenant, LLC Vivint Solar Liberty Owner, LLC	[***]	[***]
Vivint Solar Margaux Manager, LLC	Vivint Solar Margaux Master Tenant, LLC Vivint Solar Margaux Owner, LLC	[***]	[***]
Vivint Solar Fund III Manager, LLC	Vivint Solar Fund III Master Tenant, LLC Vivint Solar Fund III Owner, LLC	[***]	[***]
Vivint Solar Nicole Manager, LLC	Vivint Solar Nicole Master Tenant, LLC Vivint Solar Nicole Owner, LLC	[***]	[***]
Vivint Solar Mia Manager, LLC	Vivint Solar Mia Project Company, LLC	[***]	[***]
Vivint Solar Aaliyah Manager, LLC	Vivint Solar Aaliyah Project Company, LLC	[***]	[***]
Vivint Solar Rebecca Manager, LLC	Vivint Solar Rebecca Project Company, LLC	[***]	[***]
Vivint Solar Hannah Manager, LLC[25]	Vivint Solar Hannah Project Company, LLC	[***]	[***]
Vivint Solar Elyse Manager, LLC	Vivint Solar Elyse Project Company, LLC	[***]	[***]
Vivint Solar Fund X Manager, LLC[26]	Vivint Solar Fund X Project Company, LLC	[***]	[***]

[25]

Vivint Solar Hannah Manager, LLC is (x) a limited liability company that elects to be treated as a corporation for federal income tax purposes and (y) part of the consolidated tax group of Vivint Solar, Inc.

[26]

Vivint Solar Fund X Manager, LLC is (x) a limited liability company that elects to be treated as a corporation for federal income tax purposes and (y) part of the consolidated tax group of Vivint Solar, Inc.

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

Vivint Solar Fund XIV Manager, LLC[27]	Vivint Solar Fund XIV Project Company, LLC	[***]	[***]
Vivint Solar Fund XI Manager, LLC	Vivint Solar Fund XI Project Company, LLC	[***]	[***]
Vivint Solar Fund XIII Manager, LLC	Vivint Solar Fund XIII Project Company, LLC	[***]	[***]

[27]

Vivint Solar Fund XIV Manager, LLC is (x) a limited liability company that elects to be treated as a corporation for federal income tax purposes and (y) part of the consolidated tax group of Vivint Solar, Inc.

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

APPENDIX 5

MATERIAL PROJECT DOCUMENTS

Liberty Fund

1.	Amended and Restated Operating Agreement of Vivint Solar Liberty Master Tenant, LLC, between the Investor named therein and Vivint Solar Liberty Manager, LLC, dated September 14, 2012
2.	Operating Agreement of Vivint Solar Liberty Owner, LLC, between Vivint Solar Liberty Master Tenant, LLC and Vivint Solar Liberty Manager, LLC, dated October 5, 2011
3.	Amended and Restated Equity Capital Contribution Agreement among Vivint Solar Developer, LLC, Vivint Solar Liberty Owner, LLC and Vivint Solar Liberty Manager, LLC, dated September 14, 2012
4.	Master Lease between Vivint Solar Liberty Owner, LLC and Vivint Solar Liberty Master Tenant, LLC, dated October 5, 2011, as amended by Amendment No. 1 to Master Lease dated June 20, 2012
5.

Maintenance Services Agreement between Vivint Solar Provider, LLC and Vivint Solar Liberty Owner, LLC, dated October 5, 2011, as amended by the First Amendment to Maintenance Services Agreement dated October 2, 2013

6.	Guaranty between the Investor named therein and Vivint Solar, Inc., dated October 5, 2011 and Extension of Deadline To Deliver Subordination Agreement Under Guaranty dated November 23, 2011

Margaux Fund

1.	Operating Agreement of Vivint Solar Margaux Master Tenant, LLC, between the Investor named therein and Vivint Solar Margaux Manager, LLC, dated October 3, 2012
2.	Operating Agreement of Vivint Solar Margaux Owner, LLC, between Vivint Solar Margaux Master Tenant, LLC and Vivint Solar Margaux Manager, LLC, dated October 3, 2012
3.	Equity Capital Contribution Agreement among Vivint Solar Developer, LLC, Vivint Solar Margaux Owner, LLC and Vivint Solar Margaux Manager, LLC, dated October 3, 2012
4.	Master Lease between Vivint Solar Margaux Owner, LLC and Vivint Solar Margaux Master Tenant, LLC, dated October 3, 2012

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

5.

Maintenance Services Agreement between Vivint Solar Provider, LLC and Vivint Solar Margaux Owner, LLC, dated October 3, 2012, as amended by the First Amendment to Maintenance Services Agreement dated October 2, 2013

6.	Guaranty between the Investor named therein and Vivint Solar, Inc., dated October 3, 2012

Caitlin Fund

2.

Operating Agreement of Vivint Solar Fund III Master Tenant, LLC, between the Investor named therein and Vivint Solar Fund III Manager, LLC, dated June 28, 2013, as amended by the First Amendment to Vivint Solar Fund III Master Tenant, LLC Operating Agreement, dated October 2, 2013

3.

Operating Agreement of Vivint Solar Fund III Owner, LLC, between Vivint Solar Fund III Master Tenant, LLC and Vivint Solar Fund III Manager, LLC, dated June 28, 2013, as amended by the First Amendment to Vivint Solar Fund III Owner, LLC Operating Agreement, dated October 2, 2013

4.

Equity Capital Contribution Agreement among Vivint Solar Developer, LLC, Vivint Solar Fund III Owner, LLC and Vivint Solar Fund III Manager, LLC, dated June 28, 2013, as amended by the First Amendment to Equity Capital Contribution Agreement, dated October 2, 2013

5.	Master Lease between Vivint Solar Fund III Owner, LLC and Vivint Solar Fund III Master Tenant, LLC, dated June 28, 2013, as amended by the First Amendment to Master Lease, dated October 2, 2013
6.	Maintenance Services Agreement between Vivint Solar Provider, LLC and Vivint Solar Fund III Owner, LLC, dated June 28, 2013
7.

Guaranty among the Investor named therein, Vivint Solar Fund III Master Tenant, LLC, Vivint Solar Developer, LLC, and Vivint Solar, Inc., dated June 28, 2013 and the Reaffirmation Agreement by Vivint Solar, Inc. and Vivint Solar Developer, LLC to the Investor named therein and Vivint Solar Fund III Master Tenant, LLC, dated October 2, 2013

Nicole Fund

1.	Operating Agreement of Vivint Solar Nicole Master Tenant, LLC, between the Investor named therein and Vivint Solar Nicole Manager, LLC, dated April 29, 2014

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

2.	Operating Agreement of Vivint Solar Nicole Owner, LLC, between Vivint Solar Nicole Master Tenant, LLC and Vivint Solar Nicole Manager, LLC, dated April 29, 2014
3.	Equity Capital Contribution Agreement among Vivint Solar Developer, LLC, Vivint Solar Nicole Owner, LLC and Vivint Solar Nicole Manager, LLC, dated April 29, 2014
4.	Master Lease between Vivint Solar Nicole Owner, LLC and Vivint Solar Nicole Master Tenant, LLC, dated April 29, 2014
5.	Maintenance Services Agreement between Vivint Solar Provider, LLC and Vivint Solar Nicole Owner, LLC, dated April 29, 2014
6.	Guaranty among the Investor named therein, Vivint Solar Nicole Master Tenant, LLC, Vivint Solar Developer, LLC, and Vivint Solar Holdings, Inc., dated April 29, 2014

Mia Fund

2.

Limited Liability Company Agreement of Vivint Solar Mia Project Company, LLC, between Vivint Solar Mia Manager, LLC and the original investor named therein, dated July 16, 2013, as assigned to the Investor named therein pursuant to the Assignment and Assumption Agreement among the original investor named therein as assignor, the Investor named therein as assignee, and Vivint Solar Mia Manager, LLC, dated September 30, 2013, and as amended by the First Amendment to Limited Liability Company Agreement dated September 12, 2013 and effective as of August 5, 2013, the Second Amendment to Limited Liability Company Agreement dated August 31, 2013 and the Third Amendment to Limited Liability Company Agreement dated April 15, 2015

3.

Development, EPC and Purchase Agreement among Vivint Solar Developer, LLC, Vivint Solar, Inc. and Vivint Solar Mia Project Company, LLC, dated July 16, 2013, as amended by the First Amendment to Development, EPC and Purchase Agreement dated January 13, 2014, the Second Amendment to Development, EPC and Purchase Agreement dated April 25, 2014 and the Third Amendment to Development, EPC and Purchase Agreement dated April 15, 2015

4.

Maintenance Services Agreement between Vivint Solar Provider, LLC and Vivint Solar Mia Project Company, LLC, dated July 16, 2013, as amended by the First Amendment to Maintenance Services Agreement, dated April 15, 2015

5.

Guaranty by Vivint Solar, Inc. in favor of the original investor named therein and Vivint Solar Mia Project Company, LLC, dated July 16, 2013, as assigned to the current Investor automatically by operation of Section 9 of the Guaranty

Aaliyah Fund

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

1.

Limited Liability Company Agreement of Vivint Solar Aaliyah Project Company, LLC, between Vivint Solar Aaliyah Manager, LLC and the Investor named therein, dated November 5, 2013, as amended by the First Amendment to Limited Liability Company Agreement of Vivint Solar Aaliyah Project Company, LLC dated January 13, 2014 and the Written Consent of the Members of Vivint Solar Aaliyah Project Company, LLC, dated February 13, 2014 and the Second Amendment to Limited Liability Company Agreement of Vivint Solar Aaliyah Project Company, LLC dated April 15, 2015

2.

Development, EPC and Purchase Agreement among Vivint Solar Developer, LLC, Vivint Solar, Inc. and Vivint Solar Aaliyah Project Company, LLC, dated November 5, 2013, as amended by the First Amendment to Development, EPC and Purchase Agreement dated January 13, 2014 and the Second Amendment to Development, EPC and Purchase Agreement dated February 13, 2014 and the Third Amendment to Development, EPC and Purchase Agreement dated April 15, 2015

3.

Maintenance Services Agreement between Vivint Solar Provider, LLC and Vivint Solar Aaliyah Project Company, LLC, dated November 5, 2013, as amended by the First Amendment to Maintenance Services Agreement, dated April 15, 2015

4.

Guaranty by Vivint Solar, Inc. in favor of the Investor named therein and Vivint Solar Aaliyah Project Company, LLC, dated November 5, 2013 and the Reaffirmation Agreement by Vivint Solar, Inc. in favor of the Investor named therein and Vivint Solar Aaliyah Project Company, LLC, dated January 15, 2014

Rebecca Fund

1.

Limited Liability Company Agreement of Vivint Solar Rebecca Project Company, LLC, between Vivint Solar Rebecca Manager, LLC and the Investor named therein, dated February 13, 2014, as amended by the First Amendment to Limited Liability Company Agreement of Vivint Solar Rebecca Project Company, LLC dated April 15, 2015

2.

Development, EPC and Purchase Agreement among Vivint Solar Developer, LLC, Vivint Solar, Inc. and Vivint Solar Rebecca Project Company, LLC, dated February 13, 2014, as amended by the First Amendment to Development, EPC and Purchase Agreement dated April 15, 2015

3.

Maintenance Services Agreement between Vivint Solar Provider, LLC and Vivint Solar Rebecca Project Company, LLC, dated February 13, 2014, as amended by the First Amendment to Maintenance Services Agreement, dated April 15, 2015

4.	Guaranty by Vivint Solar, Inc. in favor of the Investor named therein and Vivint Solar Rebecca Project Company, LLC, dated February 13, 2014

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

Hannah Fund

1.

Limited Liability Company Agreement of Vivint Solar Hannah Project Company, LLC, between Vivint Solar Hannah Manager, LLC and the Investor named therein, dated February 14, 2014, as amended by Amendment No. 1 to Limited Liability Company Agreement, dated March 28, 2014, Amendment No. 2 to Limited Liability Company Agreement dated June 30, 2014 and Amendment No. 3 to Limited Liability Company Agreement, dated June 16, 2015 but effective as of May 31, 2015

2.

Master EPC Agreement between Vivint Solar Developer, LLC and Vivint Solar Hannah Project Company, LLC, dated February 14, 2014, as amended by Amendment No. 1 to Master EPC Agreement, dated June 17, 2015 but effective as of May 31, 2015

3.	Maintenance Services Agreement between Vivint Solar Provider, LLC and Vivint Solar Hannah Project Company, LLC, dated February 14, 2014
4.	Guaranty by Vivint Solar, Inc. in favor of the Investor named therein, dated February 14, 2014

Elyse Fund

1.

Limited Liability Company Agreement of Vivint Solar Elyse Project Company, LLC, between Vivint Solar Elyse Manager, LLC and the Investor named therein, dated July 3, 2014, as amended by Amendment No. 1 to Limited Liability Company Agreement, dated July 22, 2014, Amendment No. 2 to Limited Liability Company Agreement, December 30, 2014, Amendment No. 3 to Limited Liability Company Agreement, dated May 11, 2015 and Amendment No. 4 to Limited Liability Company Agreement, dated June 30, 2015

2.

Master Engineering, Procurement and Construction Agreement between Vivint Solar Developer, LLC and Vivint Solar Elyse Project Company, LLC, dated July 3, 2014, as amended by Amendment No. 1 to Master Engineering, Procurement and Construction Agreement, dated July 22, 2014, Amendment No. 2 to Master Engineering, Procurement and Construction Agreement, dated December 30, 2014, Amendment No. 3 to Master Engineering, Procurement and Construction Agreement, dated May 11, 2015 and Amendment No. 4 to Master Engineering, Procurement and Construction Agreement, dated June 30, 2015

3.	Maintenance Services Agreement between Vivint Solar Provider, LLC and Vivint Solar Elyse Project Company, LLC, dated July 3, 2014
4.

Administrative Services Agreement between Vivint Solar Provider, LLC and Vivint Solar Elyse Project Company, LLC, dated July 3, 2014, as amended by Amendment No. 1 to the Administrative Services Agreement, dated June 30, 2015

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

5.	Guaranty by Vivint Solar, Inc. in favor of the Investor named therein, dated July 3, 2014

Fund X Fund

1.	Limited Liability Company Agreement of Vivint Solar Fund X Project Company, LLC, between Vivint Solar Fund X Manager, LLC and the Investor named therein, dated September 17, 2014
2.	Master Engineering, Procurement and Construction Agreement, between Vivint Solar Developer, LLC and Vivint Solar Fund X Project Company, LLC, dated September 17, 2014
3.	Maintenance Services Agreement, between Vivint Solar Provider, LLC and Vivint Solar Fund X Project Company, LLC, dated September 17, 2014
4.	Administrative Services Agreement, between Vivint Solar Provider, LLC and Vivint Solar Fund X Project Company, LLC, dated September 17, 2014
5.	Guaranty, by Vivint Solar, Inc. in favor of the Investor named therein, dated September 17, 2014

Fund XI Fund

1.

Limited Liability Company Agreement of Vivint Solar Fund XI Project Company, LLC, between Vivint Solar Fund XI Manager, LLC and the Investors named therein, dated February 13, 2015, as amended by the First Amendment to Limited Liability Company Agreement, dated May 7, 2015

2.	Master Engineering, Procurement and Construction Agreement, between Vivint Solar Developer, LLC and Vivint Solar Fund XI Project Company, LLC, dated February 13, 2015
3.	Maintenance Services Agreement, between Vivint Solar Provider, LLC and Vivint Solar Fund XI Project Company, LLC, dated February 13, 2015
4.	Administrative Services Agreement, between Vivint Solar Provider, LLC and Vivint Solar Fund XI Project Company, LLC, dated February 13, 2015
5.	Guaranty, by Vivint Solar, Inc. in favor of the Investors named therein, dated February 13, 2015

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

ARTICLE 32Fund XIII Fund

1.

Limited Liability Company Agreement of Vivint Solar Fund XIII Project Company, LLC, between Vivint Solar Fund XIII Manager, LLC and the Investor named therein, dated March 26, 2015, as amended by the First Amendment thereto, dated March 31, 2015, and as further amended by the Second Amendment thereto, dated June 24, 2015

2.

Master Engineering, Procurement and Construction Agreement, between Vivint Solar Developer, LLC and Vivint Solar Fund XIII Project Company, LLC, dated March 26, 2015, as amended by the First Amendment thereto, dated June 24, 2015

3.	Maintenance Services Agreement, between Vivint Solar Provider, LLC and Vivint Solar Fund XIII Project Company, LLC, dated March 26, 2015
4.	Administrative Services Agreement, between Vivint Solar Provider, LLC and Vivint Solar Fund XIII Project Company, LLC, dated March 26, 2015
5.	Guaranty, by Vivint Solar, Inc. in favor of the Investor named therein, dated March 26, 2015

Fund XIV Fund

1.

Limited Liability Company Agreement of Vivint Solar Fund XIV Project Company, LLC, between Vivint Solar Fund XIV Manager, LLC and the Investor named therein, dated December 18, 2014, as amended by Amendment No. 1 to Limited Liability Company Agreement, dated April 28, 2015

2.	Master EPC Agreement, between Vivint Solar Developer, LLC and Vivint Solar Fund XIV Project Company, LLC, dated December 18, 2014
3.	Maintenance Services Agreement, between Vivint Solar Provider, LLC and Vivint Solar Fund XIV Project Company, LLC, dated December 18, 2014
4.	Administrative Services Agreement, between Vivint Solar Provider, LLC and Vivint Solar Fund XIV Project Company, LLC, dated December 18, 2014
5.	Guaranty, by Vivint Solar, Inc. in favor of the Investor named therein, dated December 18, 2014

[***] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

APPENDIX 6

SYSTEM INFORMATION

The following information with respect to each applicable System is the “System Information”:

(a)	the applicable Subject Fund;
(b)	Host Customer (i) account reference numbers, and (ii) city, state and ZIP code;
(c)	type of agreement (i.e., power purchase agreement or lease agreement);
(d)	Host Customer FICO score;
(e)	Date(s) inspected by any Governmental Authority whose inspection is required (if applicable) and the outcome of such inspection;
(f)	PTO dates (as such dates become available);
(g)	Substantial Completion dates (as such dates become available);
(h)	Tranche presentation dates (as such dates become available);
(i)	The projected annual insolation with respect to the System for the first full year of operation of such System;
(j)	System size;
(k)	the length of the remaining term of the applicable Customer Agreement;
(l)	the model, make and manufacturer (as available after the Closing Date) of the solar panels and inverters used in the System;
(m)	if requested by the Administrative Agent from time to time:
•	the CAD design of such System;
•	the Solmetric PV Designer report and any available associated data with respect to such System;
•	the billing history of such System; and
•	the operational history of such System.

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APPENDIX 7

TAX EQUITY REPRESENTATIONS AND OTHER REPRESENTATIONS

Part I – Tax Equity Representations

As of the date that a Subject Fund is added to the Available Borrowing Base or pursuant to Section 3.3 or 3.4, with respect to such Subject Fund, the Borrower will make the following Eligibility Representations:

(a)the Managing Member (i) has entered into only one tax equity transaction, namely the applicable Tax Equity Structure, and (ii) owns no assets other than (x) its Equity Interests in the Subject Fund or Subject Funds related to such Tax Equity Structure as set forth on Schedule 4.1(x) and (y) its contractual rights arising from the Project Documents related to such Tax Equity Structure. All of the Material Project Documents for the Subject Fund that are in effect on such date are set forth on Appendix 5, and true, complete and correct copies of all such Material Project Documents have been delivered to the Administrative Agent.

(b)To the actual Knowledge of the Managing Member that is party to such agreement, the Subject Fund operating agreement(s) is (or are) in full force and effect and no material breach, default or event of default has occurred and is continuing under or in connection with (x) such Subject Fund operating agreement(s) or (y) the Subject Fund Guaranty (if any), except in either case to the extent that such breach, default or event of default could not reasonably be expected to have a Material Adverse Effect.

(c)Neither the Managing Member nor the Subject Fund has incurred any Debt or other obligations or liabilities, direct or contingent other than (i) with respect to the Managing Member, (x) the Debt and other obligations and liabilities arising under the Financing Documents and (y) contingent indemnification obligations and loans required to be made to the Subject Fund, in each case under clause (y), under the Subject Fund operating agreements, (ii) with respect to the Subject Fund, the Debt and other obligations and liabilities (including for Taxes) arising under or in relation to the Project Documents or (iii) Debt in accordance with Section 6.3 of the Loan Agreement and otherwise in connection with Permitted Liens. No claim with respect to the contingent indemnification obligations of the Managing Member under the Subject Fund operating agreement(s) has been asserted on or prior to the date hereof against the Managing Member and remains outstanding.

(d)No loan to the Subject Fund required or permitted to be made under the Subject Fund operating agreement(s) has been made and remains outstanding, except loans required to be made under a Subject Fund operating agreement that are set forth on Schedule A or that otherwise constitute Debt in accordance with Section 6.3 of the Loan Agreement. All preferred return payments required to be made on or prior to such date pursuant to the Subject Fund operating agreement(s) have been made.

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(e)Except as otherwise listed on Appendix 4, each of the Managing Members is a limited liability company that is disregarded for federal income tax purposes.

(f)Neither the Managing Member nor the Subject Fund is in breach or default under or with respect to any contractual obligation for or with respect to any outstanding amount or amounts payable under such contractual obligation that equals or exceeds $[***] individually or $[***] in the aggregate.

(g)Neither the Managing Member nor the Subject Fund has conducted any business other than the business contemplated by the Project Documents applicable to such Managing Member and the Subject Fund.

(h)The Managing Member has not been removed as Managing Member under the Subject Fund operating agreement(s) nor has the Managing Member given or received notice of an action, claim or threat of removal.

(i)No event has occurred under the Subject Fund operating agreement(s) that would allow the Investor or another member to remove, or give notice of removal, of the Managing Member.

(j)No event or circumstance occurred and is continuing that has resulted or could reasonably be expected to result in or trigger any limitation, reduction, suspension or other restriction on distributions to the Managing Member, which limitation, reduction, suspension or other restriction is set forth in the applicable Subject Fund operating agreement(s) (any such event or circumstance, a “Cash-Sweep Event”). For the avoidance of doubt, “Cash-Sweep Event” shall not include any insolation-, customer default-, or serial defect-related events or circumstances, or other events or circumstances, that are not addressed in the applicable Subject Fund operating agreement(s) as modifying the cash flow distributions under such operating agreement(s).

(k)There are no actions, suits, proceedings, claims or disputes pending or, to the Knowledge of the Borrower, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Subject Fund, the Managing Member or against either of their properties or revenues that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(l)No notice or action challenging the tax structure, tax basis validity, tax characterization or tax-related legal compliance of the Subject Fund or the tax benefits associated with the Subject Fund is ongoing or has been resolved in a manner materially adverse to the Subject Fund or Managing Member or, the Borrower’s Knowledge, any other member.

(m)The Subject Fund’s initial tax basis in its respective Systems was equal to

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the total purchase price paid by such Subject Fund for such Systems.

(n)Solely with respect to a Repeat Tax Equity Structure, (A) the Subject Fund uses a Tax Equity Structure that is on substantially similar terms as those previously approved by the Administrative Agent with respect to the same Investor (or an Affiliate of such Investor) and the Managing Member has provided the Administrative Agent with a written explanation of those terms that are not substantially similar to those of the previously approved transaction, (B) no change in law has occurred that would reasonably be expect to have a material adverse effect on the tax benefits associated with such Subject Fund and (C) any priority return payable to the Investor has not materially and adversely changed relative to that of the Subject Fund previously approved by the Administrative Agent.

Part II – Other Non-Financed Structure Representations

(a)The Subject Fund owns no assets other than the Systems and the contractual rights related thereto and has engaged in no other business (other than owning and managing the Systems).

(b)The Subject Fund operating agreement is in full force and effect and no material breach, default or event of default has occurred and is continuing under the Subject Fund operating agreement.

(c)The Subject Fund has not incurred any Debt or other obligations or liabilities, direct or contingent other than the Debt and other obligations and liabilities arising under the Financing Documents.

(d)No Debt has been or will be created, incurred, assumed or permitted under the Subject Fund operating agreement, other than the Debt arising under the Financing Documents.

(e)The Subject Fund is a limited liability company that is disregarded for federal income tax purposes and wholly owned by the Borrower.

(f)The Subject Fund is not in breach or default under or with respect to any contractual obligation for or with respect to any outstanding amount or amounts payable under such contractual obligation that equals or exceeds $[***] individually or $[***] in the aggregate.

(g)All revenue received by the Subject Fund shall at all times be distributed to the Borrower.

(h)There are no actions, suits, proceedings, claims or disputes pending or, to the Knowledge of the Borrower, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Subject Fund or its

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properties or revenues that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

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Schedule A

Subject Fund Required Loans

1.	Vivint Solar Nicole Master Tenant, LLC: outstanding operating deficit loan in an amount equal to $[***]
2.	Vivint Solar Fund XI Project Company, LLC: outstanding operating deficit loan in an amount equal to $[***]
3.	Vivint Solar Fund XIII Project Company, LLC: outstanding operating deficit loan in an amount equal to $[***]

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APPENDIX 8

SEPARATENESS PROVISIONS

The Borrower shall maintain its existence separate and distinct from any other Person, including taking the following actions:

(i)maintaining in full effect its existence, rights and franchises as a limited liability company under the laws of the formation state and obtaining and preserving its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and each other instrument or agreement necessary or appropriate to properly administer this Agreement and permit and effectuate the transactions contemplated hereby and thereby;

(ii)maintaining its own deposit accounts, separate from those of any other Person, any of its officers and their respective Affiliates;

(iii)conducting all material transactions between the Borrower and any of its Affiliates on an arm’s length basis and on a commercially reasonable basis;

(iv)conducting its affairs separately from those of any other Person, any of its officers or any of their respective Affiliates and maintaining accurate and separate books, records and accounts and financial statements;

(v)acting solely in its own limited liability company name and not that of any other Person, any of its officers or any of their respective Affiliates, and at all times using its own stationery, invoices and checks separate from those of any other Person, any of its officers or any of their respective Affiliates;

(vi)not holding itself out as having agreed to pay, or as being liable for, the, obligations of the Member or any of its respective Affiliates;

(vii)other than in connection with the Financing Documents, not pledging its assets or securing its liabilities for the benefit of any other Person or guarantee or becoming obligated for the debts of any other Person;

(viii)not acquiring any securities of any Member;

(ix)other than in connection with the Financing Documents and as expressly permitted by the Loan Agreement, not incurring, creating or assuming any indebtedness, and not making or granting liens on, or security interests in, any assets of the Company;

(x)maintaining all of its assets in its own name and not commingling its assets with those of any other Person;

(xi)paying its own operating expenses and other liabilities out of its own funds;

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(xii)observing all limited liability company formalities, including maintaining meeting minutes or records of meetings and acting on behalf of itself only pursuant to due authorization, required hereby and by the Certificate;

(xiii)maintaining adequate capital for the normal obligations reasonably foreseeable in light of its contemplated business operations;

(xiv)paying its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its own assets;

(xv)prior to the Independent Member Termination Date, at all times having an Independent Member;

(xvi) holding itself out to the public as a legal entity separate and distinct from any other Person; and

(xvii) correcting any known misunderstanding regarding its separate identity.

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APPENDIX 9

APPROVED MANUFACTURERS

Panels

•	First Solar
•	Yingli
•	Trina
•	Canadian Solar
•	ReneSola
•	REC Solar
•	Sharp
•	Kyocera
•	Solarworld
•	SunPower
•	LG Solar USA
•	Suniva Inc.

Inverters

•	Enphase
•	SolarEdge
•	SMA
•	Fronius
•	Kaco
•	Schneider
•	Xantrex
•	PowerOne
•	Advanced Energy
•	Solectria

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APPENDIX 10

APPROVED FORM AGREEMENTS

[To come]

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APPENDIX 11

TAX EQUITY STRUCTURE CHARACTERISTICS

Part I – Partnership Flip Structure.

The following are characteristics of a “Partnership Flip Structure” for purposes of the Agreement:

2.Borrower or an affiliate shall have formed a limited liability company (the “Subject Fund”) that has been formed for the sole purpose of owning solar photovoltaic systems that have been leased to or are producing power for sale to host customers (the “Systems”).

3.The Subject Fund operating agreement provides that the Subject Fund will make no election to be treated other than as a partnership for federal tax purposes.

4.The Limited Liability Company Agreement of the Subject Fund (the “LLCA”) provides for two classes of limited liability company interests – for purposes of this Part I, “Class A Units” and “Class B Units.”

5.The tax equity investor (the “Investor”) owns the Class A Units (as holder thereof, the “Class A Member”) and a wholly owned subsidiary of the Borrower owns the Class B Units (as holder thereof, the “Class B Member”).  The Class A Member and the Class B Member are collectively referred to herein as the “Members.”

6.Class B Member has been appointed as the initial managing member of the Subject Fund (in such capacity, the “Manager”).

7.Manager is solely responsible for the management of the Systems and the Subject Fund subject to certain customary approval rights of the Class A Member.  The Subject Fund shall be prohibited from incurring any indebtedness above a limit specified in the Subject Fund operating agreement without the Class A Member’s consent and from incurring or granting or suffering to exist any liens on its assets other than such liens in the ordinary course of such business that are customarily permitted without the Class A Member’s consent.

8.The LLCA provides a standard of care that requires the Manager to manage the Subject Fund in accordance with prudent industry standards or to at all times act in good faith and in the best interests of the Subject Fund.

9.The Subject Fund has acquired each System pursuant to an agreement (the “EPC Contract”) with an affiliate of the Borrower (the “Seller”).  Each System was acquired prior to it receiving permission to operate from the applicable interconnecting utility.

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10.Cash available for distribution to the Members will be distributed at least quarterly (or annually with respect to certain items) in accordance with an agreed upon priority, subject to customary exceptions (including, without limitation, end of year true-up and curative flip allocations).

11.After certain criteria have been satisfied, the Class B Member will have the option to purchase all of the Class A Units from the Class A Member for a stated amount or pursuant to an agreed methodology (which may include a purchase price equal to the greater of (x) the fair market value of the Class A Units or (y) an amount necessary to cause the Class A Member to reach its Target IRR).

12.Pursuant to the LLCA or a valid, enforceable and irrevocable consent of the Class A Member, each of the Required Permissive Transfer Provisions set forth in Exhibit J is satisfied.

13.The LLCA may not be amended without the written consent of each Member.

14.Class B Member’s obligation to indemnify the Class A Member, if any, will be limited to customary indemnities for breach of the LLCA or bad acts, standard tax indemnities (but not structure or tax ownership) and environmental indemnities. Any such obligation to indemnify the Class A Member is guaranteed by Borrower Member or Vivint Solar Parent.

15.No provision in the LLCA would require or cause the Class B Member to forfeit, transfer or otherwise divest itself of such Member’s economic interest in the Subject Fund.

16.The Project Documents require the Subject Fund to appoint and maintain an operations and maintenance provider for each System, and the Subject Fund is in compliance with such requirements of the Project Documents.

17.The LLCA identifies fixed tax assumptions regarding the treatment of the Subject Fund as a partnership, tax ownership of the Systems, depreciation, allocations of income and loss, and economic substance and requires that the investor’s return be calculated in accordance with the fixed tax assumptions and that tax returns be prepared in accordance with the fixed tax assumptions.

18.Solely for a Partnership Flip Structure submitted after the Closing Date, any priority return payable to the Investor has not materially and adversely changed relative to that of any Partnership Flip Structure previously approved by the Administrative Agent.

Part II – Inverted Lease Structure

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The following are characteristics of an “Inverted Lease Structure” for purposes of the Agreement:

1.Borrower or an Affiliate has formed a limited liability company solely for the purpose of owning solar photovoltaic systems that have been leased to or are producing power for sale to host customers (the “Systems”) (such entity, the “Lessor”).

2.One or more tax equity investors (the “Investor”) or an Affiliate has formed a limited liability company solely for the purpose of leasing the Systems from the Lessor and managing the Systems (the “Lessee”).

3.The operating agreement of the Lessor provides that such entity will be disregarded from Manager for tax purposes and that such entity will not make a “check the box” election.

4.The Investor owns all of the equity interests in the member(s) of the Lessee (the “Lessee Member”).

5.A wholly-owned subsidiary of the Borrower (the “Manager”) owns all of the equity interests of the Lessor.

6.Manager has been appointed as the initial managing member of the Lessor and is solely responsible for the management of the Lessor.

7.Manager has been appointed as the initial manager of the Lessee.

8.Manager is solely responsible for the management of the Systems and the Lessee subject to certain customary approval rights of the Lessee Member.  The Lessor and the Lessee are prohibited from incurring any indebtedness above a limit specified in the Lessor’s operating agreement or the Lessee’s operating agreement, as applicable, without the Lessee Member’s consent and from incurring or granting or suffering to exist any liens on its assets other than ordinary course liens that are customarily permitted.

9.Both the Lessor’s operating agreement and the Lessee’s operating agreement provide a standard of care that requires the Manager to manage the Lessor and Lessee, respectively, in accordance with prudent industry standards or to at all times act in good faith and in the best interests of the Lessor and Lessee, as applicable.

10.The Lessor has acquired each System pursuant to an agreement (the “ECCA”) with an Affiliate of the Borrower (the “Seller”).  Each System was acquired prior to it receiving permission to operate from the applicable interconnecting utility.  Lessee has leased each System from Lessor pursuant to a lease agreement (the “Master Lease”).  A portion of the

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rent or power payments paid to the Lessee by the host customers is used to pay rent to the Lessor under the Master Lease.

11.The ECCA and Master Lease may not be amended without the written consent of Lessor.

12.Cash available for distribution from the Lessor to the Manager will be distributed at least quarterly (or annually with respect to certain items) in accordance with the agreed upon priority.  The Lessor has elected to pass through the ITC benefits to the Lessee.

13.At least a portion of rent will be paid by the Lessee to the Lessor as an operating expense ahead of any distributions to Lessee Member.

14.Pursuant to an agreement with the Investor, Lessee Member and/or Lessee (as applicable), or a valid, enforceable and irrevocable consent of such Person, each of the applicable Required Permissive Transfer Provisions set forth in Exhibit J is satisfied.

15.Neither Manager nor an Affiliate of Manager has assumed any structural or tax ownership risk in respect of any Subject Fund under any Project Document other than as a result of Manager’s or its Affiliate’s breach or default.

16.Manager’s obligation to indemnify the Lessee Member will be limited to customary indemnities for breach or bad acts, standard tax indemnities (but not structure or tax ownership) and environmental indemnities. Any such obligation to indemnify the Lessee Member is guaranteed by Borrower Member or Vivint Solar Parent.

Part III – Modified Inverted Lease Structure

The following are characteristics of a “Modified Inverted Lease Structure” for purposes of the Agreement:

1.

Borrower or an affiliate has formed two limited liability companies, one for the sole purpose of owning solar photovoltaic systems that have been leased to or are producing power for sale to host customers (the “Systems”) (such entity, the “Owner”) and one for the sole purpose of leasing the Systems from the Owner and managing the Systems (the “Master Tenant”).

2.	Each of the Master Tenant operating agreement and the Owner operating agreement provides that such entity will not elect to be treated other than as a partnership for federal tax purposes.
3.	The Limited Liability Company Agreement of the Owner (the “Owner LLCA”) and the Limited Liability Company Agreement of the Master Tenant (the “Master Tenant

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LLCA”), as modified by a consent that has been accepted by the Administrative Agent, provides for two classes of limited liability company interests – for purposes of this Part II.A, the “Class A Units” and “Class B Units.”

4.

The tax equity investor (the “Investor”) owns the Class A Units of the Master Tenant (as holder thereof, the “Master Tenant Class A Member”) and a wholly owned subsidiary of the Borrower owns the Class B Units of the Master Tenant (as holder thereof, the “Master Tenant Class B Member”).  The Master Tenant Class A Member and the Master Tenant Class B Member are collectively referred to herein as the “Master Tenant Members.”

5.	Master Tenant Class B Member has been appointed as the initial managing member of the Master Tenant (in such capacity, the “Master Tenant Manager”).
6.

The Master Tenant owns the Class A Units of the Owner (as holder thereof, the “Owner Class A Member” and together with the Master Tenant Class A Member, collectively, the “Class A Members” and each a “Class A Member”) and the same entity that owns the Class B Units of the Master Tenant owns the Class B Units of the Owner (as holder thereof, the “Owner Class B Member” and together with the Master Tenant Class B Member, collectively, the “Class B Members” and each a “Class B Member”).  The Owner Class A Member and the Owner Class B Member are collectively referred to herein as the “Owner Members.”

7.

Owner Class B Member has been appointed as the initial managing member of the Owner (in such capacity, the “Owner Manager”).  The Master Tenant Manager and the Owner Manager are collectively referred to herein as the “Managers” and each, a “Manager.”

8.

Master Tenant Manager is solely responsible for the management of the Systems and the Master Tenant subject to certain customary approval rights of the Master Tenant Class A Member.  Owner Manager is solely responsible for the management of the Owner subject to certain customary approval rights of the Owner Class A Member, which also requires the approval of the Master Tenant Class A Member.  Both the Owner and the Master Tenant are prohibited from incurring any indebtedness above a limit specified in the Owner LLCA or the Master Tenant LLCA, as applicable, without the applicable Class A Member’s consent and from incurring or granting or suffering to exist any liens on its assets other than ordinary course liens that are customarily permitted.

9.	Profits, losses and deductions are generally allocated between the Members in proportion to their respective percentages interests as set forth in the applicable LLCA.

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10.

Both the Owner LLCA and the Master Tenant LLCA provide a standard of care that requires the applicable Manager to manage the Subject Fund in accordance with prudent industry standards or to at all times act in good faith and in the best interests of the Owner or Master Tenant, as applicable.

11.

The Owner has acquired each System pursuant to an agreement (the “ECCA”) with an affiliate of the Borrower (the “Seller”).  Each System was acquired prior to it receiving permission to operate from the applicable interconnecting utility.  Master Tenant has leased each System from Owner pursuant to a lease agreement (the “Master Lease”).  A portion of the rent or power payments paid to the Master Tenant by the host customers is used to pay rent to the Owner under the Master Lease.

12.

Cash available for distribution to the Owner Members will be distributed at least quarterly (or annually with respect to certain items) in accordance with the agreed upon priority in the Owner LLCA.  Owner has elected to pass through the ITC benefits to Master Tenant.

13.

Cash distributions in the form of rent will be paid by the Master Tenant to the Owner as an operating expense.  Cash available for distribution to the Master Tenant Members will be distributed at least quarterly in accordance with the agreed upon priority in the Master Tenant LLCA.

14.

After the end of the recapture period, the Master Tenant Class B Member will have the option to purchase all of the Class A Units in the Master Tenant from the Master Tenant Class A Member for an amount equal to the sum of (x) a stated price equal to the projected fair market value of the Class A Units and (y) any accrued but unpaid priority return and prepaid priority return. Neither the Owner LLCA nor the Master Tenant LLCA provide for a right of first refusal or offer in favor of either Class A Member in respect of any potential transfer of the Class B Units in either the Owner or the Master Tenant.

15.

Pursuant to each LLCA or a valid, enforceable and irrevocable consent of the Class A Member and/or Master Tenant, as applicable, each of the applicable Required Permissive Transfer Provisions set forth in Exhibit J is satisfied.

16.	Neither the Owner LLCA nor the Master Tenant LLCA may be amended without the written consent of each Owner Member or Master Tenant Member, as applicable.
17.

No Managing Member or Affiliate of a Managing Member has assumed any structural or tax ownership risk in respect of any Subject Fund under any Project Document other than as a result of such Managing Member’s or Affiliates breach or default.

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18.

Each Class B Member’s obligation to indemnify the applicable Class A Member will be limited to customary indemnities for breach of the LLCA or bad acts, standard tax indemnities (but not structure or tax ownership) and environmental indemnities. Any such obligation to indemnify the Class A Member is guaranteed by Borrower Member or Vivint Solar Parent.

19.

Solely for an Inverted Lease Structure submitted after the Closing Date, any priority return payable to the Investor has not materially and adversely changed relative to that of any Inverted Lease Structure previously approved by the Administrative Agent.

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